                                                                   EXHIBIT 10.19

                           STOCK PURCHASE AGREEMENT

                         Dated as of January 25, 1999

                                by and between

                              DIVERSA CORPORATION

                                      and

                             NOVARTIS AGRIBUSINESS
                         BIOTECHNOLOGY RESEARCH, INC.

                               Table Of Contents

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1.   Definitions..........................................................     1
2.   Purchase and Sale of Shares..........................................     4
     2.1  Authorization of the Series E Preferred Stock...................     4
     2.2  Purchase and Sale of the Series E Shares........................     4
     2.3  Purchase and Sale of the IPO Shares.............................     4
3.   Closing..............................................................     4
     3.1  Place and Time..................................................     4
     3.2  Deliveries by the Company.......................................     5
     3.3  Deliveries by the Investor......................................     5
     3.4  IPO Closing.....................................................     5
4.   Representations and Warranties of the Company........................     6
     4.1  Organization of the Company; Authorization......................     6
     4.2  Capitalization..................................................     6
     4.5  Litigation......................................................     9
     4.6  Proprietary Rights..............................................     9
     4.7  Compliance with Law.............................................     9
     4.8  No Brokers, Finders or Investment Bankers.......................     9
     4.9  Disclosure......................................................     9
5.   Representations and Warranties of the Investor.......................    10
     5.1  Authorization...................................................    10
     5.2  Investment Representations......................................    10
     5.3  Investor's Acknowledgment as to Information.....................    11
     5.4  No Brokers, Finders or Investment Bankers.......................    11
6.   Covenants of Investor................................................    11
     6.1  Standstill Provision............................................    11
     6.2  Agreement Not to Sell...........................................    11
     6.3  Market Stand-Off Provision......................................    12
7.   Confidentiality......................................................    12
8.   Conditions to the Investor's Obligations.............................    12
     8.1  No Injunction...................................................    12
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                               Table Of Contents
                                  (Continued)

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     8.2   Representations, Warranties and Agreements.....................    12
     8.3   Regulatory Approvals...........................................    12
     8.4   Other Consents.................................................    13
     8.5   Secretary of State Certificates................................    13
     8.6   Secretary's Certificate of the Company.........................    13
     8.7   Resolutions....................................................    13
     8.8   Compliance Evidence............................................    13
9.   Conditions to the Company's Obligations..............................    13
     9.1   No Injunction..................................................    13
     9.2   Representations, Warranties and Agreements.....................    13
     9.3   Regulatory Approvals...........................................    14
     9.4   Other Consents.................................................    14
     9.5   Secretary's Certificate of the Investor........................    14
     9.6   Resolutions....................................................    14
     9.7   Compliance Evidence............................................    14
     9.8   Payment of Purchase Price......................................    14
10.  Miscellaneous........................................................    14
     10.1  Notices........................................................    14
     10.2  Service of Process.............................................    15
     10.3  Expenses.......................................................    15
     10.4  Payment........................................................    15
     10.5  Captions.......................................................    16
     10.6  Attorneys' Fees................................................    16
     10.7  No Waiver......................................................    16
     10.8  Exclusive Agreement; Amendment.................................    16
     10.9  Severability...................................................    16
     10.10 Assignment.....................................................    16
     10.11 Successors and Assigns.........................................    16
     10.12 Counterparts...................................................    16
     10.13 Governing Law..................................................    17
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                                      ii.
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                               Table Of Contents
                                  (Continued)

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     10.14 Memorandum Regarding Purchase Price............................    17
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                                     iii.

                           Stock Purchase Agreement


     Stock Purchase Agreement dated as of January 25, 1999 (this "Agreement"), by and between Novartis Agribusiness Biotechnology Research, Inc., a Delaware corporation (the "Investor"), and Diversa Corporation, a Delaware corporation (the "Company").

                                R E C I T A L S

     Whereas, the Company and the Investor are parties to that certain Collaboration Agreement dated as of even date herewith (the "Collaboration Agreement") pursuant to which the Company and the Investor will collaborate on the projects described therein; and

     Whereas, in connection with such collaboration, the Company wishes to issue and sell to the Investor, and the Investor wishes to purchase from the Company, shares of the Company's capital stock, subject to and upon the terms and conditions hereinafter set forth.

     Now, Therefore, in consideration of the foregoing and of the respective covenants and undertakings hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.   Definitions.

     As used in this Agreement, the following terms have the meanings specified or referred to in this Section 1.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Business" shall mean the business, operations and assets of the Company.

     "By-Laws" shall mean the by-laws of the Company.

     "Certificate of Incorporation" shall mean the Seventh Restated Certificate of Incorporation in substantially the form attached hereto as Exhibit A.

     "Closing" shall have the meaning set forth in Section 3.1.

     "Closing Date" shall mean the date and time of the Closing.

     "Collaboration Agreement" shall have the meaning set forth in the recitals to this Agreement.

     "Common Stock" shall mean the common stock, $.001 par value, of the Company.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Company Closing Documents" shall mean all the documents, instruments and writings required by this Agreement to be delivered by the Company at the Closing.

                                      1.

     "Contemplated Transactions" shall mean the transactions contemplated by this Agreement.

     "Encumbrance" shall mean any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, except for transfer restrictions imposed by the Securities Act or the Exchange Act and state securities laws.

     "Equity Stock" shall have the meaning set forth in Rule 3a11-1 under the Exchange Act.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "GAAP" shall mean generally accepted accounting principles of the United States.

     "Governmental Body" shall mean any United States or state government body, any agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

     "Investor" shall have the meaning set forth in the first paragraph of this Agreement.

     "IPO" and "IPO Shares" shall have the meanings set forth in Section 2.3.

     "IPO Closing" and "IPO Closing Date" shall have the meanings set forth in
Section 3.4.

     "Non-Scientific Founders" shall mean Gary Friedman and Dr. Peter Korn.

     "Person" shall mean any individual, corporation, partnership, a limited liability company, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.

     "Proprietary Rights" shall mean all patents, patent applications, patent licenses, trademarks, tradenames, trade secrets, service marks, brand marks, brand names, copyrights, copyright applications, inventions, technologies, know-how, formulae, processes, names and likeness owned or licensed by the Company.

     "Purchase Price" shall have the meaning set forth in Section 2.2.

     "Restated Stockholders' Agreement" shall mean the Amended and Restated Stockholders' Agreement, amending and restating the Stockholders' Agreement in substantially the form attached hereto as Exhibit B, to be entered into by and among the Company and certain holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock of the Company as of the Closing Date.

     "Restated Voting Agreement" shall mean the Amended and Restated Voting Agreement, amending and restating the Voting Agreement in substantially the form attached hereto as Exhibit C, to be entered into by and among the Company, certain holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock

                                      2.

and Series E Preferred Stock and certain of the holders of Common Stock of the Company as of the Closing Date.

     "Restricted Stock Agreements" shall mean the Restricted Stock Agreements dated December 21, 1994 between the Company and each of the Scientific Founders and the Non-Scientific Founders and the Restricted Stock Agreement dated December 15, 1994 between the Company and Barry Marrs.

     "Restricted Stock Option Agreements" shall mean the Restricted Stock Option Agreements dated December 21, 1994 between the Company and each of the Scientific Founders and the Non-Scientific Founders and the Restricted Stock Option Agreement dated December 19, 1994 between the Company and Barry Marrs.

     "Scientific Founders" shall mean Dr. Melvin Simon, Dr. Jeffrey H. Miller, Dr. Karl Stetter and William A. Haseltine.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, $.001 par value per share, of the Company.

     "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $.001 par value per share, of the Company.

     "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock, $.001 par value per share, of the Company.

     "Series D Preferred Stock" shall mean the Series D Convertible Preferred Stock, $.001 par value per share, of the Company.

     "Series E Preferred Stock" shall mean the Series E Convertible Preferred Stock, $.001 par value per share, of the Company.

     "Series E Shares" shall have the meaning set forth in Section 2.2.

     "Stockholders' Agreement" shall mean the Stockholders' Agreement dated as of May 13, 1996, as amended on July 14, 1997 and October 22, 1997, by and among the Company and certain holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company.

     "Voting Agreement" shall mean the Voting Agreement dated as of May 13, 1996, as amended on July 14, 1997 and October 22, 1997, by and among the Company, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and certain of the holders of Common Stock of the Company.

                                      3.

2.   Purchase and Sale of Shares.

     2.1 Authorization of the Series E Preferred Stock. On or before the Closing, the Company shall adopt and file with the Secretary of State of the State of Delaware the Certificate of Incorporation. The Series E Preferred Stock shall have the voting powers, dividend rights, liquidation rights, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, set forth in the Certificate of Incorporation, the terms of which are incorporated herein by reference as though set forth herein in full.

     2.2 Purchase and Sale of the Series E Shares. Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 3, the Company shall issue, sell and deliver to the Investor, and the Investor shall purchase from the Company, 5,555,556 shares of Series E Preferred Stock (the "Series E Shares"), free and clear of all Encumbrances, for the purchase price of $12,500,001 (the "Purchase Price"). The Purchase Price shall be paid by the Investor to the Company at the Closing in immediately available funds by wire transfer or by delivery of bank cashier's checks or certified checks or by such other form as approved by the Company.

     2.3 Purchase and Sale of the IPO Shares. Subject to the terms and conditions hereof, at the time that the Company completes an initial underwritten public offering of its Common Stock (an "IPO") in which the Company realizes aggregate net proceeds of at least $10,000,000, the Investor shall have the right to purchase from the Company that number of shares of the Company's Common Stock having an aggregate value of up to 10% of the aggregate gross proceeds of the IPO (the "IPO Shares"), to be issued and sold in a private placement to close simultaneously with the completion of the IPO, at the price per share to the public in the IPO. The Company shall provide prompt written notice to the Investor of the proposed IPO and the Investor shall have 20 days following the date of such notice from the Company to exercise its right to purchase the IPO shares by providing written notice to the Company, which notice shall specify the anticipated number of IPO shares to be purchased (subject to adjustment based on the actual gross proceeds of the IPO and the actual price per share to the public in the IPO). If the Investor does not provide written notice to the Company within such 20-day period or provides written notice to the Company within such 20-day period that it does not wish to purchase the IPO shares, then the Investor shall have no further right to purchase shares from the Company, unless the Company does not complete the proposed IPO within nine months of the date of the Company's notice of such proposed IPO, in which case the Investor will again have the right set forth in this Section 2.3. If the Investor provides written notice to the Company of its election to purchase the IPO Shares within such 20-day period, then the Investor shall purchase from the Company, and the Company shall issue and sell to the Investor, the IPO Shares in a private placement to close simultaneously with the closing of the IPO.

3.   Closing.

     3.1 Place and Time. The closing of the sale and purchase of the Series E Shares pursuant to Section 2.2 (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California, at 10:00 a.m. (San Diego time) on

                                      4.

January 4, 1999 following the satisfaction of the conditions set forth in Sections 8 and 9, or at such other place, date and time as the parties may agree in writing.

     3.2 Deliveries by the Company. At the Closing, the Company shall deliver the following to the Investor:

          (a) A certificate representing the Series E Shares delivered pursuant to Section 2.2, duly registered in the name of the Investor.

          (b)  The documents set forth in Section 8.

          (c)  The Restated Stockholders' Agreement.

          (d)  The Restated Voting Agreement.

          (e) All other documents, instruments and writings required by this Agreement to be delivered by the Company at the Closing.

     3.3 Deliveries by the Investor. At the Closing, the Investor shall deliver the following to the Company:

          (a) A wire transfer of immediately available US dollar funds in the amount of the Purchase Price to an account designated by the Company not less than two (2) days prior to the Closing.

          (b)  The documents set forth in Section 9.

          (c)  An executed signature page to the Restated Stockholders'
Agreement.

          (d)  An executed signature page to the Restated Voting Agreement.

          (e) All other documents, instruments and writings required by this Agreement to be delivered by the Investor at the Closing.

     3.4 IPO Closing. Subject to the terms of Sections 8 and 9, the closing of the sale and purchase of the IPO Shares under this Agreement (the "IPO Closing") shall be held at the time and date of the completion of the IPO (the "IPO Closing Date") at the offices of Cooley Godward, 4365 Executive Drive, Suite 1100, San Diego, California, or at such time and place as the Company and the Investor may agree. At the IPO Closing, subject to the terms and conditions hereof, the Company shall deliver to the Investor a stock certificate registered in the name of Investor representing the IPO Shares, dated as of the IPO Closing Date, against payment of the purchase price therefor by wire transfer of immediately available US dollar funds to an account designated by the Company not less than two (2) days prior to the IPO Closing.

                                      5.

4.   Representations and Warranties of the Company.

     The Company represents and warrants to the Investor as follows:

     4.1  Organization of the Company; Authorization.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement, the Restated Stockholders' Agreement and the Restated Voting Agreement and to perform all of its obligations hereunder and thereunder, and to own or lease its properties and to engage in its business as presently conducted. The Company is duly qualified and in good standing as a foreign corporation under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has no subsidiaries, nor does it own any equity interest in, or control directly or indirectly, any other entity.

          (b) The execution, delivery and performance of this Agreement, the Restated Stockholders' Agreement and the Restated Voting Agreement by the Company have been authorized by all necessary action and constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

     4.2  Capitalization.

          (a) As of the Closing, the authorized Equity Stock of the Company will consist of (i) 82,472,584 shares of Common Stock, of which 5,347,322 shares are issued and outstanding, (ii) 10,501,000 shares of Series A Preferred Stock, of which 10,000,000 shares are issued and outstanding, (iii) 24,566,184 shares of Series B Preferred Stock, all of which are issued and outstanding, (iv) 844,444 shares of Series C Preferred Stock, all of which are issued and outstanding, (v) 24,809,555 shares of Series D Preferred Stock, all of which are issued and outstanding, and (vi) 5,555,556 shares of Series E Preferred Stock, none of which are issued and outstanding (excluding the Series E Shares). All of such issued and outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

          (b) A true and complete list of the holders of record of all issued and outstanding Equity Stock of the Company on the date hereof and reflecting the issuance of the Series E Shares on the Closing Date, including the number of shares of Equity Stock owned by each such holder, and the number of shares of Equity Stock reserved by the Company for each specified purpose is set forth on
Schedule 4.2 hereto.

          (c) The issuance of the Series E Shares to be issued to the Investor hereunder simultaneously with the Closing and the shares of Common Stock issuable upon conversion of the Series E Shares have been or will be on or prior to the Closing duly authorized. The Company has or will on or prior to the Closing duly reserve for issuance the shares of Common Stock issuable upon conversion of the Series E Shares. No further approval or authorization of the stockholders or the directors of the Company, of any Governmental Body or foreign governmental body or of any other Person is required for the issuance and sale of the Series E Shares or the shares of Common Stock issuable on conversion thereof. When paid for by, and issued to, the Investor, the Series E Shares will be validly issued, fully paid and non-assessable,

                                      6.

and, except as set forth in this Agreement, the Restated Stockholders' Agreement, the Restated Voting Agreement or the Certificate of Incorporation or under applicable law, will not be subject to any restriction on use, voting or transfer. The Series E Preferred Stock will have the designations, preferences and relative participating, optional and other special rights as set forth in the Certificate of Incorporation. The shares of Common Stock issuable to the Investor upon conversion of the Series E Shares will, upon conversion of the Series E Shares in accordance with the Certificate of Incorporation, be validly issued, fully paid and non-assessable, and, except as set forth in this Agreement, the Restated Stockholders' Agreement, the Restated Voting Agreement or the Certificate of Incorporation or under applicable law, will not be subject to any restriction on use, voting or transfer. Assuming the truth of the Investor's representations and warranties contained in Section 5, the offer, sale and issuance of the Series E Shares (and any shares of Common Stock issuable on conversion thereof) are exempt from the registration requirements of the Securities Act and applicable state securities laws.

          (d) Except as set forth in Schedule 4.2 hereto, there are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale, purchase, redemption, voting or transfer by the Company of any Equity Stock or other securities of the Company or any rights outstanding which permit or allow the holder thereof to cause the Company to file a registration statement or which permit or allow the holder thereof to include securities of the Company in a registration statement filed by the Company, other than the rights granted pursuant to the Restricted Stock Agreements, Restricted Stock Option Agreements, the Restated Stockholders' Agreement and the Restated Voting Agreement. There are no preemptive or other similar rights with respect to any Equity Stock of the Company except rights granted under the Stockholders' Agreement. None of the outstanding Equity Stock or other securities of the Company was issued in violation of the Securities Act, or the securities or blue sky laws of any state. The Company has delivered to the Investor copies of the certificate of incorporation and by-laws (or other governing instrument) of the Company, as currently in effect.

          (e) In the event of the IPO, the Company will update the capitalization information set forth in subsections (a) through (d) above to the IPO Closing Date.

     4.3 No Conflict as to the Company. Neither the execution and delivery of this Agreement, the Restated Stockholders' Agreement or the Restated Voting Agreement, nor the issuance of the Series E Shares or the Common Stock issuable on conversion thereof will (a) violate any provision of the Certificate of Incorporation or By-Laws of the Company or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any material Encumbrance upon any property or assets of the Company under, any material agreement to which the Company is a party or by which the Company or any of its property is bound, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to the Company.

                                      7.

     4.4 Financial Statements; Financial Position; Absence of Undisclosed Liabilities.

          (a) The Company has delivered to the Investor a copy of the Company's audited financial statements as of December 31, 1997 and for the fiscal year then ended, together with the notes thereto (the "Annual Financial Statements"), and a balance sheet of the Company as of October 31, 1998 (such balance sheet shall hereafter be referred to as the "Current Balance Sheet") and the related income statement for the fiscal quarter then ended (the "Current Financial Statements"; the Current Financial Statements together with the Annual Financial Statements are collectively referred to herein as the "Financial Statements"). Except as set forth on Schedule 4.4 hereto, the Financial Statements (i) present fairly the financial condition of the Company as of their respective dates and the results of operations for their respective periods (subject to, in the case of the Current Financial Statements, year-end and audit adjustments), (ii) were prepared in accordance with the books and records of the Company, (iii) are true and correct and complete and (iv) present fairly the financial position and related results of operations of the Company as of the times and for the periods referred to therein, in accordance with GAAP consistently applied throughout the period involved and prior periods. Furthermore, except as set forth in Schedule
4.4 hereto, the Company hereby confirms that there have been no changes during the periods covered in the Financial Statements in the Company's accounting principles and practices.

          (b) As of the date hereof, except as set forth on Schedule 4.4 hereto, (i) the Company has no indebtedness or liabilities of any nature (matured or unmatured, fixed or contingent, direct or indirect, as guarantor or in any other capacity) which are not set forth on the Current Balance Sheet, and
(ii) all reserves established by the Company and set forth on the Current Balance Sheet are adequate for the purposes for which they were established.

          (c) Except as described elsewhere in this Agreement or as set forth on Schedule 4.4 hereto, since the date of the Current Balance Sheet:

               (i) the Company has not entered into any transaction which was not in the ordinary course of its business;

               (ii) there has been no material adverse change in the Business of the Company;

               (iii) there has been no damage to, or destruction or loss of, physical property (whether or not covered by insurance) which may have a material adverse effect on the Business of the Company;

               (iv) the Company has not declared or paid any cash dividend or made any distribution on its securities, or redeemed, purchased, or otherwise acquired any of its securities;

               (v) the Company has not received any notice that there has been a loss of, or cancellation of a material order by, any customer of the Company;

               (vi) there has been no resignation or termination of employment of any key employee of the Company;

                                      8.

               (vii) there has been no borrowing or agreement to borrow by the Company or change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise or grant of a mortgage or security interest in any properties of the Company;

               (viii) there has not been any payment of any obligation or liability other than current liabilities paid in the ordinary course of business; and

               (ix) there has been no sale, assignment, transfer or encumbrance of any tangible asset of the Company except in the ordinary course of business and no sale, assignment, transfer or encumbrance of any Proprietary Right or other intangible asset of the Company or, to the knowledge of the Company, any unauthorized disclosure of any proprietary confidential information of the Company.

     4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no litigation arbitration, claim, action, suit, governmental or other proceeding (formal or informal) or investigation pending with respect to the Company or any of its businesses, properties or assets, or, to the Company's knowledge, any of its directors, officers or employees to the extent such proceeding relates to the business of the Company. Except as set forth in Schedule 4.5 hereto, the Company is not subject to any judgment, order or decree.

     4.6 Proprietary Rights. To the Company's current actual knowledge, (a) the Company has sufficient ownership or rights to all patents, patent applications, trademarks, copyrights, trade secrets and other proprietary rights necessary for its business as currently conducted and (b) the Company has received no claims or charges that the Company's business as currently conducted infringes any patents, patent applications, trademarks, copyrights, trade secrets or other propriety rights of third parties.

     4.7 Compliance with Law. Except as set forth on Schedule 4.7 hereto, the operations of the Company have been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of all Governmental Bodies having jurisdiction over the Company. The Company has not received any notification of any asserted present or past failure by the Company to comply with any such laws, rules or regulations.

     4.8  No Brokers, Finders or Investment Bankers.  Except as set forth in
Schedule 4.8 hereto, neither the Company nor any of its officers or directors has employed any broker, or investment banker or incurred any liability which remains unsatisfied for any brokerage or finder's fees or commissions or similar payments in connection with this Agreement or the Contemplated Transactions.

     4.9 Disclosure. No representations or warranties by the Company in this Agreement and no statement contained in any document (including, without limitation, the financial statements, certificates, or other writing furnished or to be furnished to the Investor or any of its representatives pursuant to the provisions hereof or in connection with the Contemplated Transactions) contains any untrue statement of material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Documents delivered or to be delivered to the Investor

                                      9.

pursuant to this Agreement are true and complete copies of what they purport to be. Any projections or budgets with respect to the Company furnished to the Investor or any of its representatives pursuant to the provisions hereof or in connection with the Contemplated Transactions, have been prepared with reasonable care, are based on good faith estimates and assumptions, and represent good faith projections of results of operations to be achieved for the periods covered by such projections or budgets. The Company does not warrant that the projections can or will be achieved.

5.   Representations and Warranties of the Investor.

     The Investor represents and warrants to the Company as follows:

     5.1 Authorization. The Investor has the full power and authority to enter into this Agreement, the Restated Stockholders' Agreement and the Restated Voting Agreement and to perform all of its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the Restated Stockholders' Agreement and the Restated Voting Agreement by it have been duly authorized by all necessary action and constitute valid and binding obligations of the Investor, enforceable against it in accordance with their terms. The execution, delivery and performance of this Agreement, the Restated Stockholders' Agreement and the Restated Voting Agreement by the Investor does not violate any provision of the governing instrument of the Investor, conflict with or constitute a default under any material agreement, indenture or instrument to which the Investor is a party or by which it or its property is bound or violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to the Investor.

     5.2 Investment Representations. The Investor has knowledge and experience in financial and business matters sufficient to enable it to evaluate the merits and risks of an investment in the Series E Shares and the IPO Shares. The Investor has assets sufficient to enable it to bear the economic risk of its investment in the Series E Shares and the IPO Shares and has assets in excess of Five Million Dollars ($5,000,000). The Investor is acquiring the Series E Shares and the IPO Shares for its own account and not with a present view to, or for sale in connection with, any distribution thereof. The Investor understands that: the Series E Shares (and the Common Stock issuable upon conversion thereof) have not been, and the IPO Shares will not be, registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) thereof; the Series E Shares (and the Common Stock issuable upon conversion thereof) have not been, and the IPO Shares will not be, registered under applicable state securities laws by reason of their issuance in a transaction exempt from such registration requirements; and the Series E Shares (and the Common Stock issuable upon conversion thereof) and the IPO Shares may not be sold or otherwise disposed of unless registered under the Securities Act and applicable state securities laws (the Company being under no obligation so to register such Series E Shares, the Common Stock issuable on conversion thereof or the IPO Shares) or exempted from registration. The Investor further understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act is not presently available with respect to the Series E Shares, the Common Stock issuable upon conversion thereof and the IPO Shares.

                                      10.

     5.3 Investor's Acknowledgment as to Information. The Investor or its representatives have received from the Company such information as they requested with respect to the Company as the Investor has deemed necessary and relevant in connection with the Contemplated Transactions, and the Investor has had the opportunity, directly or through such representatives, to ask questions of and receive answers from persons acting on behalf of the Company necessary to verify the information so obtained.

     5.4 No Brokers, Finders or Investment Bankers. Neither the Investor nor any of its officers or directors has employed any broker, finder or investment banker or incurred any liability which remains unsatisfied for any brokerage or finder's fees or commissions or similar payments in connection with this Agreement or the Contemplated Transactions.

6.   Covenants of Investor.

     6.1 Standstill Provision. From and after the date of this Agreement, the Investor shall not, and shall cause its affiliates not to, in any manner, singly or as part of a partnership, limited partnership, syndicate or other "Group" (within the meaning of Section 13(d)(3) of the Exchange Act), directly or indirectly, acquire, or offer or agree to acquire, record ownership or beneficial ownership in the aggregate greater than 9.9% of the shares of capital stock of the Company, including but not limited to any securities convertible into or exchangeable for capital stock or any other right to acquire capital stock from the Company or any other person (i.e., on a fully-diluted basis), without the prior written consent of the Company; provided, however, that this clause shall not apply to (a) any securities obtained or purchased by Investor pursuant to rights set forth in this Agreement, including but not limited to the Series E Shares, the Common Stock issuable upon conversion thereof and the IPO Shares, and (b) any securities issued with respect to the Series E Shares or the IPO Shares pursuant to a stock split, stock dividend, recapitalization or reclassification approved by the Company's Board of Directors; and provided, further, that this clause shall not apply to any securities of the Company held indirectly by the Investor through one or more investments in any of the Stockholders listed, as of the date hereof, on the Restated Stockholders' Agreement, so long as neither Investor, nor any of its affiliates, exercises "control" (within the meaning of Rule 12b-2 promulgated under the Exchange Act) with regard to such Stockholder.

     6.2 Agreement Not to Sell. The Investor hereby covenants and agrees that it will not, nor will it permit any of its affiliates (including parents, subsidiaries or other related entities) to, directly or indirectly sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose or any of the Series E Shares, the Common Stock issuable upon conversion thereof or the IPO Shares without the prior written consent of the Company during the period from the Closing Date or the IPO Closing Date, as applicable, through the later of (a) completion of the work conducted under all Project Plans under the Collaboration Agreement; or (b) the earlier of (i) the fifth anniversary of the date of this Agreement or (ii) the second anniversary of the IPO Closing Date. In order to enforce the provisions of this Section 6.2, the Company may impose stop-transfer instructions with respect to the securities held by the Investor and its affiliates that are subject to the foregoing restriction until the end of such period.

                                      11.

     6.3 Market Stand-Off Provision. The Investor agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Securities Act (which period shall not exceed 180 days), the Investor shall not, to the extent requested by the Company, directly or indirectly sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by the Investor at any time during such period. In order to enforce the provisions of this Section 6.3, the Company may impose stop-transfer instructions with respect to the securities held by the Investor and its affiliates that are subject to the foregoing restriction until the end of such period.

7.   Confidentiality.

     All information heretofore or hereafter furnished to the Investor by the Company or on the Company's behalf under this Agreement or in connection with the Contemplated Transactions shall be deemed Confidential Information, as defined in Section 7.1 of the Collaboration Agreement, and the provisions of
Section 7 of the Collaboration Agreement (which are hereby incorporated herein by reference) shall apply to all such Confidential Information.

8.   Conditions to the Investor's Obligations.

     The obligations of the Investor to effect the Closing or the IPO Closing, as applicable, shall be subject to the satisfaction at or prior to the Closing or the IPO Closing, as applicable, of the following conditions, any one or more of which may be waived by the Investor:

     8.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of any or all of the Contemplated Transactions.

     8.2 Representations, Warranties and Agreements. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date or the IPO Closing Date, as applicable, with the same force and effect as though made at such time; provided, however, that the representations and warrants shall be modified as required to reflect changes occurring between the date of this Agreement and the Closing Date or the IPO Closing Date, as applicable. The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date or the IPO Closing Date, as applicable. The Investor shall have received a certificate as to the foregoing signed by the Chief Executive Officer of the Company.

     8.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary in the good faith judgment of the Investor for the consummation of any or all of the Contemplated Transactions to be effected at the Closing and the IPO Closing, respectively, shall have been obtained and shall be in full force.

                                      12.

     8.4 Other Consents. Consents or waivers from parties other than Governmental Bodies that are required in connection with the consummation of any or all of the Contemplated Transactions shall have been obtained and shall be in full force.

     8.5 Secretary of State Certificates. The Investor shall have received (i) a copy of the Certificate of Incorporation certified as of a recent date by the Secretary of State of Delaware, and (ii) Certificates of the Secretary of State of the State of Delaware with respect to the Company, and of each state in which the Company is qualified to do business as a foreign corporation, as of a recent date showing the Company to be validly existing or qualified as a foreign corporation in its states of existence and qualification, as the case may be, and in good standing.

     8.6 Secretary's Certificate of the Company. The Investor shall have received a Certificate of the Secretary of the Company, certifying (i) that no document has been filed relating to or affecting the Certificate of Incorporation of the Company after the date of the Certificate of the Secretary of State of Delaware furnished pursuant to Section 8.5, (ii) that attached to the Certificate is a true and complete copy of By-Laws of the Company, as in full force and effect, and (iii) the names and true signatures of each officer of the Company who has been authorized to execute and deliver this Agreement, the Restated Stockholders' Agreement, the Restated Voting Agreement and any other document required hereunder or thereunder to be executed and delivered by or on behalf of the Company.

     8.7 Resolutions. The Investor shall have received certified copies of resolutions duly adopted by the Company's Board of Directors (and stockholders, if necessary) authorizing the execution and delivery of this Agreement, the Restated Stockholders' Agreement, the Restated Voting Agreement and each of the other Company Closing Documents, the amendment and restatement of the certificate of incorporation of the Company to authorize the Series E Shares, the issuance and sale of the Series E Shares, the issuance and sale of the IPO Shares, the reservation of the shares of Common Stock issuable upon conversion of the Series E Shares and the performance of the Contemplated Transactions and certifying that such resolutions were duly adopted, are in full force and effect and have not been rescinded or amended.

     8.8 Compliance Evidence. The Investor shall have received such certificates, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 8.

9.   Conditions to the Company's Obligations.

     The obligations of the Company to effect the Closing or the IPO Closing, as applicable, shall be subject to the satisfaction at or prior to the Closing or the IPO Closing, as applicable, of the following conditions, any one or more of which may be waived by the Company.

     9.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of any or all of the Contemplated Transactions.

     9.2 Representations, Warranties and Agreements. The representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material

                                      13.

respects as of the date of this Agreement and as of the Closing Date or the IPO Closing Date, as applicable, with the same force and effect as though made at such time. The Investor shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to the Closing Date or the IPO Closing Date. The Company shall have received a certificate as to the foregoing signed by an officer of the Investor.

     9.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary in the good faith judgment of the Investor for the consummation of any or all of the Contemplated Transactions to be effected at the Closing and the IPO Closing, respectively, shall have been obtained and shall be in full force and effect.

     9.4 Other Consents. Consents or waivers from parties other than Governmental Bodies that are required in connection with the consummation of any or all of the Contemplated Transactions shall have been obtained and shall be in full force.

     9.5 Secretary's Certificate of the Investor. The Company shall have received a Certificate of the Secretary of the Investor, certifying the names and true signatures of each officer of the Investor who has been authorized to execute and deliver this Agreement, the Restated Stockholders' Agreement, the Restated Voting Agreement and any other document required hereunder or thereunder to be executed and delivered by or on behalf of the Investor.

     9.6 Resolutions. The Company shall have received certified copies of resolutions duly adopted by the Investor's Board of Directors (and stockholders, if necessary) authorizing the execution and delivery of this Agreement, the Restated Stockholders' Agreement, the Restated Voting Agreement and each of the other documents to be delivered by the Investor hereunder and certifying that such resolutions were duly adopted, are in full force and effect and have not been rescinded or amended.

     9.7 Compliance Evidence. The Company shall have received such certificates, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 9.

     9.8 Payment of Purchase Price. At the Closing, Investor shall have tendered delivery of the Purchase Price as specified in Section 2.2 herein. At the IPO Closing, the Investor shall have tendered delivery of the purchase price for the IPO Shares as specified in Section 2.3.

10.  Miscellaneous.

     10.1 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or
(c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other

                                      14.

addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties complying as to delivery with this Section 10.1):

If to the Company:

     Diversa Corporation
     10665 Sorrento Valley Road
     San Diego, CA 92121
     Fax No.: (619) 623-5180
     Attention: Chief Executive Officer

with a copy to:

     Cooley Godward LLP
     4365 Executive Drive
     Suite 1100
     San Diego, CA 92121
     Fax No.: (619) 453-3555
     Attention: M. Wainwright Fishburn, Jr., Esq.

If to the Investor:

     Novartis Agribusiness Biotechnology Research, Inc.
     3054 Cornwallis Road
     Research Triangle Park, NC 27709
     Fax No.: (919) 541-8585
     Attention: Dr. Juanjo Estruch

with a copy to:

     Novartis Seeds, Inc.
     7240 Holsclaw Road
     Gilroy, CA 95020-8027
     Fax No.: (408) 848-8129
     Attention: Allen E. Norris, Esq.

     10.2 Service of Process. Process in any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement against any of the parties, may be served on any party anywhere in the world, whether within or without the State of California and may also be served upon any party in the manner provided for giving of notices to it in Section 10.1.

     10.3 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

     10.4 Payment. A wire transfer or delivery of a check shall not operate to discharge any obligation of payment under this Agreement and is accepted subject to collection.

                                      15.

     10.5 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

     10.6 Attorneys' Fees. In any action or proceeding brought by a party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover the reasonable costs and expenses incurred by it in connection with that action or proceeding (including, but not limited to, attorneys' fees).

     10.7 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     10.8 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated except by a written instrument executed by the party or parties against whom enforcement thereof is sought.

     10.9 Severability. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

     10.10 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party; provided that, after the Closing, the Investor may upon ten (10) days prior written notice to the Company, assign this Agreement to any of its affiliates (as defined by Rule 405 promulgated under the Securities Act) without the prior written consent of the Company.

     10.11 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided for in this Agreement.

     10.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

                                      16.

     10.13 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal laws of the State of California, without regard to the conflicts of law principles thereof.

     10.14 Memorandum Regarding Purchase Price. A memorandum setting forth certain agreements by Diversa and the Investor with regard to the Purchase Price is attached hereto as Exhibit D.




                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      17.

     In Witness Whereof, the parties hereto have executed this Agreement on the date first above written, in the case of corporations by their respective officers thereunto duly authorized.


                                        Diversa Corporation

Dated:____________________________      By:____________________________
                                        Name:__________________________
                                        Title:_________________________


                                        Novartis Agribusiness
                                         Biotechnology Research, Inc.

Dated:____________________________      By:____________________________
                                        Name:__________________________
                                        Title:_________________________

                                      18.

                               List of Schedules

Schedule No.                  Title
------------                  --------------------------------------------------

Schedule 4.2                  Capitalization

Schedule 4.4                  Undisclosed Liabilities

Schedule 4.5                  Litigation

Schedule 4.7                  Compliance with Law

Schedule 4.8                  Brokers, Finders or Investment Bankers

                                      iv.

                               List of Exhibits

Exhibit                       Title
------------                  --------------------------------------------------

Exhibit A                     Seventh Restated Certificate of Incorporation

Exhibit B                     Amended and Restated Stockholders' Agreement

Exhibit C                     Amended and Restated Voting Agreement

Exhibit D                     Memorandum Regarding Stock Purchase Agreement

                                      v.

                     SCHEDULES TO STOCK PURCHASE AGREEMENT

                                [SEE ATTACHED]

                            SCHEDULE OF EXCEPTIONS

     This Schedule of Exceptions, dated as of the Closing Date, is made and given pursuant to Section 4 of the Stock Purchase Agreement by and between Diversa Corporation (the "Company") and Novartis Agribusiness Biotechnology Research, Inc. (the "Investor"), dated as of January 25, 1999 (the "Agreement").

     The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires. In addition, any summaries or descriptions of agreements that may be contained herein are intended to serve as identifying aids to such agreements and are not meant to be complete descriptions of all of the material terms to such agreements. All information set forth in the Schedules and Exhibits to the Agreement are deemed incorporated by reference into this Schedule of Exceptions.

      SCHEDULE 4.4(a)  FINANCIAL STATEMENTS; FINANCIAL POSITION; ABSENCE
                          OF UNDISCLOSED LIABILITIES.


     Effective with the 1995 fiscal year end, the Company changed its fiscal year end from a calendar year end method to a fiscal year ending on the closest Saturday to December 31 (also commonly called a 52/53 week fiscal year end method). Effective with the 1997 fiscal year end, the Company changed its fiscal year end from the 52/53 week fiscal year end method to the calendar year end method. These changes in accounting method caused no material change in the financial results that would have been reported for such periods.

                         SCHEDULE 4.2 - CAPITALIZATION

                              DIVERSA CORPORATION
                             CAPITAILIZATION TABLE
                       Actual Prior To Series E Closing

[*]

FOOTNOTES:
----------
(a) [*]

(b) [*]

(c) [*]

* CONFIDENTIAL TREATMENT REQUESTED

                         SCHEDULE 4.2 - CAPITALIZATION

                              DIVERSA CORPORATION
                             CAPITALIZATION TABLE
                       Projected After Series E Closing


* CONFIDENTIAL TREATMENT REQUESTED


FOOTNOTES:
---------

(a)  [*]

(b)  [*]

(c)  [*]

      SCHEDULE 4.4(b)  FINANCIAL STATEMENTS; FINANCIAL POSITION; ABSENCE
                          OF UNDISCLOSED LIABILITIES.


     None

      SCHEDULE 4.4(c)  FINANCIAL STATEMENTS; FINANCIAL POSITION; ABSENCE
                          OF UNDISCLOSED LIABILITIES.


     None

                           SCHEDULE 4.5  LITIGATION.

     On August 4, 1997, the Company announced it had changed its name to Diversa Corporation. On August 7, 1997 the Company received a letter from Diversa Chemical Technologies, Inc. ("DCT") threatening legal action if the Company continued to use the name Diversa. The Company, through its legal counsel, has responded in writing to such correspondence, but has not received any further communications from DCT or its counsel. The date of the Company's trademark applications with the U.S. Patent and Trademark Office for the Diversa mark predate those of DCT, and the Company believes it has the right to use the name Diversa and has continued to do so.

     On November 13, 1996, the Company received a letter from counsel to Dr. Peter Lucchesi regarding a disputed amount of $18,750 allegedly owed under a consulting agreement between the Company and Dr. Lucchesi. To date, the Company has not received any further communications from Dr. Lucchesi or his counsel, and the Company has taken no further actions with regard to this matter.

                      SCHEDULE 4.7  COMPLIANCE WITH LAW.

     In connection with U.S. Department of Labor Inspection Number 102944774 of the Sharon Hill, Pennsylvania facility, the Company received a Citation and Notice of Penalty (the "Citation") for apparent violations of OSHA Regulations. The Company was fined $700 and has taken remedial action to correct the conditions identified in the Citation. The Company no longer occupies this facility.

     In connection with a County of San Diego Department of Environmental Health (the "DEH") inspection of the La Jolla, California facility, conducted on January 31, 1996, the Company received a Notice of Violation for apparent violations of the California Code of Regulations. The Company took remedial action and was notified by the DEH in a letter dated March 4, 1996 that the Notice of Violation had been closed out. The Company no longer occupies this facility.

     In connection with a DEH inspection of the La Jolla, California facility, conducted on May 6, 1996, the Company was notified of two violations. The Company has taken remedial action to correct the violations. The Company no longer occupies this facility.

     In connection with a DEH inspection of the San Diego, California facility conducted on May 1, 1997, the Company was notified of three minor violations. The Company has taken remedial action to correct these violations. No penalty was assessed for these minor violations.

     In connection with a DEH inspection of the San Diego, California facility conducted on July 13, 1998, the Company was notified of five minor violations. The Company has taken remedial action to correct these violations. No penalty was assessed for these minor violations.

           SCHEDULE 4.8  NO BROKERS, FINDERS OR INVESTMENT BANKERS.


     None.

                                   Exhibit A

                SEVENTH RESTATED CERTIFICATE OF INCORPORATION

                                    Seventh
                     Restated Certificate of Incorporation
                                      of
                              Diversa Corporation

     Diversa Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

     First:   The name of the Corporation is Diversa Corporation. A Certificate
of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of State of Delaware on December 21, 1992. The Corporation was originally incorporated under the name Industrial Genome Sciences, Inc. A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 20, 1994. A Second Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 20, 1994. A Certificate of Amendment of the Second Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 7, 1995. A Certification of Designation of the Corporation was filed with the Secretary of State of Delaware on March 7, 1995. A Certificate of Amendment of the Second Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 24, 1995. A Certificate of Amendment of the Second Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 11, 1996. A Third Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 7, 1996. A Certificate of Amendment of the Third Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on August 22, 1996. A Second Certificate of Amendment of the Third Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on August 22, 1996. A Third Certificate of Amendment was filed with the Secretary of State of Delaware on December 3, 1996. A Fourth Certificate of Amendment was filed with the Secretary of State of Delaware on June 9, 1997. A Fourth Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on July 10, 1997. A Certificate of Amendment of the Fourth Restated Certificate of Incorporation was filed on August 14, 1997, changing the name of the Corporation from Recombinant BioCatalysis, Inc. to Diversa Corporation. A Fifth Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on October 17, 1997. A Sixth Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on August 24, 1998.

     Second: This Seventh Restated Certificate of Incorporation which restates, amends and supersedes the Certificate of Incorporation of the Corporation as originally filed and thereafter amended and restated as described in First above, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of
Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing).

                                      1.

     Third: The text of the Certificate of Incorporation of the Corporation is hereby restated, amended and superseded to read in its entirety as follows:

                                  ARTICLE I.

                                     Name

     The name of the corporation is Diversa Corporation

                                  ARTICLE II.

                                    Purpose

     The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

                                 ARTICLE III.

                                 Capital Stock

     1. Authorization, Designation and Amount. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 148,749,323 consisting of 66,276,739 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of which 10,501,000 shares shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), 24,566,184 shall be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), 844,444 shall be designated "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"), 24,809,555 shall be designated "Series D Convertible Preferred Stock" (the "Series D Preferred Stock") and 5,555,556 shall be designated "Series E Convertible Preferred Stock" (the "Series E Preferred Stock"), and 82,472,584 shares of Common Stock, par value $.001 per share (the "Common Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of the Preferred Stock, and the Common Stock shall be as set forth in this Article III, or with respect to any shares as to which the powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions have not been set forth in this Article III, the Board of Directors of the Corporation is expressly authorized to the fullest extent permitted by law, at any time and from time to time; to divide the authorized and unissued shares into classes or series, or both, and to provide for the powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the shares of the class or series. The number of authorized shares of Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding, plus that number of shares reserved for purposes of effecting the conversion of the Series Preferred Stock into Common Stock) by the affirmative vote of the holders of 75% of (i) the issued and outstanding Common Stock (voting together with the holders of Series Preferred Stock in accordance with Sections A.6(a), B.6(a), C.6(a), D.6(a) and E.6(a) hereof), (ii) the issued and outstanding Series Preferred Stock and (iii) any other class

                                      2.

or series of capital stock entitled to vote, irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law.

     PART A.   Series A Convertible Preferred Stock.

          1. Terms. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series A Preferred Stock shall be as set forth herein.

          2. Ranking. The Corporation's Series A Preferred Stock shall rank, as to dividends and upon redemption and Liquidation, (x) pari passu with the Series B and Series D Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but, with respect to Liquidation, only to the extent provided in Section A.4 hereof and with respect to redemption, only to the extent provided in Section A.8 hereof), and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking of the Series A, Series B and Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together. The Series A Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

          3.   Dividends.

               a. Dividends are payable on the Series A Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series A Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series A Preferred Stock and each outstanding share of Series B and Series D Preferred Stock, so that all outstanding shares of Series A, Series B and Series D Preferred Stock will participate equally with each other ratably per share.

               b. So long as any Series A Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series A Preferred Stock, unless prior thereto or simultaneously therewith (A) all dividends and distributions previously declared on the Series A Preferred Stock and (B) any cumulative dividends in accordance with Section A.3(d) hereof shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

               c. If the Board of Directors declares dividends or other distributions (other than on Liquidation) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series A Preferred Stock in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall

                                      3.

simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series A Preferred Stock, so that all outstanding shares of Series A Preferred Stock will participate ratably with the shares of Common Stock and the shares of each other class or series of stock ranking pari passu with or junior to the Series A Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series A Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

               d. From and after the Series A Preferred Fifth Anniversary Date and until the date of the consummation of the Corporation's first Public Offering, the Series A Preferred Stock will be entitled, pari passu with the Series B and Series D Preferred Stock, to dividends, to be paid quarterly, in cash or in kind at the discretion of the Board of Directors, at an annual rate of five percent (5%) of the Series A Preferred Original Purchase Price (or such greater amount of dividends as such Series A Preferred Stock would be entitled to if such Series A Preferred Stock were converted into Common Stock), as adjusted for any combinations or divisions or similar recapitalizations affecting the Series A Preferred Stock after the Series A Preferred Original Issuance Date, payable on the first day of January, April, July and October (and any dividends payable to holders of Series A Preferred Stock which are not paid shall be cumulative). Upon conversion of any Series A Preferred Stock, all accrued but unpaid cumulative dividends and any declared but unpaid dividends shall be paid in cash, or in additional shares of Common Stock at the Series A Preferred Conversion Price then in effect in the discretion of the Board of Directors. Nothing in this Section A.3(d) shall be deemed to limit the rights of the Series A Preferred Stock under Sections A.3(b) and A.3(c) hereof.

          4.   Rights on Liquidation, Dissolution, Winding-Up.

               a. With respect to rights on Liquidation, the Series A Preferred Stock shall rank (x) pari passu with the Series B and Series D Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but only to the extent provided in this Section A.4) and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking upon Liquidation of the Series A, Series B and Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together.

               b. In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Series C Preferred Stockholders, Series E Preferred Stockholders or the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series A Preferred Stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series B and Series D Preferred Stockholders, an amount per share equal to the Series A Preferred Original Purchase Price whether from capital, surplus or earnings, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

                                      4.

               c. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section A.4(b) hereof and to pay to the Series B and Series D Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Sections B.4(b) and D.4(b) hereof, then the Series A, Series B and Series D Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A, Series B or Series D Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof.

               d. In the event of any Liquidation, after payment shall have been made to (i) the Series A, Series B and Series D Preferred Stockholders of the full amount to which they shall be entitled pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof, respectively, and (ii) the Series C and Series E Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section C.4(b) and E.4(b) hereof, respectively, with respect to each other class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) ranking on Liquidation junior to such Series A Preferred Stock (in descending order of seniority), the Series A, Series B and Series D Preferred Stockholders, as a class, shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock, which amount shall be distributed ratably among the Series A Preferred Stockholders in an equal amount per share of the Series A Preferred Stock then outstanding and among the Series B Preferred Stockholders in an equal amount per share of the Series B Preferred Stock then outstanding and among the Series D Preferred Stockholders in an equal amount per share of the Series D Preferred Stock then outstanding. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series D Preferred Stockholders and each class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) junior to the Series A Preferred Stock the full amounts to which they shall be entitled pursuant to the immediately preceding sentence, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably with each such other class or series of capital stock in any distribution of assets according to the respective preferential amounts fixed for the Series A Preferred Stock (pursuant to Section A.4(b) hereof), the Series B Preferred Stock (pursuant to Section B.4(b) hereof) and the Series D Preferred Stock (pursuant to Section D.4(b) hereof), and each such junior class or series of capital stock (pursuant to the applicable terms thereof), which would be payable in respect of the shares held by them upon such distribution if all such preferential amounts payable on or with respect to such shares were paid in full.

               e. In the event of any Liquidation, after payment shall have been made to the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, Series D Preferred Stockholders and the Series E Preferred Stockholders of the full amount to which they shall be entitled as aforesaid, and after payment shall have made of the respective preferential amounts of all other classes and series of capital stock ranking senior to the Common Stock, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably (calculated with respect to such Series A, Series B and Series D Preferred Stock as provided in the next sentence) with the holders of Common Stock in all

                                      5.

remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid pursuant to this Section A.4(e) upon any such Liquidation, each share of Series A, Series B and Series D Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

          5.   Merger, Consolidation, etc.

               a. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

               b. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

               c. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

          6.   Voting.

               a. General. In addition to the rights otherwise provided for herein or by law, the Series A Preferred Stockholders shall be entitled to vote, together with the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote or action of the Series A Preferred Stockholders voting together as a separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series A Preferred Stock shall entitle the holder thereof to one vote per

                                      6.

share for each share of Common Stock (including fractional shares) into which each share of Series A Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b.   Election of Board of Directors.

                    (i) In addition to the rights specified in Sections A.6(a), B.6(a), C.6(a) and D.6(a) hereof, the holders of a majority in voting power of the Series A, Series B, Series C and Series D Preferred Stock, voting together as a separate class or in such other manner as the holders of the Series A, Series B, Series C and Series D Preferred Stock shall agree among themselves in the Stockholders' Agreement, shall have the exclusive right to elect to the Board of Directors of the Corporation that number of directors which shall be equal to a majority of the total number of directors on the Board of Directors at any given time. In any election of Preferred Directors pursuant to this Section A.6(b) and Sections B.6(b), C.6(b) and D.6(b), each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded up to the nearest one-tenth of a share. The voting rights of the Series A, Series B, Series C and Series D Preferred Stockholders contained in this Section A.6(b) and Sections B.6(b), C.6(b) and D.6(b) may be exercised at a special meeting of the Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the Stockholders of the Corporation, or by written consent of the holders of Series Preferred Stock in lieu of a meeting. The Preferred Directors elected pursuant to this Section A.6(b) and Sections B.6(b), C.6(b) and D.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

                    (ii) Notwithstanding anything to the contrary contained in Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof, if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, the Series A, Series B, Series C and Series D Preferred Stockholders, voting together as a separate class, shall have the right to elect all of the members of the Board of Directors of the Corporation.

                    (iii) A vacancy in the directorships to be elected pursuant to Sections A.6(b)(i)-(ii), B.6(b)(i)-(ii), C.6(b)(i)-(ii) and D.6(b)(i)-(ii)
hereof (including any vacancy created on account of an increase in the number of directors on the Board of Directors) may be filled only by vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of a meeting in accordance with Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof or, with respect to a Preferred Director, as provided for in the Stockholders' Agreement.

               c. Protective Provisions. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

                    (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to

                                      7.

receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

                   (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

                   (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

                   (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

                   (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

                   (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

                   (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

                   (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

                   (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

                   (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

                   (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

                   (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any

                                      8.

mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section A.6(c) and Sections B.6(c), C.6(c), D.6(c) and E.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

          7.   Conversion.

               a.   Right to Convert.

                    (i) Any Series A Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series A Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series A Preferred Stock so converted equal to the quotient of the Series A Preferred Original Purchase Price divided by the Series A Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

                    (ii) (a) Any Series A Preferred Stock that remains unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series A Preferred Stock with respect to Series A Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section A.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section A.7(a)(ii)(c) hereof, shall cease and the shares of Series A Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                         (b)  The Corporation shall promptly send by first-class
mail, postage prepaid, to each Series A Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                                      9.

                         (c)  Holders of Series A Preferred Stock converted into
shares of Common Stock pursuant to this Section A.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series A Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

               b.   Mechanics of Conversion.

                    (i) Any Series A Preferred Stockholder that exercises its right to convert its shares of Series A Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

                    (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

                    (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section A.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series A Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

                    (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series A Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

                    (v) Upon conversion of only a portion of the shares of Series A Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series A Preferred Stock from the Preferred Certificate so surrendered.

               c.   Issuance of Common Stock on Conversion.

                    (i) If a Series A Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

                                      10.

                    (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

               d. Conversion Price; Adjustment. The "Series A Preferred Conversion Price" with respect to the Series A Preferred Stock shall initially be equal to the Series A Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

                    (i) If the Corporation shall, at any time or from time to time after the Series A Preferred Original Issuance Date, make a Dilutive Issuance, the Series A Preferred Conversion Price in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price (calculated to the nearest cent) determined by multiplying the Series A Preferred Conversion Price by a fraction, (A) the numerator of which shall be
(1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation in such Dilutive Issuance so issued would purchase at the Series A Preferred Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock so issued in such Dilutive Issuance; provided that, for the purpose of this Section A.7(d)(i), all shares of Common Stock issuable upon exercise or conversion of options or convertible securities outstanding immediately prior to such issuance (other than any additional shares of Common Stock issuable with respect to shares of Series Preferred Stock, convertible securities, or outstanding options, warrants or other rights for the purchase of shares of Common Stock or convertible securities, solely as a result of either (x) the Dilutive Issuance or (y) the adjustment of the Series A Preferred Conversion Price (or other conversion ratios applicable to other Series Preferred Stock and otherwise) resulting from the Dilutive Issuance) shall be deemed to be outstanding.

For the purposes of any adjustment of the Series A Preferred Conversion Price pursuant to this Section A.7(d)(i), the following provisions shall be applicable:

                          (a)  In the case of the issuance of Common Stock in
whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Corporation as provided in Section A.7(d)(i)(b) hereof, less any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                          (b)  In the case of the issuance of Common Stock for
consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; provided, however, that such fair market value shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued, less any cash consideration paid for such shares.

                                      11.

                         (c)  In the case of the issuance of (I) options to
purchase or rights to subscribe for Common Stock, (II) securities convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                              (1)  the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase, or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections A.7(d)(i)(a) and (b) hereof, if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                              (2)  the aggregate maximum number of shares of
Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (determined in the manner provided in Sections A.7(d)(i)(a) and (b) hereof);

                              (3)  if there is any decrease in the conversion or
exercise price of, or any increase in the number of shares to be received upon exercise, conversion or exchange of any such options, rights or convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), the Series A Preferred Conversion Price shall be automatically lowered to reflect such change; and

                              (4)  on the expiration of any right or option
referred to in Sections A.7(d)(i)(c)(1) or (2) hereof or on the termination of any right to convert or exchange any convertible or exchangeable securities referred to in Section A.7(d)(i)(c)(2) hereof, the Series A Preferred Conversion Price then in effect shall thereupon be readjusted to the Series A Preferred Conversion Price as would have been in effect had the adjustment made upon the granting or issuance of such rights or options or convertible or exchangeable securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such convertible or exchangeable securities.

                    (ii) If the Corporation shall at any time after the Series A Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series A Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common

                                      12.

Stock issuable on conversion of each share of the Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                    (iii) If, at any time after the Series A Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series A Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                    (iv) If, at any time after the Series A Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series A Preferred Conversion Price with respect to the Series A Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series A Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series A Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section A.7(d)(iv) shall similarly apply to successive Extraordinary Transactions.

                    (v) All calculations under this Section A.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

                    (vi) In any case in which the provisions of this Section A.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section A.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

               e.   Notice of Adjustments.

                    (i) Whenever the Series A Preferred Conversion Price shall be adjusted as provided in Section A.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series A Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series A Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt

                                      13.

requested, postage prepaid, to each Series A Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section A.7(e)(ii) hereof.

                    (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii), (iii) or (iv) of Section A.7(d) hereof, the Corporation shall give notice to each Series A Preferred Stockholder, in the manner set forth in Section A.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under this Section A.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

               f. Transfer Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

               g. Reservation of Common Stock. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock.

               h. Status of Common Stock. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          8.   Redemption.

               a. On and after the Series B Preferred Fifth Anniversary Date or at any time if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, at the written request of the holders of shares representing not less than 75% of the combined voting power of the Series A, Series B, Series C and Series D Preferred Stock then

                                      14.

outstanding, voting together as a single class, made, from time to time, at any date on or after the Series B Preferred Fifth Anniversary Date or upon the declaration of an Event of Noncompliance, the Corporation shall redeem (unless otherwise prevented by law) all of the shares of Series A, Series B and Series D Preferred Stock, at a redemption price per share for each such series of Series Preferred Stock equal to (i) the Series A Preferred Original Purchase Price, the Series B Preferred Original Purchase Price or the Series D Preferred Original Purchase Price, as applicable, plus (ii) an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereof, and, then, all of the shares of Series C Preferred Stock, at a redemption price per share for such Series C Preferred Stock equal to (i) the Series C Preferred Original Purchase Price plus (ii) an amount equal to any accrued but unpaid dividends thereon and any declared but unpaid dividends thereon. For purposes of determining whether the requisite 75% of the holders of Series A, Series B, Series C and Series D Preferred Stock are participating in the Redemption Notice, each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series A, Series B, Series C and Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b. On and after the Redemption Date, all rights of any Series A Preferred Stockholder with respect to the shares of Series A Preferred Stock redeemed on that Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares, on the condition that the Corporation pays the Redemption Payment, or irrevocably deposits or sets aside cash in an amount equal to the Redemption Payment; provided, however, that if the Corporation defaults in the payment of the Redemption Payment, the rights of the holder with respect to such shares of Series A Preferred Stock shall continue until the Corporation cures such default.

               c. The Requesting Holders shall send their Redemption Notice pursuant to this Section A.8 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the Corporation. The Corporation shall fix a date for redemption which shall not be more than 60 days after the receipt of Redemption Notices from the Requesting Holders. Not less than 45 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected, the Redemption Date fixed, the Redemption Payment, the place at which payment may be obtained and the date on which such holder's conversion rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed. In the event of only a partial redemption of the outstanding shares of the Series A, Series B and Series D Preferred Stock entitled to redemption for any reason, the redemption of the Series A, Series B and Series D Preferred Stock shall be pro rata based upon the total amount that would be paid by the Corporation to each Series A, Series B and Series D Preferred Stockholder if all of the shares of Series A, Series B and Series D Preferred Stock were fully redeemed pursuant to Sections

                                      15.

A.8(a), B.8(a) and D.8(a) hereof. At any time on or after the Redemption Date, the holders of the Series A Preferred Stock shall be entitled to receive the Redemption Payment for each of the shares of Series A Preferred Stock held by such holder which are to be redeemed by the Corporation upon actual delivery to the Corporation or its transfer agent of the certificate(s) representing the shares to be redeemed. Upon redemption of only a portion of the number of shares covered by a Series A Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series A Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock being redeemed representing the unredeemed portion of the Series A Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

               d. Notwithstanding anything to the contrary contained in this Section A.8, the Corporation shall not be obligated to acquire any shares on any Redemption Date to the extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall use all legally permissible methods in the reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

          9.   Miscellaneous.

               a. Shares of Series A Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

               b. Redeemed shares of Series A Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Corporation shall be reduced.

               c. The shares of the Series A Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

     PART B.   Series B Convertible Preferred Stock.

          1. Terms. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series B Preferred Stock shall be as set forth herein.

          2. Ranking. The Corporation's Series B Preferred Stock shall rank, as to dividends and upon redemption and Liquidation, (x) pari passu with the Series A and Series D Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but, with respect to Liquidation, only to the extent provided in Section B.4 hereof and with respect to redemption, only to the extent provided in Section B.8 hereof), and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking of the Series A, Series B and Series D Preferred

                                      16.

Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together. The Series B Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

          3.   Dividends.

               a. Dividends are payable on the Series B Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series B Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series B Preferred Stock and each outstanding share of the Series A and Series D Preferred Stock, so that all outstanding shares of Series A, Series B and Series D Preferred Stock will participate equally with each other ratably per share.

               b. So long as any Series B Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series B Preferred Stock, unless prior thereto or simultaneously therewith (A) all dividends and distributions previously declared on the Series B Preferred Stock and (B) any cumulative dividends in accordance with Section B.3(d) hereof shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

               c. If the Board of Directors declares dividends or other distributions (other than on Liquidation) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series B Preferred Stock in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series B Preferred Stock, so that all outstanding shares of Series B Preferred Stock will participate ratably with the shares of Common Stock and the shares of each other class or series of stock ranking pari passu with or junior to the Series B Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series B Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

               d. From and after the Series A Preferred Fifth Anniversary Date and until the date of the consummation of the Corporation's first Public Offering, the Series B Preferred Stock will be entitled, pari passu with the Series A and Series D Preferred Stock, to dividends, to be paid quarterly, in cash or in kind at the discretion of the Board of Directors, at an annual rate of five percent (5%) of the Series B Preferred Original Purchase Price (or such greater amount of dividends as such Series B Preferred Stock would be entitled to if such Series B Preferred Stock were converted into Common Stock), as adjusted for any combinations or

                                      17.

divisions or similar recapitalizations affecting the Series B Preferred Stock after the Series B Preferred Original Issuance Date, payable on the first day of January, April, July and October (and any dividends payable to holders of Series B Preferred Stock which are not paid shall be cumulative). Upon conversion of any Series B Preferred Stock, all accrued but unpaid cumulative dividends and any declared but unpaid dividends shall be paid in cash, or in additional shares of Common Stock at the Series B Preferred Conversion Price then in effect in the discretion of the Board of Directors. Nothing in this Section B.3(d) shall be deemed to limit the rights of the Series B Preferred Stock under Sections B.3(b) and B.3(c) hereof.

          4.   Rights on Liquidation, Dissolution, Winding-Up.

               a. With respect to rights on Liquidation, the Series B Preferred Stock shall rank (x) pari passu with the Series A and Series D Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but only to the extent provided in this Section B.4) and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking upon Liquidation of the Series A, Series B and Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together.

               b. In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Series C Preferred Stockholders, Series E Preferred Stockholders or the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series B Preferred Stock, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series A and Series D Preferred Stockholders, an amount per share equal to the Series B Preferred Original Purchase Price whether from capital, surplus or earnings, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

               c. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series B Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section B.4(b) hereof and to pay to the Series A and Series D Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Sections A.4(b) and D.4(b) hereof, then the Series A, Series B and Series D Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A, Series B or Series D Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof.

               d. In the event of any Liquidation, after payment shall have been made to (i) the Series A, Series B and Series D Preferred Stockholders of the full amount to which they shall be entitled pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof, respectively, and (ii) the Series C and Series E Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section C.4(b) and E.4(b) hereof, respectively, with respect to each other

                                      18.

class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) ranking on Liquidation junior to such Series B Preferred Stock (in descending order of seniority), the Series A, Series B and Series D Preferred Stockholders, as a class shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock, which amount shall be distributed ratably among the Series A Preferred Stockholders in an equal amount per share of the Series A Preferred Stock then outstanding, among the Series B Preferred Stockholders in an equal amount per share of the Series B Preferred Stock then outstanding and among the Series D Preferred Stockholders in an equal amount per share of the Series D Preferred Stock then outstanding. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders, Series B Preferred Stockholders, the Series D Preferred Stockholders, and each class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) junior to the Series B Preferred Stock the full amounts to which they shall be entitled pursuant to the immediately preceding sentence, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably with each such other class or series of capital stock in any distribution of assets according to the respective preferential amounts fixed for the Series A Preferred Stock (pursuant to Section A.4(b) hereof), the Series B Preferred Stock (pursuant to Section B.4(b) hereof) and the Series D Preferred Stock (pursuant to Section D.4(b) hereof) and each such junior class or series of capital stock (pursuant to the applicable terms thereof), which would be payable in respect of the shares held by them upon such distribution if all such preferential amounts payable on or with respect to such shares were paid in full.

               e. In the event of any Liquidation, after payment shall have been made to the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, Series D Preferred Stockholders and the Series E Preferred Stockholders of the full amount to which they shall be entitled as aforesaid, and after payment shall have made of the respective preferential amounts of all other classes and series of capital stock ranking senior to the Common Stock, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably (calculated with respect to such Series A, Series B and Series D Preferred Stock as provided in the next sentence) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid pursuant to this Section B.4(e) upon any such Liquidation, each share of Series A, Series B and Series D Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

          5.   Merger, Consolidation, etc.

               a. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a

                                      19.

majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

               b. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

               c. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

          6.   Voting.

               a. General. In addition to the rights otherwise provided for herein or by law, the Series B Preferred Stockholders shall be entitled to vote, together with the Series A Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote or action of the Series B Preferred Stockholders voting together as a separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series B Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series B Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b.   Election of Board of Directors.

                    (i) In addition to the rights specified in Sections A.6(a), B.6(a), C.6(a) and D.6(a) hereof, the holders of a majority in voting power of the Series A, Series B, Series C and Series D Preferred Stock, voting together as a separate class or in such other manner as the holders of the Series A, Series B, Series C and Series D Preferred Stock shall agree among themselves in the Stockholders' Agreement, shall have the exclusive right to elect to the Board of Directors of the Corporation that number of directors which shall be equal to a majority of the total number of directors on the Board of Directors at any given time. In any election of Preferred Directors pursuant to this Section B.6(b) and Sections A.6(b), C.6(b) and D.6(b), each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then

                                      20.

convertible, rounded up to the nearest one-tenth of a share. The voting rights of the Series A, Series B, Series C and Series D Preferred Stockholders contained in this Section B.6(b) and Sections A.6(b), C.6(b) and D.6(b) may be exercised at a special meeting of the Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the Stockholders of the Corporation, or by written consent of the holders of Series Preferred Stock in lieu of a meeting. The Preferred Directors elected pursuant to this Section B.6(b) and Sections A.6(b), C.6(b) and D.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

                    (ii) Notwithstanding anything to the contrary contained in Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof, if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, the Series A, Series B, Series C and Series D Preferred Stockholders, voting together as a separate class, shall have the right to elect all of the members of the Board of Directors of the Corporation.

                    (iii) A vacancy in the directorships to be elected pursuant to Sections A.6(b)(i)-(ii), B.6(b)(i)-(ii), C.6(b)(i)-(ii) and D.6(b)(i)-(ii)
hereof (including any vacancy created on account of an increase in the number of directors on the Board of Directors) may be filled only by vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of a meeting in accordance with Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof or, with respect to a Preferred Director, as provided for in the Stockholders' Agreement.

               c. Protective Provisions. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

                    (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

                    (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

                    (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

                    (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

                    (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in

                                      21.

respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

                    (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

                    (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

                    (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

                    (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

                    (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

                    (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

                    (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section B.6(c) and Sections A.6(c), C.6(c), D.6(c) and E.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

                                      22.

          7.   Conversion.

               a.   Right to Convert.

                    (i) Any Series B Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series B Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series B Preferred Stock so converted equal to the quotient of the Series B Preferred Original Purchase Price divided by the Series B Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

                    (ii) (a) Any Series B Preferred Stock that remains unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series B Preferred Stock with respect to Series B Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section B.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section B.7(a)(ii)(c) hereof, shall cease and the shares of Series B Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                         (b)  The Corporation shall promptly send by first-class
mail, postage prepaid, to each Series B Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                         (c)  Holders of Series B Preferred Stock converted into
shares of Common Stock pursuant to this Section B.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series B Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

               b.   Mechanics of Conversion.

                    (i) Any Series B Preferred Stockholder that exercises its right to convert its shares of Series B Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

                    (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

                                      23.

                   (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section B.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series B Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

                    (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series B Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

                    (v) Upon conversion of only a portion of the shares of Series B Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series B Preferred Stock from the Preferred Certificate so surrendered.

               c.   Issuance of Common Stock on Conversion.

                    (i) If a Series B Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

                    (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

               d. Conversion Price; Adjustment. The "Series B Preferred Conversion Price" with respect to the Series B Preferred Stock shall initially be equal to the Series B Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

                    (i) If the Corporation shall, at any time or from time to time after the Series B Preferred Original Issuance Date, make a Dilutive Issuance, the Series B Preferred Conversion Price in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price (calculated to the nearest cent) determined by multiplying the Series B Preferred Conversion Price by a fraction, (A) the numerator of which shall be
(1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation in such Dilutive Issuance so issued would purchase at the Series B Preferred

                                      24.

Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock so issued in such Dilutive Issuance; provided that, for the purpose of this Section B.7(d)(i), all shares of Common Stock issuable upon exercise or conversion of options or convertible securities outstanding immediately prior to such issuance (other than any additional shares of Common Stock issuable with respect to shares of Series Preferred Stock, convertible securities, or outstanding options, warrants or other rights for the purchase of shares of Common Stock or convertible securities, solely as a result of either (x) the Dilutive Issuance or (y) the adjustment of the Series B Preferred Conversion Price (or other conversion ratios applicable to other Series Preferred Stock and otherwise) resulting from the Dilutive Issuance) shall be deemed to be outstanding.

For the purposes of any adjustment of the Series B Preferred Conversion Price pursuant to this Section B.7(d)(i), the following provisions shall be applicable:

                         (a)  In the case of the issuance of Common Stock in
whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Corporation as provided in Section B.7(d)(i)(b) hereof, less any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (b)  In the case of the issuance of Common Stock for
consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; provided, however, that such fair market value shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued, less any cash consideration paid for such shares.

                         (c)  In the case of the issuance of (I) options to
purchase or rights to subscribe for Common Stock, (II) securities convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                              (1)  the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase, or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections B.7(d)(i)(a) and (b) hereof, if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                              (2)  the aggregate maximum number of shares of
Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall

                                      25.

be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (determined in the manner provided in Sections B.7(d)(i)(a) and (b) hereof);

                              3.   if there is any decrease in the conversion or
exercise price of, or any increase in the number of shares to be received upon exercise, conversion or exchange of any such options, rights or convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), the Series B Preferred Conversion Price shall be automatically lowered to reflect such change; and

                              4.   on the expiration of any right or option
referred to in Sections B.7(d)(i)(c)(1) or (2) hereof or on the termination of any right to convert or exchange any convertible or exchangeable securities referred to in Section B.7(d)(i)(c)(2) hereof, the Series B Preferred Conversion Price then in effect shall thereupon be readjusted to the Series B Preferred Conversion Price as would have been in effect had the adjustment made upon the granting or issuance of such rights or options or convertible or exchangeable securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such convertible or exchangeable securities.

                    (ii) If the Corporation shall at any time after the Series B Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series B Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                   (iii) If, at any time after the Series B Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series B Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                    (iv) If, at any time after the Series B Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series B Preferred Conversion Price with respect to the Series B Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series B Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the

                                      26.

number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series B Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section B.7(d)(iv) shall similarly apply to successive Extraordinary Transactions.

                    (v) All calculations under this Section B.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

                    (vi) In any case in which the provisions of this Section B.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section B.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

               e.   Notice of Adjustments.

                    (i) Whenever the Series B Preferred Conversion Price shall be adjusted as provided in Section B.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series B Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series B Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Series B Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section B.7(e)(ii) hereof.

                    (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii), (iii) or (iv) of Section B.7(d) hereof, the Corporation shall give notice to each Series B Preferred Stockholder, in the manner set forth in Section B.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series B Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under

                                      27.

this Section B.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

               f. Transfer Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series B Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

               g. Reservation of Common Stock. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock.

               h. Status of Common Stock. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          8.   Redemption.

               a. On and after the Series B Preferred Fifth Anniversary Date or at any time if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, at the written request of the holders of shares representing not less than 75% of the combined voting power of the Series A, Series B, Series C and Series D Preferred Stock then outstanding, voting together as a single class, made, from time to time, at any date on or after the Series B Preferred Fifth Anniversary Date or upon the declaration of an Event of Noncompliance, the Corporation shall redeem (unless otherwise prevented by law) all of the shares of Series A, Series B and Series D Preferred Stock, at a redemption price per share for each such series of Series Preferred Stock equal to (i) the Series A Preferred Original Purchase Price, Series B Preferred Original Purchase Price or Series D Preferred Original Purchase Price, as applicable, plus (ii) an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereof, and, then, all of the shares of Series C Preferred Stock, at a redemption price per share for such Series C Preferred Stock equal to (i) the Series C Preferred Original Purchase Price plus (ii) an amount equal to any accrued but unpaid dividends thereon and any declared but unpaid dividends thereon. For purposes of determining whether the requisite 75% of the holders of Series A, Series B, Series C and Series D Preferred Stock are participating in the Redemption Notice, each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series A, Series B, Series C and Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

                                      28.

               b. On and after the Redemption Date, all rights of any Series B Preferred Stockholder with respect to the shares of Series B Preferred Stock redeemed on that Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares, on the condition that the Corporation pays the Redemption Payment, or irrevocably deposits or sets aside cash in an amount equal to the Redemption Payment; provided, however, that if the Corporation defaults in the payment of the Redemption Payment, the rights of the holder with respect to such shares of Series B Preferred Stock shall continue until the Corporation cures such default.

               c. The Requesting Holders shall send their Redemption Notice pursuant to this Section B.8 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the Corporation. The Corporation shall fix a date for redemption which shall not be more than 60 days after the receipt of Redemption Notices from the Requesting Holders. Not less than 45 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected, the Redemption Date fixed, the Redemption Payment, the place at which payment may be obtained and the date on which such holder's conversion rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed. In the event of only a partial redemption of the outstanding shares of the Series A, Series B and Series D Preferred Stock entitled to redemption for any reason, the redemption of the Series A, Series B and Series D Preferred Stock shall be pro rata based upon the total amount that would be paid by the Corporation to each Series A, Series B and Series C Preferred Stockholder if all of the Series A, Series B and Series C Preferred Stock were fully redeemed pursuant to Sections A.8(a), B.8(a) and D.8(a) hereof. At any time on or after the Redemption Date, the holders of the Series B Preferred Stock shall be entitled to receive the Redemption Payment for each of the shares of Series B Preferred Stock held by such holder which are to be redeemed by the Corporation upon actual delivery to the Corporation or its transfer agent of the certificate(s) representing the shares to be redeemed. Upon redemption of only a portion of the number of shares covered by a Series B Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series B Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock being redeemed representing the unredeemed portion of the Series B Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

               d. Notwithstanding anything to the contrary contained in this Section B.8, the Corporation shall not be obligated to acquire any shares on any Redemption Date to the extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall use all legally permissible methods in the reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal

                                      29.

source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

          9.   Miscellaneous.

               a. Shares of Series B Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

               b. Redeemed shares of Series B Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Corporation shall be reduced.

               c. The shares of the Series B Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

     PART C.   Series C Convertible Preferred Stock.

          1. Terms. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series C Preferred Stock shall be as set forth herein.

          2. Ranking. The Corporation's Series C Preferred Stock shall rank, as to dividends and upon redemption and Liquidation, (x) junior to the Series A, Series B and Series D Preferred Stock (but, with respect to Liquidation, only to the extent provided in Sections A.4, B.4, C.4, D.4 and E.4 hereof and with respect to redemption, only to the extent provided in Sections A.8, B.8, C.8 and
D.8 hereof), (y) pari passu with the Series E Preferred Stock and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation. The Series C Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

          3.   Dividends.

               a. Dividends are payable on the Series C Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series C Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series C and each outstanding share of Series E Preferred Stock, so that all outstanding shares of Series C and Series E Preferred Stock will participate equally with each other ratably per share.

               b. So long as any Series C Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series C Preferred Stock, unless prior thereto or simultaneously therewith all dividends and distributions previously

                                      30.

declared on the Series C Preferred Stock shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

               c. If the Board of Directors declares dividends or other distributions (other than (i) on Liquidation, (ii) on the Series A Preferred Stock pursuant to Section A.3(d) hereof, (iii) on the Series B Preferred Stock pursuant to Section B.3(d) hereof, or (iv) on the Series D Preferred Stock pursuant to Section D.3(d) hereof) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series C Preferred Stock in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series C Preferred Stock, so that all outstanding shares of Series C Preferred Stock will participate ratably with the Common Stock and each other class or series of stock ranking pari passu with or junior to the Series C Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series C Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

          4.   Rights on Liquidation, Dissolution, Winding-Up.

               a. With respect to rights on Liquidation, the Series C Preferred Stock shall rank (x) junior to the Series A, Series B and Series D Preferred Stock (but only to the extent provided in this Section C.4), (y) pari passu with the Series E Preferred Stock and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation.

               b. Subject to the holders of Series A Preferred Stock set forth in Section A.4 hereof, the holders of Series B Preferred Stock set forth in Section B.4 hereof and the holders of Series D Preferred Stock set forth in Section D.4 hereof, in the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series C Preferred Stock, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series E Stockholders, an amount per share equal to the Series C Preferred Liquidation Preference divided by the number of outstanding shares of Series C Preferred Stock whether from capital, surplus or earnings, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

               c. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series C Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section C.4(b) hereof and to pay the Series E Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Section E.4(b) hereof, then the Series C and Series E Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be
                                      31.

payable to them in respect of the shares of Series C or Series E Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections C.4(b) and E.4(b) hereof.

               d. In the event of any Liquidation, the Series C Preferred Stock shall not be entitled to receive any payment of cash or distribution of property other than as expressly provided in this Section C.4.

          5.   Merger, Consolidation, etc.

               a. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

               b. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

               c. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

          6.   Voting.

               a. General. In addition to the rights otherwise provided for herein or by law, the Series C Preferred Stockholders shall be entitled to vote, together with the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series D Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote or action of the Series C Preferred Stockholders voting together as a

                                      32.

separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series C Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series C Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b.   Election of Board of Directors.

                    (i) In addition to the rights specified in Sections A.6(a), B.6(a), C.6(a) and D.6(a) hereof, the holders of a majority in voting power of the Series A, Series B, Series C and Series D Preferred Stock, voting together as a separate class or in such other manner as the holders of the Series A, Series B, Series C and Series D Preferred Stock shall agree among themselves in the Stockholders' Agreement, shall have the exclusive right to elect to the Board of Directors of the Corporation that number of directors which shall be equal to a majority of the total number of directors on the Board of Directors at any given time. In any election of Preferred Directors pursuant to this Section C.6(b) and Sections A.6(b), B.6(b) and D.6(b), each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded up to the nearest one-tenth of a share. The voting rights of the Series A, Series B, Series C and Series D Preferred Stockholders contained in this Section C.6(b) and Sections A.6(b), B.6(b) and D.6(b) may be exercised at a special meeting of the Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the Stockholders of the Corporation, or by written consent of the holders of Series Preferred Stock in lieu of a meeting. The Preferred Directors elected pursuant to this Section C.6(b) and Sections A.6(b), B.6(b) and D.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

                    (ii) Notwithstanding anything to the contrary contained in Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof, if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, the Series A, Series B, Series C and Series D Preferred Stockholders, voting together as a separate class, shall have the right to elect all of the members of the Board of Directors of the Corporation.

                   (iii) A vacancy in the directorships to be elected pursuant to Sections A.6(b)(i)-(ii), B.6(b)(i)-(ii), C.6(b)(i)-(ii) and D.6(b)(i)-(ii)
hereof (including any vacancy created on account of an increase in the number of directors on the Board of Directors) may be filled only by vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of a meeting in accordance with Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof or, with respect to a Preferred Director, as provided for in the Stockholders' Agreement.

               c. Protective Provisions. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

                                      33.

                    (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

                    (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

                    (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

                    (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

                    (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

                    (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

                    (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

                    (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

                    (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

                    (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

                    (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

                                      34.

                    (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended prior to May 13, 1996, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section C.6(c) and Sections A.6(c), B.6(c), D.6(c) and E.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

          7.   Conversion.

               a.   Right to Convert.

                    (i) Any Series C Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series C Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series C Preferred Stock so converted equal to the quotient of the Series C Preferred Original Purchase Price divided by the Series C Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

                    (ii) (a) Any Series C Preferred Stock that remains unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series C Preferred Stock with respect to Series C Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section C.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section C.7(a)(ii)(c) hereof, shall cease and the shares of Series C Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                    (b) The Corporation shall promptly send by first-class mail, postage prepaid, to each Series C Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                                      35.

                    (c) Holders of Series C Preferred Stock converted into shares of Common Stock pursuant to this Section C.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series C Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

               b.   Mechanics of Conversion.

                    (i) Any Series C Preferred Stockholder that exercises its right to convert its shares of Series C Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

                    (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

                    (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section C.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series C Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

                    (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series C Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

                    (v) Upon conversion of only a portion of the shares of Series C Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series C Preferred Stock from the Preferred Certificate so surrendered.

               c.   Issuance of Common Stock on Conversion.

                    (i) If a Series C Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.

                                      36.

                    (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series C Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

               (d) Conversion Price; Adjustment. The "Series C Preferred Conversion Price" with respect to the Series C Preferred Stock shall initially be equal to the Series C Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

                    (i) If the Corporation shall at any time after the Series C Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series C Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                    (ii) If, at any time after the Series C Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series C Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                    (iii) If, at any time after the Series C Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series C Preferred Conversion Price with respect to the Series C Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series C Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series C Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section C.7(d)(iii) shall similarly apply to successive Extraordinary Transactions.

                    (iv) All calculations under this Section C.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

                    (v) In any case in which the provisions of this Section C.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of

                                      37.

the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section C.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

               e.   Notice of Adjustments.

                    (i) Whenever the Series C Preferred Conversion Price shall be adjusted as provided in Section C.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series C Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series C Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Series C Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section C.7(e)(ii) hereof.

                    (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii) or (iii) of Section C.7(d) hereof, the Corporation shall give notice to each Series C Preferred Stockholder, in the manner set forth in Section C.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series C Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series C Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under this Section C.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

               f. Transfer Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series C Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series C Preferred Stock in respect of which such shares are being issued.

               g. Reservation of Common Stock. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common

                                     38.

Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series C Preferred Stock.

               h. Status of Common Stock. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          8.   Redemption.

               a. On and after the Series B Preferred Fifth Anniversary Date or at any time if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, at the written request of the holders of shares representing not less than 75% of the combined voting power of the Series A, Series B, Series C and Series D Preferred Stock then outstanding, voting together as a single class, made, from time to time, at any date on or after the Series B Preferred Fifth Anniversary Date or upon the declaration of an Event of Noncompliance, the Corporation shall redeem (unless otherwise prevented by law) all of the shares of Series A, Series B and Series D Preferred Stock, at a redemption price per share for each such series of Series Preferred Stock equal to (i) the Series A Preferred Original Purchase Price, Series B Preferred Original Purchase Price or the Series D Preferred Original Purchase Price, as applicable, plus (ii) an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereof, and, then, all of the shares of Series C Preferred Stock, at a redemption price per share for such Series C Preferred Stock equal to (i) the Series C Preferred Original Purchase Price plus (ii) an amount equal to any accrued but unpaid dividends thereon and any declared but unpaid dividends thereon. For purposes of determining whether the requisite 75% of the holders of Series A, Series B, Series C and Series D Preferred Stock are participating in the Redemption Notice, each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series A, Series B, Series C and Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b. On and after the Redemption Date, all rights of any Series C Preferred Stockholder with respect to the shares of Series C Preferred Stock redeemed on that Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares, on the condition that the Corporation pays the Redemption Payment, or irrevocably deposits or sets aside cash in an amount equal to the Redemption Payment; provided, however, that if the Corporation defaults in the payment of the Redemption Payment, the rights of the holder with respect to such shares of Series C Preferred Stock shall continue until the Corporation cures such default.

               c. The Requesting Holders shall send their Redemption Notice pursuant to this Section C.8 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the

                                      39.

Corporation. The Corporation shall fix a date for redemption which shall not be more than 60 days after the receipt of Redemption Notices from the Requesting Holders. Not less than 45 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected, the Redemption Date fixed, the Redemption Payment, the place at which payment may be obtained and the date on which such holder's conversion rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed. In the event of only a partial redemption of the outstanding shares of the Series C Preferred Stock entitled to redemption for any reason, the redemption of the Series C Preferred Stock shall be pro rata based upon the total amount that would be paid by the Corporation to each Series C Preferred Stockholder if all of the shares of the Series C Preferred Stock were fully redeemed pursuant to Section C.8(a) hereof. At any time on or after the Redemption Date, the holders of the Series C Preferred Stock shall be entitled to receive the Redemption Payment for each of the shares of Series C Preferred Stock held by such holder which are to be redeemed by the Corporation upon actual delivery to the Corporation or its transfer agent of the certificate(s) representing the shares to be redeemed. Upon redemption of only a portion of the number of shares covered by a Series C Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series C Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock being redeemed representing the unredeemed portion of the Series C Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

               d. Notwithstanding anything to the contrary contained in this Section C.8, the Corporation shall not be obligated to acquire any shares on any Redemption Date to the extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall use all legally permissible methods in the reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

          9.   Miscellaneous.

               a. Shares of Series C Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

               b. Redeemed shares of Series C Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Corporation shall be reduced.

                                      40.

               c. The shares of the Series C Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

          D.   Series D Convertible Preferred Stock.

          1. Terms. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series D Preferred Stock shall be as set forth herein.

          2. Ranking. The Corporation's Series D Preferred Stock shall rank, as to dividends and upon redemption and Liquidation, (x) pari passu with the Series A and Series B Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but, with respect to Liquidation, only to the extent provided in Section D.4 hereof and with respect to redemption, only to the extent provided in Section D.8 hereof), and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking of the Series A Preferred Stock, the Series B Preferred Stock and the Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together. The Series D Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

          3.   Dividends.

               a. Dividends are payable on the Series D Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series D Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series D Preferred Stock and each outstanding share of Series A and Series B Preferred Stock, so that all outstanding shares of Series A, Series B and Series D Preferred Stock will participate equally with each other ratably per share.

               b. So long as any Series D Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series D Preferred Stock, unless prior thereto or simultaneously therewith (A) all dividends and distributions previously declared on the Series D Preferred Stock and (B) any cumulative dividends in accordance with Section D.3(d) hereof shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

               c. If the Board of Directors declares dividends or other distributions (other than on Liquidation) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series D Preferred Stock in cash, property or securities

                                      41.

excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series D Preferred Stock, so that all outstanding shares of Series D Preferred Stock will participate ratably with the shares of Common Stock and the shares of each other class or series of stock ranking pari passu with or junior to the Series D Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series D Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

               d. From and after the Series A Preferred Fifth Anniversary Date and until the date of the consummation of the Corporation's first Public Offering, the Series D Preferred Stock will be entitled, pari passu with the Series A and Series B Preferred Stock, to dividends, to be paid quarterly, in cash or in kind at the discretion of the Board of Directors, at an annual rate of five percent (5%) of the Series D Preferred Original Purchase Price (or such greater amount of dividends as such Series D Preferred Stock would be entitled to if such Series D Preferred Stock were converted into Common Stock), as adjusted for any combinations or divisions or similar recapitalizations affecting the Series D Preferred Stock after the Series D Preferred Original Issuance Date, payable on the first day of January, April, July and October (and any dividends payable to holders of Series D Preferred Stock which are not paid shall be cumulative). Upon conversion of any Series D Preferred Stock, all accrued but unpaid cumulative dividends and any declared but unpaid dividends shall be paid in cash, or in additional shares of Common Stock at the Series D Preferred Conversion Price then in effect in the discretion of the Board of Directors. Nothing in this Section D.3(d) shall be deemed to limit the rights of the Series D Preferred Stock under Sections D.3(b) and D.3(c) hereof.

          4.   Rights on Liquidation, Dissolution, Winding-Up.

               a. With respect to rights on Liquidation, the Series D Preferred Stock shall rank (x) pari passu with the Series A and Series B Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but only to the extent provided in this Section D.4) and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking upon Liquidation of the Series A, Series B and Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together.

               b. In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Series C Preferred Stockholders, Series E Preferred Stockholders or the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series D Preferred Stock, the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series A and Series B Preferred Stockholders, an amount per share equal to the Series D Preferred Original Purchase Price whether from capital, surplus or earnings, plus an amount

                                      42.

equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

               c. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series D Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section D.4(b) hereof and to pay to the Series A and Series B Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Sections A.4(b) and B.4(b) hereof, then the Series A, Series B and Series D Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A, Series B or Series D Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof.

               d. In the event of any Liquidation, after payment shall have been made to (i) the Series A, Series B and Series D Preferred Stockholders of the full amount to which they shall be entitled pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof, respectively, and (ii) the Series C and Series E Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section C.4(b) and E.4(b) hereof, respectively, with respect to each other class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) ranking on Liquidation junior to such Series D Preferred Stock (in descending order of seniority), the Series A, Series B and Series D Preferred Stockholders, as a class, shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock, which amount shall be distributed ratably among the Series A Preferred Stockholders in an equal amount per share of the Series A Preferred Stock then outstanding and among the Series B Preferred Stockholders in an equal amount per share of the Series B Preferred Stock then outstanding and among the Series D Preferred Stockholders in an equal amount per share of the Series D Preferred Stock then outstanding. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series D Preferred Stockholders and each class or series of capital stock (other than the Series C Preferred Stock, and Series E Preferred Stock and the Common Stock) junior to the Series D Preferred Stock the full amounts to which they shall be entitled pursuant to the immediately preceding sentence, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably with each such other class or series of capital stock in any distribution of assets according to the respective preferential amounts fixed for the Series A Preferred Stock (pursuant to Section A.4(b) hereof), the Series B Preferred Stock (pursuant to Section B.4(b) hereof) and the Series D Preferred Stock (pursuant to Section D.4(b) hereof), and each such junior class or series of capital stock (pursuant to the applicable terms thereof), which would be payable in respect of the shares held by them upon such distribution if all such preferential amounts payable on or with respect to such shares were paid in full.

          e. In the event of any Liquidation, after payment shall have been made to the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, Series D Preferred Stockholders and the Series E Preferred Stockholders of the full amount to which they shall be entitled as aforesaid, and after payment shall have made of the respective preferential amounts of all other classes and series of capital stock ranking
                                      43.

senior to the Common Stock, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably (calculated with respect to such Series A, Series B and Series D Preferred Stock as provided in the next sentence) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid pursuant to this Section D.4(e) upon any such Liquidation, each share of Series A, Series B and Series D Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

          5.   Merger, Consolidation, etc.

               a. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

               b. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

               c. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

          6.   Voting.

               a. General. In addition to the rights otherwise provided for herein or by law, the Series D Preferred Stockholders shall be entitled to vote, together with the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote

                                      44.

or action of the Series D Preferred Stockholders voting together as a separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b.   Election of Board of Directors.

                    (i) In addition to the rights specified in Sections A.6(a), B.6(a), C.6(a) and D.6(a) hereof, the holders of a majority in voting power of the Series A, Series B, Series C and Series D Preferred Stock, voting together as a separate class or in such other manner as the holders of the Series A, Series B, Series C and Series D Preferred Stock shall agree among themselves in the Stockholders' Agreement, shall have the exclusive right to elect to the Board of Directors of the Corporation that number of directors which shall be equal to a majority of the total number of directors on the Board of Directors at any given time. In any election of Preferred Directors pursuant to this Section D.6(b) and Sections A.6(b), B.6(b) and C.6(b), each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded up to the nearest one-tenth of a share. The voting rights of the Series A, Series B, Series C and Series D Preferred Stockholders contained in this Section D.6(b) and Sections A.6(b), B.6(b) and C.6(b) may be exercised at a special meeting of the Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the Stockholders of the Corporation, or by written consent of the holders of Series Preferred Stock in lieu of a meeting. The Preferred Directors elected pursuant to this Section D.6(b) and Sections A.6(b), B.6(b) and C.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

                    (ii) Notwithstanding anything to the contrary contained in Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof, if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, the Series A, Series B, Series C and Series D Preferred Stockholders, voting together as a separate class, shall have the right to elect all of the members of the Board of Directors of the Corporation.

                    (iii) A vacancy in the directorships to be elected pursuant to Sections A.6(b)(i)-(ii), B.6(b)(i)-(ii), C.6(b)(i)-(ii) and D.6(b)(i)-(ii)
hereof (including any vacancy created on account of an increase in the number of directors on the Board of Directors) may be filled only by vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of a meeting in accordance with Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof or, with respect to a Preferred Director, as provided for in the Stockholders' Agreement.

               c. Protective Provisions. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

                                      45.

                    (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

                    (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

                    (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

                    (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

                    (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

                    (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

                    (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

                    (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

                    (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

                    (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

                    (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

                                      46.

                    (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended prior to May 13, 1996, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section D.6(c) and Sections A.6(c), B.6(c), C.6(c) and E.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

          7.   Conversion.

               a.   Right to Convert.

                    (i) Any Series D Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series D Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series D Preferred Stock so converted equal to the quotient of the Series D Preferred Original Purchase Price divided by the Series D Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

                    (ii) (a) Any Series D Preferred Stock that remains unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series D Preferred Stock with respect to Series D Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section D.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section D.7(a)(ii)(c) hereof, shall cease and the shares of Series D Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                           (b) The Corporation shall promptly send by first-
class mail, postage prepaid, to each Series D Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                                      47.

                           (c) Holders of Series D Preferred Stock converted
into shares of Common Stock pursuant to this Section D.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series D Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

               b.   Mechanics of Conversion.

                    (i) Any Series D Preferred Stockholder that exercises its right to convert its shares of Series D Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

                    (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

                    (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section D.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series D Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

                    (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series D Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

                    (v) Upon conversion of only a portion of the shares of Series D Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series D Preferred Stock from the Preferred Certificate so surrendered.

               c.   Issuance of Common Stock on Conversion.

                    (i) If a Series D Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered.

                                      48.

                    (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series D Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

               d. Conversion Price; Adjustment. The "Series D Preferred Conversion Price" with respect to the Series D Preferred Stock shall initially be equal to the Series D Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

                    (i) If the Corporation shall, at any time or from time to time after the Series D Preferred Original Issuance Date, make a Dilutive Issuance, the Series D Preferred Conversion Price in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price (calculated to the nearest cent) determined by multiplying the Series D Preferred Conversion Price by a fraction, (A) the numerator of which shall be
(1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation in such Dilutive Issuance so issued would purchase at the Series D Preferred Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock so issued in such Dilutive Issuance; provided that, for the purpose of this Section D.7(d)(i), all shares of Common Stock issuable upon exercise or conversion of options or convertible securities outstanding immediately prior to such issuance (other than any additional shares of Common Stock issuable with respect to shares of Series Preferred Stock, convertible securities, or outstanding options, warrants or other rights for the purchase of shares of Common Stock or convertible securities, solely as a result of either (x) the Dilutive Issuance or (y) the adjustment of the Series D Preferred Conversion Price (or other conversion ratios applicable to other Series Preferred Stock and otherwise) resulting from the Dilutive Issuance) shall be deemed to be outstanding.

For the purposes of any adjustment of the Series D Preferred Conversion Price pursuant to this Section D.7(d)(i), the following provisions shall be applicable:

                         (a) In the case of the issuance of Common Stock in
whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Corporation as provided in Section D.7(d)(i)(b) hereof, less any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (b) In the case of the issuance of Common Stock for
consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; provided, however, that such fair market value shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued, less any cash consideration paid for such shares.

                                      49.

                         (c)  In the case of the issuance of (I) options to
purchase or rights to subscribe for Common Stock, (II) securities convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                              (1)  the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase, or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections D.7(d)(i)(a) and (b) hereof, if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                              (2)  the aggregate maximum number of shares of
Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (determined in the manner provided in Sections D.7(d)(i)(a) and (b) hereof);

                              (3)  if there is any decrease in the conversion or
exercise price of, or any increase in the number of shares to be received upon exercise, conversion or exchange of any such options, rights or convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), the Series D Preferred Conversion Price shall be automatically lowered to reflect such change; and

                              (4)  on the expiration of any right or option
referred to in Sections D.7(d)(i)(c)(1) or (2) hereof or on the termination of any right to convert or exchange any convertible or exchangeable securities referred to in Section D.7(d)(i)(c)(2) hereof, the Series D Preferred Conversion Price then in effect shall thereupon be readjusted to the Series D Preferred Conversion Price as would have been in effect had the adjustment made upon the granting or issuance of such rights or options or convertible or exchangeable securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such convertible or exchangeable securities.

                    (ii) If the Corporation shall at any time after the Series D Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series D Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common

                                      50.

Stock issuable on conversion of each share of the Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                    (iii) If, at any time after the Series D Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series D Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                    (iv) If, at any time after the Series D Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series D Preferred Conversion Price with respect to the Series D Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series D Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series D Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section D.7(d)(iv) shall similarly apply to successive Extraordinary Transactions.

                    (v) All calculations under this Section D.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

                    (vi) In any case in which the provisions of this Section D.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section D.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

               e.   Notice of Adjustments.

                    (i) Whenever the Series D Preferred Conversion Price shall be adjusted as provided in Section D.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series D Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series D Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt

                                      51.

requested, postage prepaid, to each Series D Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section D.7(e)(ii) hereof.

                    (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii), (iii) or (iv) of Section D.7(d) hereof, the Corporation shall give notice to each Series D Preferred Stockholder, in the manner set forth in Section D.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series D Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series D Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under this Section D.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

               f. Transfer Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series D Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series D Preferred Stock in respect of which such shares are being issued.

               g. Reservation of Common Stock. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series D Preferred Stock.

               h. Status of Common Stock. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          8.   Redemption.

               a. On and after the Series B Preferred Fifth Anniversary Date or at any time if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, at the written request of the holders of shares representing not less than 75% of the combined voting power of the Series A, Series B, Series C and Series D Preferred Stock then

                                      52.

outstanding, voting together as a single class, made, from time to time, at any date on or after the Series B Preferred Fifth Anniversary Date or upon the declaration of an Event of Noncompliance, the Corporation shall redeem (unless otherwise prevented by law) all of the shares of Series A, Series B and Series D Preferred Stock, at a redemption price per share for each such series of Series Preferred Stock equal to (i) the Series A Preferred Original Purchase Price, the Series B Preferred Original Purchase Price or the Series D Preferred Original Purchase Price, as applicable, plus (ii) an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereof, and, then, all of the shares of Series C Preferred Stock, at a redemption price per share for such Series C Preferred Stock equal to (i) the Series C Preferred Original Purchase Price plus (ii) an amount equal to any accrued but unpaid dividends thereon and any declared but unpaid dividends thereon. For purposes of determining whether the requisite 75% of the holders of Series A, Series B, Series C and Series D Preferred Stock are participating in the Redemption Notice, each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series A, Series B, Series C and Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b. On and after the Redemption Date, all rights of any Series D Preferred Stockholder with respect to the shares of Series D Preferred Stock redeemed on that Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares, on the condition that the Corporation pays the Redemption Payment, or irrevocably deposits or sets aside cash in an amount equal to the Redemption Payment; provided, however, that if the Corporation defaults in the payment of the Redemption Payment, the rights of the holder with respect to such shares of Series D Preferred Stock shall continue until the Corporation cures such default.

               c. The Requesting Holders shall send their Redemption Notice pursuant to this Section D.8 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the Corporation. The Corporation shall fix a date for redemption which shall not be more than 60 days after the receipt of Redemption Notices from the Requesting Holders. Not less than 45 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected, the Redemption Date fixed, the Redemption Payment, the place at which payment may be obtained and the date on which such holder's conversion rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed. In the event of only a partial redemption of the outstanding shares of the Series A, Series B and Series D Preferred Stock entitled to redemption for any reason, the redemption of the Series A, Series B and Series D Preferred Stock shall be pro rata based upon the total amount that would be paid by the Corporation to each Series A, Series B and Series D Preferred Stockholder if all of the shares of Series A, Series B and Series D Preferred Stock were fully redeemed pursuant to Sections

                                      53.

A.8(a), B.8(a) and D.8(a) hereof. At any time on or after the Redemption Date, the holders of the Series D Preferred Stock shall be entitled to receive the Redemption Payment for each of the shares of Series D Preferred Stock held by such holder which are to be redeemed by the Corporation upon actual delivery to the Corporation or its transfer agent of the certificate(s) representing the shares to be redeemed. Upon redemption of only a portion of the number of shares covered by a Series D Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series D Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of Series D Preferred Stock being redeemed representing the unredeemed portion of the Series D Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

               d. Notwithstanding anything to the contrary contained in this Section D.8, the Corporation shall not be obligated to acquire any shares on any Redemption Date to the extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall use all legally permissible methods in the reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

          9.   Miscellaneous.

               a. Shares of Series D Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

               b. Redeemed shares of Series D Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Corporation shall be reduced.

               c. The shares of the Series D Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

     PART E.   Series E Convertible Preferred Stock.

          1. Terms. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series E Preferred Stock shall be as set forth herein.

          2. Ranking. The Corporation's Series E Preferred Stock shall rank, as to dividends and upon Liquidation, (x) junior to the Series A, Series B and Series D Preferred Stock (but, with respect to Liquidation, only to the extent provided in Sections A.4, B.4, C.4, D.4 and E.4 hereof), (y) pari passu with the Series C Preferred Stock and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation. The Series E Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

                                      54.

          3.   Dividends.

               a. Dividends are payable on the Series E Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series E Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series E and each outstanding share of Series C Preferred Stock, so that all outstanding shares of Series E and Series C Preferred Stock will participate equally with each other ratably per share.

               b. So long as any Series E Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series E Preferred Stock, unless prior thereto or simultaneously therewith all dividends and distributions previously declared on the Series E Preferred Stock shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

               c. If the Board of Directors declares dividends or other distributions (other than (i) on Liquidation, (ii) on the Series A Preferred Stock pursuant to Section A.3(d) hereof, (iii) on the Series B Preferred Stock pursuant to Section B.3(d) hereof, or (iv) on the Series D Preferred Stock pursuant to Section D.3(d) hereof) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series E Preferred Stock in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series E Preferred Stock, so that all outstanding shares of Series E Preferred Stock will participate ratably with the Common Stock and each other class or series of stock ranking pari passu with or junior to the Series E Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series E Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

          4.   Rights on Liquidation, Dissolution, Winding-Up.

               a. With respect to rights on Liquidation, the Series E Preferred Stock shall rank (x) junior to the Series A, Series B and Series D Preferred Stock (but only to the extent provided in this Section E.4), (y) pari passu with the Series C Preferred Stock and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation.

               b. Subject to the rights of the holders of Series A Preferred Stock set forth in Section A.4 hereof, the holders of Series B Preferred Stock set forth in Section B.4 hereof, the holders of Series C Preferred Stock set forth in Section C.4 hereof and the holders of Series D Preferred Stock set forth in Section D.4 hereof, in the event of any Liquidation, whether

                                      55.

voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series E Preferred Stock, the holders of Series E Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series C Stockholders, an amount per share equal to the Series E Preferred Liquidation Preference whether from capital, surplus or earnings, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

               c. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series E Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section E.4(b) hereof and to pay the Series C Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Section C.4(b) hereof, then the Series E and Series C Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series E or Series C Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections E.4(b) and C.4(b) hereof.

               d. In the event of any Liquidation, the Series E Preferred Stock shall not be entitled to receive any payment of cash or distribution of property other than as expressly provided in this Section E.4.

          5.   Merger, Consolidation, etc.

               a. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

               b. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

                                      56.

               c. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

          6.   Voting.

               a. General. In addition to the rights otherwise provided for herein or by law, except as provided in Section E.6(b) hereof, the Series E Preferred Stockholders shall be entitled to vote, together with the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote or action of the Series E Preferred Stockholders voting together as a separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series E Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series E Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b. Election of Board of Directors. The Series E Preferred Stockholders shall not have any right to vote for the election of members to the Board of Directors of the Corporation.

               c. Protective Provisions. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

                    (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

                    (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

                    (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

                    (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

                                      57.

                    (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

                    (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

                    (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

                    (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

                    (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

                    (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

                    (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

                    (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended prior to May 13, 1996, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section E.6(c) and Sections A.6(c), B.6(c), C.6(c) and D.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of

                                      58.

shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

          7.   Conversion.

               a.   Right to Convert.

                    (i) Any Series E Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series E Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series E Preferred Stock so converted equal to the quotient of the Series E Preferred Original Purchase Price divided by the Series E Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

                    (ii) (a) Any Series E Preferred Stock that remains unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series E Preferred Stock with respect to Series E Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section E.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section E.7(a)(ii)(c) hereof, shall cease and the shares of Series E Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                           (b)  The Corporation shall promptly send by first-
class mail, postage prepaid, to each Series E Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                           (c)   Holders of Series E Preferred Stock converted
into shares of Common Stock pursuant to this Section E.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series E Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

               b.   Mechanics of Conversion.

                    (i) Any Series E Preferred Stockholder that exercises its right to convert its shares of Series E Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

                    (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with

                                      59.

address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

                    (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section E.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series E Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

                    (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series E Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

                    (v) Upon conversion of only a portion of the shares of Series E Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series E Preferred Stock from the Preferred Certificate so surrendered.

               c.   Issuance of Common Stock on Conversion.

                    (i) If a Series E Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series E Preferred Stock so surrendered.

                    (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series E Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

               d. Conversion Price; Adjustment. The "Series E Preferred Conversion Price" with respect to the Series E Preferred Stock shall initially be equal to the Series E Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

                    (i) If the Corporation shall at any time after the Series E Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series E Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common

                                      60.

Stock issuable on conversion of each share of the Series E Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                    (ii) If, at any time after the Series E Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series E Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series E Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                    (iii) If, at any time after the Series E Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series E Preferred Conversion Price with respect to the Series E Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series E Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series E Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section E.7(d)(iii) shall similarly apply to successive Extraordinary Transactions.

                    (iv) All calculations under this Section E.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

                    (v) In any case in which the provisions of this Section E.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series E Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section E.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

               e.   Notice of Adjustments.

                    (i) Whenever the Series E Preferred Conversion Price shall be adjusted as provided in Section E.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series E Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series E Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt

                                      61.

requested, postage prepaid, to each Series E Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section E.7(e)(ii) hereof.

                    (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii) or (iii) of Section E.7(d) hereof, the Corporation shall give notice to each Series E Preferred Stockholder, in the manner set forth in Section E.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series E Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series E Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under this Section E.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

               f. Transfer Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series E Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series E Preferred Stock in respect of which such shares are being issued.

               g. Reservation of Common Stock. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series E Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series E Preferred Stock.

               h. Status of Common Stock. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

     8.        Miscellaneous.

               a. Shares of Series E Preferred Stock are not entitled to a right of redemption by the Company.

                                      62.

               b. Shares of Series E Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

               c. The shares of the Series E Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

     PART F.   Common Stock.

          1.   Common Stock.

               a. Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters as to which holders of Common Stock shall be entitled to vote, which voting rights shall not be cumulative. In any election of directors, no holder of Common Stock shall be entitled to more than one (1) vote per share.

               b. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of any class or series of capital stock having a preference over the Common Stock and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a Liquidation, the right to receive ratably and equally along with the holders of the Series A Preferred Stock in accordance with Section A.4 hereof, the holders of the Series B Preferred Stock in accordance with Section B.4 hereof, the holders of the Series D Preferred Stock in accordance with Section D.4 hereof, and the holders of any other capital stock then entitled to participate, all the assets and funds of the Corporation remaining after the payment of all claims and obligations of the Corporation, as provided by the General Corporation Law.

     PART G.   Definitions.

          1. As used in Article III of this Seventh Restated Certificate of Incorporation, the following terms shall have the meanings provided therefor below or elsewhere in this Seventh Restated Certificate of Incorporation as referred to below:

          "Closing Date" shall mean the date of the closing of the Corporation's first Public Offering.

          "Common Certificate" shall mean the certificate(s) for the shares of Common Stock issued upon the conversion of Series Preferred Stock.

          "Common Stock" shall have the meaning set forth Section 1 of this
Article III.

          "Common Stockholders" shall mean the holders of Common Stock.

                                      63.

          "Conversion Date" shall mean the date on which any Series Preferred Stockholder delivers a Preferred Certificate for conversion into Common Stock in accordance with Sections A.7(b)(ii), B.7(b)(ii), C.7(b)(ii), D.7(b)(ii) or E.7(b)(ii) hereof.

          "Current Market Price" of one share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days ending on the fifth (5th) business day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such thirty (30) business day period) as follows:

               a. If the Common Stock is listed or admitted for trading on a national securities exchange, the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

               b. If the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or, if there is no such sale price, the average of the last reported bid and asked prices, as reported by the Nasdaq on such day.

               c. If, on any day in question, the security shall not be listed or admitted to trading on a national securities exchange or quoted on the Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.

               d. If the Common Stock is not traded in such manner that the quotations referred to in this definition are available for the period required hereunder, the Current Market Price shall be determined by the Board of Directors of the Corporation.

          "Dilutive Issuance" shall mean an issuance of any shares of Common Stock (which term, for purposes of this definition, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Series Preferred Stock) or options to purchase or other rights to subscribe for such convertible or exchangeable securities), other than Excluded Stock, for a consideration per share less than the applicable Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series D Preferred Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities.

          "Event of Noncompliance" shall be as defined in the Stockholders' Agreement.

          "Excluded Stock" shall mean:

               a. Common Stock issued upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;

                                      64.

               b. Securities issued pursuant to the acquisition of another corporation, partnership, joint venture, trust or other entity by the Corporation by merger, consolidation, stock acquisition, reorganization, or otherwise whereby the Corporation, or its shareholders of record immediately prior to the effectiveness of such transaction, directly or indirectly own at least the majority of the voting power of such other entity or the resulting or surviving corporation immediately after such transaction;

               c. Common Stock issued to employees, consultants or others who provide services to the Corporation, pursuant to any options to purchase or rights to subscribe for such Common Stock granted pursuant to an option or rights plan, agreement or arrangement approved by the Corporation's Board of Directors, but not to exceed 11,275,624 shares of Common Stock, giving effect to appropriate adjustment to prevent dilution thereof;

               d. Common Stock issued upon exercise of options granted pursuant to the Restricted Stock Option Agreements (as defined in the Stockholders' Agreement);

               e. Common Stock issued in transactions described in Sections A.7(d)(ii)-(iii), B.7(d)(ii)-(iii), C.7(d)(i)-(ii), D.7(d)(ii)-(iii) or
E.7(d)(ii)-(iii) hereof;

               f. (i) The warrant issued to Comdisco, Inc. to initially acquire up to 501,000 shares of Series A Preferred Stock, (ii) up to 501,000 shares of Series A Preferred Stock issuable in connection with the exercise of the warrant, and (iii) the Common Stock into which such Series A Preferred Stock is convertible;

               g. The warrants issued to the holders of Series I Preferred Stock previously issued by the Corporation, in connection with the issuance of Series I Preferred Stock, to acquire 100,000 shares of Common Stock and the issuance of the shares of Common Stock in connection with the exercise of the warrants;

               h. The warrants issued to the parties to the Loan Agreement with the Corporation dated January 12, 1996 to acquire up to 450,000 shares of Common Stock and the issuance of Common Stock in connection with the exercise of the warrants;

               i. (a) Up to 18,939,394 shares of Series B Preferred Stock issued pursuant to the Series B Stock Purchase Agreement, (b) up to 5,818,184 shares of Series B Preferred Stock issued pursuant to options therein, and (c) the Common Stock into which such Series B Preferred Stock is convertible; and

               j. (a) Up to 24,809,555 shares of Series D Preferred Stock issued pursuant to the Series D Stock Purchase Agreement and (b) the Common Stock into which such Series D Preferred Stock is convertible.

               k    (a) Up to 5,555,556 shares of Series E Preferred Stock
issued pursuant to the Series E Stock Purchase Agreement and (b) the Common Stock into which such Series E Preferred Stock is convertible.

               l. Common Stock issued to Novartis Agribusiness Biotechnology Research, Inc. or its assigns upon the occurrence of an underwritten initial public offering of the

                                      65.

Corporation pursuant to that certain Stock Purchase Agreement between the Corporation and Novartis Agribusiness Biotechnology Research, Inc. dated as of the Series E Preferred Original Issuance Date.

          "Extraordinary Transaction" shall mean any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger which has been treated as a Liquidation under Sections A.5, B.5, C.5, D.5 and E.5 hereof or in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights (or the qualifications, limitations or restrictions, if any) of the Series Preferred Stock).

          "Liquidation" shall mean any liquidation, dissolution or winding-up of the affairs of the Corporation.

          "Nasdaq" shall mean the National Association of Securities Dealers Automated Quotations System.

          "1997 Equity Incentive Plan" shall mean the Corporation's 1997 Equity Incentive Plan, as the same may be amended from time to time.

          "Option Plan" shall mean the Corporation's Restated 1994 Employee Incentive and Non-Qualified Stock Option Plan, as amended.

          "Preferred Stock" shall have the meaning set forth Section 1 of this
Article III.

          "Preferred Certificate" shall mean the certificate(s) of Series Preferred Stock delivered for conversion into Common Stock pursuant to Sections A.7(b)(i), B.7(b)(i), C.7(b)(i), D.7(b)(i) or E.7(b)(i) hereof.

          "Preferred Directors" shall mean the directors of the Corporation which the Series A, Series B, Series C and Series D Preferred Stockholders have the right to elect pursuant to Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof.

          "Proportional Adjustment" shall mean an adjustment made to the price of the Series Preferred Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to such security, such that the price of one share of the Series Preferred Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the Series Preferred Stock with respect thereto upon the effectiveness of such change.

          "Public Offering" shall mean an Underwritten Offering by the Corporation of authorized but unissued shares of Common Stock at a price per share of not less than $3.00 (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) resulting in

                                      66.

gross proceeds to the Corporation (before deducting underwriting commissions and expenses of the offering) of not less than $25,000,000.

          "Redemption Date" shall mean the date fixed for any redemption pursuant to Sections A.8(c), B.8(c), C.8(c) or D.8(c) hereof.

          "Redemption Notice" shall mean a request for redemption of the Series Preferred Stockholders pursuant to Sections A.8(a), B.8(a), C.8(a) or D.8(a) hereof.

          "Redemption Payment" shall mean the redemption payment to which a Series A Preferred Stockholder is entitled pursuant to Section A.8 hereof, a Series B Preferred Stockholder is entitled pursuant to Section B.8 hereof, a Series C Preferred Stockholder is entitled pursuant to Section C.8 hereof or a Series D Preferred Stockholder is entitled pursuant to Section D.8 hereof.

          "Requesting Holders" shall mean the Series Preferred Stockholders making a request for redemption pursuant to Sections A.8(a), B.8(a), C.8(a) or D.8(a) hereof.

          "Securities Act" shall mean the Securities Act of 1993, as amended, and the rules and regulations promulgated thereunder.

          "Series A Preferred Conversion Price" shall have the meaning set forth in Section A.7(d) hereof.

          "Series A Preferred Fifth Anniversary Date" shall mean the fifth (5th) anniversary of the Series A Preferred Original Issuance Date.

          "Series A Preferred Original Issuance Date" shall mean the date of first issuance by the Corporation of a share of Series A Preferred Stock.

          "Series A Preferred Original Purchase Price" shall mean $1.00 per share, subject to Proportional Adjustment.

          "Series A Preferred Stock" shall have the meaning set forth in Section 1 of this Article III.

          "Series A Preferred Stockholders" shall mean the holders of the outstanding shares of Series A Preferred Stock.

          "Series B Preferred Conversion Price" shall have the meaning set forth in Section B.7(d) hereof.

          "Series B Preferred Fifth Anniversary Date" shall mean the fifth (5th) anniversary of the Series B Preferred Original Issuance Date.

          "Series B Preferred Original Issuance Date" shall mean the date of first issuance by the Corporation of a share of Series B Preferred Stock.

                                      67.

          "Series B Preferred Original Purchase Price" shall mean $0.66 per share, subject to Proportional Adjustment.

          "Series B Preferred Stock" shall have the meaning set forth in Section 1 of this Article III.

          "Series B Preferred Stockholders" shall mean the holders of the outstanding shares of Series B Preferred Stock.

          "Series B Stock Purchase Agreement" shall mean the Stock Purchase Agreement for the sale of Series B Preferred Stock dated as of May 13, 1996, as amended by the Amendment to Stock Purchase Agreement dated as of May 13, 1996.

          "Series C Preferred Liquidation Preference" shall mean the fair value, as determined by the Board of Directors of the Corporation in its reasonable discretion, of the Corporation's intellectual property rights in the genes and gene sequences developed by the Corporation pursuant to the Collaboration Agreement dated as of January 2, 1997, as amended between the Corporation and Finnfeeds International Limited.

          "Series C Preferred Original Issuance Date" shall mean the date of first issuance by the Corporation of a share of Series C Preferred Stock.

          "Series C Preferred Original Purchase Price" shall mean $2.25 per share, subject to Proportional Adjustment.

          "Series C Preferred Stock" shall have the meaning set forth in Section 1 of this Article III.

          "Series C Preferred Stockholders" shall mean the holders of the outstanding shares of Series C Preferred Stock.

          "Series D Preferred Conversion Price" shall have the meaning set forth in Section D.7(d) hereof.

          "Series D Preferred Original Issuance Date" shall mean the date of first issuance by the Corporation of a share of Series D Preferred Stock.

          "Series D Preferred Original Purchase Price" shall mean $0.85 per share, subject to Proportional Adjustment.

          "Series D Preferred Stock" shall have the meaning set forth Section 1 of this Article III.

          "Series D Preferred Stockholders" shall mean the holders of the outstanding shares of Series D Preferred Stock.

                                      68.

          "Series D Stock Purchase Agreement" shall mean the Stock Purchase Agreement and Agreement and Plan of Reorganization for the sale of Series D Preferred Stock dated as of October 22, 1997.

          "Series E Preferred Liquidation Preference" shall mean an amount equal to the Series D Preferred Original Purchase Price.

          "Series E Preferred Original Issuance Date" shall mean the date of first issuance by the Corporation of a share of Series E Preferred Stock.

          "Series E Preferred Original Purchase Price" shall mean $2.25 per share, subject to Proportional Adjustment.

          "Series E Preferred Stock" shall have the meaning set forth in Section 1 of this Article III.

          "Series E Preferred Stockholders" shall mean the holders of the outstanding shares of Series E Preferred Stock.

          "Series Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, collectively.

          "Series Preferred Stockholders" shall mean the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders and the Series E Preferred Stockholders, collectively.

          "Stockholders' Agreement" shall mean the Amended and Restated Stockholders' Agreement among the Corporation and certain Series Preferred Stockholders of the Corporation dated as of the Series E Preferred Original Issuance Date, as may be amended from time to time.

          "Underwritten Offering" shall mean a firm commitment offering by one or more underwriters in an offering registered on Form S-1 under the Securities Act.

          "United States Obligations" shall mean any obligations, the payment of which is backed by the full faith and credit of the United States.

                                  ARTICLE IV.

                               Registered Agent

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                      69.

                                  ARTICLE V.

                              Board of Directors

     The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the By-laws of the Corporation. Unless and except to the extent that the By-laws of the Corporation otherwise require, the election of directors of the Corporation need not be by written ballot.

                                  ARTICLE VI.

                                    By-laws

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                                 ARTICLE VII.

                              Perpetual Existence

     The Corporation is to have perpetual existence.

                                 ARTICLE VIII.

                             Amendments and Repeal

     Except as otherwise specifically provided in this Seventh Restated Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Seventh Restated Certificate of Incorporation, and to add or insert other provisions authorized at such time by the laws of the State of Delaware, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Seventh Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

                                  ARTICLE IX.

                         Compromises and Arrangements

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders

                                      70.

of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, then such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE X.

                            Limitation of Liability

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director; provided, however, that nothing contained in this Article X shall eliminate or limit the liability of a director:

               a. for any breach of the director's duty of loyalty to the Corporation or its stockholders;

               b. for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

               c.   under Section 174 of the General Corporation Law; or

               d. for any transaction from which the director derived improper personal benefit.

     No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                      71.

     In Witness Whereof, the undersigned has caused this Seventh Restated Certificate of Incorporation to be duly executed on behalf of the Corporation on December __, 1998.

                                    Diversa Corporation

                                    By: ______________________________
                                        Terrance J. Bruggeman
                                        Chief Executive Officer

Attest:


____________________________
Kathleen H. Van Sleen
Secretary

                                      72.

                                   Exhibit B

                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                             Amended and Restated

                            Stockholders' Agreement

                         Dated as of January 25, 1999


                                 by and among

                              DIVERSA CORPORATION

                                      and

                         the Stockholders named herein

                               Table Of Contents
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
1.   Definitions......................................................    1

2.   Representations and Certain Covenants............................   10
     2.1   By the Company.............................................   10
     2.2   By the Stockholders........................................   10
     2.3   By the Series A Preferred Stockholders.....................   10
     2.4   Covenants of the Stockholders..............................   11

3.   Legend on Shares and Notice of Transfer..........................   11
     3.1   Restrictive Legends........................................   11
     3.2   Notice of Transfer.........................................   12
     3.3   Prohibited Transfers.......................................   13
     3.4   Right of First Refusal; Tag-Along Rights...................   13

4.   Rights to Purchase Additional Stock..............................   16

5.   Board of Directors...............................................   17
     5.1   Number of Directors........................................   17
     5.2   Agreement to Vote for Directors............................   17
     5.3   Default of Agreement to Vote...............................   18
     5.4   Board Observation Rights...................................   18

6.   Affirmative Covenants of the Company.............................   18
     6.1   Use of Proceeds.............................................  19
     6.2   Consent as to Issuance of Common Stock......................  19
     6.3   Financial Information.......................................  19
     6.4   Other Reports and Inspection................................  20
     6.5   Corporate Existence.........................................  21
     6.6   Insurance...................................................  21
     6.7   Maintenance of Properties...................................  21
     6.8   Compliance with Obligations.................................  21
     6.9   Taxes.......................................................  21
     6.10  Compliance with Law.........................................  21
     6.11  Environmental Matters.......................................  22
     6.12  Accounting System...........................................  22

                                    i.

                               Table Of Contents
                                  (Continued)

                                                                         Page
     6.13  Reservation of Common Stock.................................  22
     6.14  Confidentiality Agreements with Employees and Consultants...  22
     6.15  Board of Directors Meetings.................................  22
     6.16  Publicity...................................................  22
     6.17  Registration Rights.........................................  22
     6.18  Key Man Life Insurance......................................  23
     6.19  Voting Agreement with Common Stockholders...................  23
     6.20  Option Exercises............................................  23
     6.21  Proprietary Rights..........................................  23
     6.22  Approval of Budget..........................................  23
     6.23  Repayment of Loan Agreement and Release of Encumbrances.....  23

7.   Negative Covenants of the Company.................................  23
     7.1   Indebtedness; Commitments...................................  24
     7.2   Restriction on Dividends....................................  24
     7.3   Restriction on Issuances of Shares..........................  24
     7.4   Protective Provisions.......................................  24
     7.5   Business....................................................  24
     7.6   Guarantees..................................................  24
     7.7   Conflicting Agreements......................................  24
     7.8   No Acquisitions.............................................  24
     7.9   No Dispositions.............................................  24
     7.10  Employee Stock and Stock Options............................  25

8.   Confidentiality...................................................  25

9.   Events of Noncompliance...........................................  26
     9.1   Occurrence of Event of Noncompliance........................  26
     9.2   Remedies....................................................  27

10.  Filing of Reports Under the Exchange Act..........................  27

11.  Registration Rights...............................................  28
     11.1  Demand Registration Rights..................................  28

                                      ii.

                               Table of Contents
                                  (Continued)

                                                                      Page
     11.2  Registration Requested by Holders......................... 30
     11.3  "Piggyback" Registrations................................. 31
     11.4  Registrations on S-3...................................... 33
     11.5  Company's Obligations in Registration..................... 33
     11.6  Payment of Registration Expenses.......................... 35
     11.7  Information from Holders of Registrable Securities........ 36
     11.8  Indemnification........................................... 36

12.  Small Business Matters.......................................... 38
     12.1  Generally: Certain SBIC Covenants......................... 38
     12.2  Regulatory Compliance Cooperation......................... 39
     12.3  Information Rights and Related Covenants.................. 40
     12.4  Remedies.................................................. 40

13.  Duration of Agreement........................................... 41

14.  Additional Remedies............................................. 41

15.  Successors and Assigns; Limitation on Assignment................ 41

16.  Entire Agreement................................................ 42

17.  Notices......................................................... 42

18.  Changes......................................................... 43

19.  Counterparts.................................................... 43

20.  Headings........................................................ 43

21.  Nouns and Pronouns.............................................. 43

22.  Severability.................................................... 43

23.  Governing Law; Jurisdiction..................................... 43

24.  New York Life Insurance Company Compliance Obligations.......... 43


                                     iii.

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

This Amended and Restated Stockholders' Agreement dated as of January 25, 1999 by and among Diversa Corporation, a Delaware corporation (the "Company"), and those stockholders of the Company whose names appear on the signature pages hereof.

                                R E C I T A L S

     Whereas, the Company and the holders of the Series A Preferred Stock have previously entered into a Stockholders' Agreement dated as of December 21, 1994 by and among the Company (formerly known as Industrial Genome Sciences, Inc.) and those stockholders whose names appear on the signature pages thereof, as amended by Amendment No. 1 thereto (the "Original Stockholders' Agreement");

     Whereas, the Company and the holders of the Series A, Series B, Series C and Series D Preferred Stock have previously entered into a Stockholders' Agreement dated as of May 13, 1996, as amended on July 14, 1997 and October 22, 1997, by and among the Company and those stockholders whose names appear on the signature pages thereof (the "Prior Stockholders' Agreement"), which superceded and replaced in its entirety the Original Stockholders' Agreement;

     Whereas, the Company is entering, or will enter into, a Stock Purchase Agreement with the Series E Investors pursuant to which the Company will sell shares of its Series E Preferred Stock to the Series E Investors;

     Whereas, in connection with the sale of the Series E Preferred Stock to the Series E Investors, the Company and the Stockholders desire to (i) amend and restate the Prior Stockholders' Agreement to make certain covenants with the Series E Investors and to grant the Series E Investors certain rights and (ii) terminate the Prior Stockholders' Agreement in its entirety with such Prior Stockholders' Agreement being superseded and replaced in its entirety with this Agreement;

     Now, Therefore, in consideration of the foregoing and of the respective covenants and undertakings hereunder, the parties hereto do hereby agree as follows:

1.   Definitions.

     As used in this Agreement, the following terms shall have the following respective meanings:

     "1997 Plan" shall mean the Company's 1997 Equity Incentive Plan.

     "Affiliate" shall mean, with respect to any Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that,

                                      1.

directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

     "Applicable Environmental Law" shall mean CERCLA, RCRA, the Federal Waste Pollution Control Act, 33 U.S.C. (S)(S) 1261 et seq., the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq., any similar provisions of state or local law in the countries and jurisdictions where the properties of the Company are located and where the Company conducts its business and the regulations thereunder and any other local, state and/or federal laws or regulations, whether currently in existence or hereafter enacted, that govern:

          (a) the existence, cleanup and/or remediation of contamination on property;

          (b) the protection of the environment from spilled, deposited or otherwise emplaced contamination;

          (c)  the control of hazardous wastes; or

          (d) the use, generation, transport, handling, treatment, storage, disposal, removal or recovery of Hazardous Materials, including building materials.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Budget" shall have the meaning set forth in Section 6.3(d).

     "Business" shall have the meaning set forth in Section 12.1.

     "Business and Condition" shall mean the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company.

     "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed.

     "By-laws" shall mean the By-laws of the Company, as amended.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 6901 et seq.

     "Capital Stock" shall mean any (i) shares of Common Stock, Preferred Stock or any other equity security of the Company, (ii) debt securities convertible into or exchangeable for any equity security of the Company, (iii) any debt security or capitalized lease with any equity feature with respect to the Company, or (iv) options, warrants or other rights to subscribe for, purchase or otherwise acquire any such equity security or debt security of the Company.

     "Charter" shall mean the Seventh Restated Certificate of Incorporation of the Company, as filed on December 30, 1998 with the Secretary of State of Delaware, as the same may be restated and amended from time to time.

     "CIT/VC" shall mean The CIT Group/Venture Capital, Inc. and any successor thereto.

                                      2.

     "CIT/VC Group" shall mean any entity or Person now existing or hereafter formed which is affiliated with The CIT Group/Venture Capital, Inc. and any successors or assigns of any of the foregoing Persons.

     "Commission" shall mean the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the applicable time.

     "Commitment" shall mean all obligations of the Company and its Subsidiaries pursuant to long-term leases or similar agreements relating to the use of personal property.

     "Common Shares" shall mean the issued and outstanding shares of the Company's Common Stock, $.001 par value per share, at the applicable time.

     "Common Stock" shall mean the Company's authorized Common Stock, $.001 par value per share.

     "Common Stockholder" shall mean each Person who has purchased Common Stock from the Company or who acquires Common Stock upon the conversion of preferred stock, by Transfer or otherwise and who becomes a party to this Agreement.

     "Control" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Covenant Preferred Shares" shall mean the issued and outstanding shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, and, for purposes of Section 6 only with respect to Sections 6.1, 6.2, 6.3(a) and (b), 6.4 and 6.13, the Series E Preferred Stock.

     "Covenant Preferred Stockholders" shall mean any holder of Covenant Preferred Shares and any person to whom Covenant Preferred Shares (or the Common Stock issued upon conversion thereof) are Transferred.

     "Equity Stock" shall have the meaning set forth in Rule 3a11-l under the Exchange Act.

     "Event of Noncompliance" shall have the meaning set forth in Section 9.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute and the rules and regulations thereunder, as shall be in effect from time to time.

     "Excluded Stock" shall mean (a) the Preferred Shares, (b) the Option Shares, (c) Common Stock issuable upon conversion of the Preferred Shares, (d) securities issued pursuant to the acquisition of another corporation, partnership, joint venture, trust or other entity by the Company by merger, consolidation, stock acquisition, reorganization, or otherwise, (e) Common Stock issuable upon exercise of options granted pursuant to the Restricted Stock Option Agreements, (f) Common Stock issuable as a result of stock dividends, stock splits, stock combinations or other similar transactions by the Company and (g) securities issued in connection with bank credit facilities, equipment financing transactions, other leasing lines of

                                      3.

credit or collaborative arrangements not primarily intended to provide equity financing to the Company.

     "GAAP" shall mean generally accepted accounting principles of the United States.

     "Governmental Body" shall mean any United States or state government body, any agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

     "Group" shall mean as to (a) a Preferred Stockholder that is a limited partnership, any and all of the venture capital limited partnerships now existing or hereafter arising that are "affiliates" (as defined by Rule 405 promulgated under the Securities Act), in whole or in part, of one or more general partners or of one or more general partners of a general partner of such Stockholder and any predecessor or successor partnership and any limited and general partners of any such partnership; (b) a Preferred Stockholder that is a trust, any of the beneficiaries, settlors or grantors now existing or hereafter arising of, or any Person under common control with, such trust; (c) in the case of HCV I, HCV II, HCV III and HCV IV, the HCV Group; (d) in the case of Everest Trust, any grantor or beneficiary thereof, or any other trust, corporate entity or partnership under common control with Everest Trust for which Rho Management Company, Inc. acts as investment adviser; (e) in the case of APA Excelsior IV, L.P., APA Excelsior IV/Offshore, L.P., The P/A Fund, L.P., and the Patricof Private Investment Club, L.P., the Patricof Group; (f) in the case of the Series E Investors, any affiliates, in whole or in part, of such Series E Investor; and
(g) any Preferred Stockholder, any other Preferred Stockholder.

     "Hazardous Materials" shall mean any substance which as of the date of this Agreement shall be identified as "hazardous" or "toxic" or otherwise regulated under CERCLA or RCRA or which has been or shall be determined at any time by any agency or court to be a hazardous or toxic substance under Applicable Environmental Law. The term "Hazardous Material" shall also include, without limitation, raw materials, building components (including asbestos), the products of any manufacturing or other activities on the properties, wastes, petroleum, and source, special nuclear or by-product material as defined by the Atomic Energy Act of 1954, as amended (42 U.S.C. (S)(S) 3011 et seq., as amended.)

     "HCV Group" shall mean, collectively, (i) HCV I, (ii) HCV II, (iii) HCV III, (iv) HCV IV, (v) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of HCV I, HCV II, HCV III and HCV IV (an "HCV Fund") (including, without limitation, the other HCV Funds); (vi) any limited partners or affiliates of HCV I, HCV II, HCV III, HCV IV or any other HCV Fund; and (vii) any successors or assigns of any of the foregoing persons.

     "HCV I" shall mean HealthCare Ventures I, L.P., a Delaware limited partnership, including any successor thereto.

     "HCV II" shall mean HealthCare Ventures II, L.P., a Delaware limited partnership, including any successor thereto.

     "HCV III" shall mean HealthCare Ventures III, L.P., a Delaware limited partnership, including any successor thereto.

                                      4.

     "HCV IV" shall mean HealthCare Ventures IV, L.P., a Delaware limited partnership, including any successor thereto.

     "Initial Public Offering" shall mean the Company's initial distribution of Common Stock in an underwritten Public Offering to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act at a price per share which is not less than 300% of the Conversion Price (as defined in the Charter) of the Series B Preferred Stock in effect at the time of such public offering and resulting in gross proceeds (before underwriting commissions and offering expenses) to the Company of not less than $15 million.

     "Indebtedness" shall mean all liabilities for money borrowed, or for the deferred portion of the purchase price, payable by the Company or its Subsidiaries.

     "Key Man Life Insurance" shall have the meaning set forth in Section 6.19.

     "Non-Scientific Founders" shall mean Dr. Peter Korn and Gary Friedman.

     "Offer" shall have the meaning set forth in Section 4(b) hereof.

     "Offered Shares" shall have the meaning set forth in Section 4(a) hereof.

     "Option Shares" shall mean up to 11,275,624 shares of Common Stock issued, available for issuance or subject to options, warrants, awards or rights granted or authorized to be granted to employees, consultants and others who provide services to the Company pursuant to any Stock Plan.

     "Patricof Group" shall mean, collectively, (i) APA Excelsior IV, L.P., (ii) APA Excelsior IV/Offshore, L.P., (iii) The P/A Fund, L.P., (iv) the Patricof Private Investment Club, L.P., (v) any venture capital limited partnership or entity (a "Patricof Fund") now existing or hereafter formed which is affiliated with or under common control with (x) one or more general partners of any general partner of APA Excelsior IV, L.P., APA Excelsior IV/Offshore, L.P., The P/A Fund, L.P., or the Patricof Private Investment Club, L.P., or (y) managed or advised by Patricof & Co. Ventures, Inc. or any affiliate thereof (including, without limitation, the other Patricof Funds); (vi) any limited partners or affiliates of APA Excelsior IV, L.P., APA Excelsior IV/Offshore, L.P., The P/A Fund, L.P., or the Patricof Private Investment Club, L.P., or any other Patricof Fund; and (vii) any successors or assigns of any of the foregoing persons. Any reference to APA Excelsior IV, L.P., APA Excelsior IV/Offshore, L.P., The P/A Fund, L.P., and the Patricof Private Investment Club, L.P., shall mean such entity and any successor to such entity.

     "Person" shall mean any individual, corporation, partnership, a limited liability company, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.

     "Preferred Shares" shall mean the issued and outstanding shares of the Company's Series A Preferred Stock, $.001 par value per share, Series B Preferred Stock, $.001 par value

                                      5.

per share, Series C Preferred Stock, $.001 par value per share, Series D Preferred Stock, $.001 par value per share, and Series E Preferred Stock, $.001 par value per share.

     "Preferred Stockholder" shall mean any holder of Preferred Shares and any Person to whom Preferred Shares (or the Common Stock issued upon conversion thereof) are Transferred.

     "Pro Rata Fraction" shall have the meaning set forth in Section 3.4(b).

     "Public Offering" shall mean a distribution of Common Stock in an underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act.

     "RCRA" shall mean Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq.

     "Registrable Securities" shall mean the aggregate of Series A Registrable Securities, the Series B Registrable Securities, the Series C Registrable Securities, the Series D Registrable Securities and the Series E Registrable Securities.

     "Regulated Holder" shall mean any holder of the Company's Securities that is (or that is a subsidiary of a bank holding company that is) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R., Part 225 (or any successor to Regulation Y).

     "Regulatory Problem" shall mean (i) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or CIT/VC reasonably believes that there is a significant risk of such assertion) that such Person (or any bank holding company that controls such Person) is not entitled to hold, or exercise any material right with respect to, all or any portion of the Securities of the Company which such Person holds or (ii) when such Person and its Affiliates would own, control or have power (including voting rights) over a greater quantity of Securities of the Company than is permitted under any law or regulation or any requirement of any governmental authority applicable to a Person or to which such Person is subject.

     "Restricted Securities" shall mean the aggregate of Series A Restricted Securities, the Series B Restricted Securities, the Series C Restricted Securities, the Series D Restricted Securities and the Series E Restricted Securities.

     "Restricted Stock Option Agreements" shall mean the Restricted Stock Option Agreements dated December 21, 1994 between the Company and each of the Scientific Founders and the Non-Scientific Founders (except Barry Marrs) and the Restricted Stock Option Agreement dated December 19, 1994 between the Company and Barry Marrs.

     "SBA" shall have the meaning set forth in Section 12.1.

     "SBIA" shall have the meaning set forth in Section 12.1.

     "SBIC" shall have the meaning set forth in Section 12.1.

                                      6.

     "Scientific Founders" shall mean Dr. Melvin Simon, Dr. Jeffrey H. Miller, Dr. Barry Marrs and Dr. Karl Stetter.

     "Securities" shall mean, with respect to any Person, such Person's capital stock or any options, warrants or other Securities which are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock (whether or not such derivative Securities are issued by the Company). Whenever a reference herein to Securities refers to any derivative Securities, such reference shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute and the rules and regulations of the Commission thereunder, as shall be in effect at the applicable time.

     "Series A Preferred Stock" shall mean the Series A Preferred Stock, $.001 par value per share, of the Company.

     "Series A Registrable Securities" shall mean the shares of Common Stock issued or issuable on conversion or exercise of Series A Restricted Securities, or constituting a portion of the Series A Restricted Securities.

     "Series A Restricted Securities" shall mean the Series A Preferred Stock and the Common Stock issued or issuable upon the conversion of the Series A Preferred Stock, and any other securities of the Company which may be heretofore or hereafter issued to any of the holders of the Series A Preferred Stock (other than Series B Preferred Stock) which are convertible into or exercisable or exchangeable for shares of Common Stock (including, without limitation, other classes or series of preferred stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and any Common Stock (howsoever acquired) by any holder of Series A Preferred Stock or any Common Stock which has been issued on conversion of Series A Preferred Stock, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

     "Series A Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of December 21, 1994 by and among the Company and the parties thereto, as amended by the Stock Purchase Agreement and Amendment to Stock Purchase Agreement, dated March 15, 1995 by and among the Company and the parties thereto, as amended by the Stock Purchase Agreement and Amendment to Stock Purchase Agreement dated July 28, 1995 by and among the Company and the parties thereto, as amended by Amendment No. 3 to the Stock Purchase Agreement dated May 13, 1996 by and among the Company and the parties thereto.

     "Series B Preferred Stock" shall mean the Series B Preferred Stock, $.001 par value per share, of the Company.

     "Series B Registrable Securities" shall mean the shares of Common Stock issued or issuable on conversion or exercise of Series B Restricted Securities, or constituting a portion of the Series B Restricted Securities.

                                      7.

     "Series B Restricted Securities" shall mean the Series B Preferred Stock and the Common Stock issued or issuable upon the conversion of the Series B Preferred Stock, and any other securities of the Company which may be heretofore or hereafter issued to any of the holders of the Series B Preferred Stock (other than Series A Preferred Stock) which are convertible into or exercisable or exchangeable for shares of Common Stock (including, without limitation, other classes or series of preferred stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and any Common Stock (howsoever acquired) by any holder of Series B Preferred Stock or any Common Stock which has been issued on conversion of Series B Preferred Stock, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

     "Series B Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of May 13, 1996, by and among the Company and the purchasers of the Series B Preferred Stock named as Investors therein.

     "Series C Preferred Stock" shall mean the Series C Preferred Stock, $.001 par value per share, of the Company.

     "Series C Registrable Securities" shall mean the shares of Common Stock issued or issuable on conversion or exercise of Series C Restricted Securities, or constituting a portion of the Series C Restricted Securities.

     "Series C Restricted Securities" shall mean the Series C Preferred Stock and the Common Stock issued or issuable upon the conversion of the Series C Preferred Stock, and any other securities of the Company which may be heretofore or hereafter issued to any of the holders of the Series C Preferred Stock which are convertible into or exercisable or exchangeable for shares of Common Stock (including, without limitation, other classes or series of preferred stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and any Common Stock (howsoever acquired) by any holder of Series C Preferred Stock or any Common Stock which has been issued on conversion of Series C Preferred Stock, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

     "Series C Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of July 14, 1997 by and among the Company and the parties thereto.

     "Series D Preferred Stock" shall mean the Series D Preferred Stock, $.001 par value per share, of the Company.

     "Series D Registrable Securities" shall mean the shares of Common Stock issued or issuable on conversion or exercise of Series D Restricted Securities, or constituting a portion of the Series D Restricted Securities.

     "Series D Restricted Securities" shall mean the Series D Preferred Stock and the Common Stock issued or issuable upon the conversion of the Series D Preferred Stock, and any other securities of the Company which may be heretofore or hereafter issued to any of the

                                      8.

holders of the Series D Preferred Stock which are convertible into or exercisable or exchangeable for shares of Common Stock (including, without limitation, other classes or series of preferred stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and any Common Stock (howsoever acquired) by any holder of Series D Preferred Stock or any Common Stock which has been issued on conversion of Series D Preferred Stock, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

     "Series D Stock Purchase Agreement" shall mean the Stock Purchase Agreement and Agreement and Plan or Reorganization, dated as of October 22, 1997 by and among the Company and the parties thereto.

     "Series E Investors" shall mean the investor(s) listed on the Schedule of Series E Investors attached hereto.

     "Series E Preferred Stock" shall mean the Series E Preferred Stock, $.001 par value per share, of the Company.

     "Series E Registrable Securities" shall mean the shares of Common Stock issued or issuable on conversion or exercise of Series E Restricted Securities, or constituting a portion of the Series E Restricted Securities.

     "Series E Restricted Securities" shall mean the Series E Preferred Stock and the Common Stock issued or issuable upon the conversion of the Series E Preferred Stock, and any other securities of the Company which may be heretofore or hereafter issued to any of the holders of the Series E Preferred Stock which are convertible into or exercisable or exchangeable for shares of Common Stock (including, without limitation, other classes or series of preferred stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and any Common Stock (howsoever acquired) by any holder of Series E Preferred Stock or any Common Stock which has been issued on conversion of Series E Preferred Stock, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

     "Series E Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of January 25, 1999, or any additional stock purchase agreement for the purchase and sale of Series E Preferred Stock, by and among the Company and the parties thereto.

     "Shares" shall mean and include all shares of voting capital stock of the Company now owned or hereafter acquired by any Stockholder or transferee of such Stockholder.

     "Stockholder" shall mean each Person who has purchased Shares from the Company or who acquires Shares upon conversion of the Preferred Shares, the exercise of options, Transfer or otherwise and who is a party to this Agreement.

     "Stock Plan" shall mean any stock award or option plan, agreement or arrangement for officers, directors, consultants, employees and others who render services to the Company.

                                      9.

     "Subsidiary" shall mean, with respect to any Person, any corporation of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

     "Taxes" shall mean all taxes, duties, charges, fees, levies, interest, penalties, additions to tax or other assessments, including, but not limited to, foreign, federal, state and local income, excise, employment, property, sales, use, occupation, value added and franchise taxes and customs duties, imposed by any Governmental Body and any payments with respect thereto required under any tax-sharing agreement.

     "Transfer" shall include any sale, assignment, transfer, pledge, encumbrance, or other disposition of, or the subjecting to a security interest of, any Restricted Securities, or any disposition of any Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

     "Voting Agreement" shall mean the Amended and Restated Voting Agreement dated as of even date herewith, by and among the Company, the Preferred Stockholders and certain Common Stockholders, as the same may be amended from time to time.

2.   Representations and Certain Covenants.

     2.1  By the Company. The Company represents to each Stockholder that:

          (a) The execution, delivery and performance by the Company of this Agreement and each other agreement to be entered into by the Company in connection with this Agreement have been duly authorized by all action required by law, its Charter, its By-laws or otherwise.

          (b) This Agreement and such other agreements have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their terms.

     2.2 By the Stockholders. Each Stockholder, as to itself or himself, represents to the Company and the other Stockholders that:

          (a) The execution, delivery and performance by such Stockholder of this Agreement and each other agreement to be entered into by such Stockholder in connection with this Agreement have been duly authorized by all action required by law, and by the certificate of incorporation and by-laws, partnership agreement or other governing instrument of such Stockholder.

          (b) This Agreement and such other agreements have been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligations of such Stockholder enforceable against it or him in accordance with their terms.

     2.3 By the Series A Preferred Stockholders. Each holder of the Series A Preferred Stock agrees to waive any prior breach of the Series A Preferred Stock Purchase Agreement and

                                      10.

each other agreement between the Company and the holders of Series A Preferred Stock. The right of the holders of Series A Preferred Stock are as set forth in this Agreement, the Series A Stock Purchase Agreement and the Charter; for the avoidance of doubt, the Series A Stockholders shall not be deemed to have waived any rights available to them in the future under either of said agreements or the Charter.

     2.4 Covenants of the Stockholders. Each of the Stockholders hereby waives any default or Event of Noncompliance that may have occurred prior to the date hereof with respect to the late reporting or presentation of financial materials and/or budgets pursuant to Sections 6.3 and 6.22 herein.

3.   Legend on Shares and Notice of Transfer.

          3.1  Restrictive Legends.

               (a) Each certificate evidencing Shares, and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall (unless otherwise permitted by the provisions of Section 3.2 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.

               (b) Each certificate evidencing Shares, and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall also be stamped or otherwise imprinted with a legend in substantially the following form:

                    ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, BY AND AMONG DIVERSA CORPORATION, THE HOLDER OF RECORD OF THIS CERTIFICATE AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD

                                      11.

                    OF THIS CERTIFICATE TO THE SECRETARY OF DIVERSA CORPORATION.

          3.2  Notice of Transfer.

          (a) Each of the Stockholders, and any other holder of any Shares by acceptance thereof, agrees that, prior to any Transfer of any Shares, such holder will give written notice to the Company of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 3.2 and all of the provisions of Section 3.4 hereof. Each such notice shall contain (i) a statement setting forth the intention of said holder's prospective transferee with respect to its retention or disposition of said Shares, and (ii) unless waived by the Company, an opinion of counsel (reasonably satisfactory to the Company and its counsel) for said holder (who may be the inside or staff counsel employed by said holder), as to the necessity or non-necessity for registration under the Securities Act and applicable state securities laws in connection with such Transfer and stating the factual and statutory bases relied upon by counsel. The following provisions shall then apply:
               (i) If the proposed Transfer of Shares may be effected without registration or qualification under the Securities Act and any applicable state securities laws, then the registered holder of such Shares shall be entitled to Transfer such Shares in accordance with Section 3.3 and the intended method of disposition specified in the statement delivered by said holder to the Company.

               (ii) If the proposed Transfer of such Shares may not be effected without registration under the Securities Act or registration or qualification under any applicable state securities laws, the registered holder of such Shares shall not be entitled to Transfer such Shares until the requisite registration or qualification is effective.

          (b) Notwithstanding the provisions of Section 3.2, (i) in the case of a Transfer by a holder to a member of such holder's Group, no such opinion of counsel shall be necessary, provided that the transferee agrees in writing to be subject to Section 3 hereof to the same extent as if such transferee were originally a signatory to this Agreement, and (ii) in the case of any holder of Restricted Securities that is a partnership, no such opinion of counsel shall be necessary for a Transfer by such holder to a partner of such holder, or a retired partner of such holder who retires after the date hereof, or the estate of any holder who retires after the date hereof, or the estate of any such partner or retired partner if, with respect to such Transfer by a partnership, such Transfer is made in accordance with the partnership agreement of such partnership, and the transferee agrees in writing to be subject to the terms of
Section 3 hereof to the same extent as if such transferee were originally a signatory to this Agreement. Transfers pursuant to this Section 3.3(b) are not subject to the provisions of Section 3.4.

          (c) Each certificate evidencing the Shares issued upon such Transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the legends set forth in Section 3.1 hereof unless the Shares are no longer subject to this Stockholders' Agreement and (i) in the opinion of counsel (reasonably acceptable to the Company) addressed to the Company the registration of future Transfers is not required by the applicable provisions of the Securities Act or applicable state securities laws; (ii) the Company shall have waived the

                                      12.

requirement of such legend; or (iii) in the reasonable opinion of counsel to the Company, such Transfer shall have been made in connection with an effective registration statement filed pursuant to the Securities Act or in compliance with the requirements of Rule 144 or Rule 144A (or any similar or successor rule) promulgated under the Securities Act, and in compliance with applicable state securities laws, to a person who is not an affiliate (as such term is defined in the Securities Act) of the Company.

     3.3  Prohibited Transfers.

          (a) Each Stockholder agrees that it or he shall not Transfer any of its or his Shares without the prior written consent of the holders of at least 75% in interest of the Preferred Shares, voting together as a class (without counting the Shares held by such transferring Stockholder) except as provided for in Section 3.

          (b) Notwithstanding anything to the contrary contained herein, a Stockholder may Transfer all or any of its Shares to a member of its Group and, in the case of any stockholder which is a partnership, to a partner of such holder, or a retired partner of such holder who retires after the date hereof, or the estate of any holder who retires after the date hereof, or the estate of any such partner or retired partner if, with respect to such Transfer by a partnership, such Transfer is made in accordance with the partnership agreement of such partnership provided that any such transferee shall agree in writing with the Company, prior to and as a condition precedent to such transfer, to be bound by all of the provisions of this Agreement.

          (c) If requested in writing by the managing underwriters, if any, of any Public Offering, each Stockholder agrees not to offer, sell, contract to sell or otherwise dispose of any Shares except as part of such Public Offering within thirty (30) days before or one hundred and eighty (180) days after the effective date of the registration statement filed with respect to said offering, and the Company hereby also so agrees; provided, however, that this restriction will not apply to transfers permitted under Section 3.3(b).

          (d) Each Transfer of Shares which is permitted by Section 3 of this Stockholders' Agreement shall be by written agreement (the "Transfer Agreement"), in a form reasonably satisfactory to the Company and its counsel, pursuant to which the transferee (other than a Stockholder who is already a party to this Stockholders' Agreement) agrees to execute a counterpart copy of this Stockholders' Agreement, and to abide by, and hold the transferred Shares subject to, the terms of this Agreement that are applicable to the transferring Stockholder as of the time of the Transfer and that would have been applicable to such transferring Stockholder had the transferring Stockholder retained such transferred Shares.

     3.4  Right of First Refusal; Tag-Along Rights.

          (a) If a Stockholder (for purposes of this Section, the "Selling Stockholder") desires to sell all or any part of his Shares pursuant to a bona fide, arm's-length offer from a creditworthy third party (the "Proposed Transferee"), the Selling Stockholder shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the other Stockholders and the Company, on terms and conditions, including price, not less favorable to the other Stockholders and the Company than those on which the Selling Stockholder proposes to sell the

                                      13.

Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Stockholder, the terms and conditions, including price, of the proposed sale, the address of the Selling Stockholder and any other material facts relating to the proposed sale.

          (b) Subject to and in accordance with the priorities of rights established in subsection (c) below, each Stockholder shall have the right (the "Right of First Refusal") to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares then owned by such Stockholder and the denominator of which shall be the aggregate number of Shares then owned by all of the Stockholders less those owned by the Selling Stockholder (the "Pro Rata Fraction"). For the purpose of calculating the Pro Rata Fraction, each Preferred Share shall be deemed to represent the number of Common Shares into which the Preferred Share is then convertible.

          (c) Stockholders shall have a right of oversubscription such that if any Stockholder fails to accept the Offer as to its or his full Pro Rata Fraction, the other Stockholders, among them, shall have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by a Stockholder by accepting the Offer as to more than its or his Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Stockholders shall be cut back with respect to their oversubscriptions so as to sell the Offered Shares as nearly as possible in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

          (d) If a Stockholder desires to purchase all or any part of the Offered Shares, such Stockholder (a "Purchasing Stockholder") shall communicate in writing its or his election to purchase (an "Acceptance") to the Selling Stockholder, which Acceptance shall state the number of Offered Shares the Purchasing Stockholder desires to purchase and shall be delivered in person or mailed to the Selling Stockholder at the address set forth in the Offer, with a copy to the Company and the other Stockholders, within twenty (20) days of the date the Offer was made.

          (e) If the other Stockholders do not accept the Offer for all of the Offered Shares, the Company shall have the right to purchase all of the remaining Offered Shares (including any Tag-Along Shares being offered pursuant to paragraph (j) below). If the Company desires to purchase all of the remaining Offered Shares it shall seek the approval of the holders of at least 75% in interest of the Preferred Shares (excluding those Preferred Shares owned or held by the Selling Stockholder and any Tag-Along Stockholder pursuant to paragraph
(j) below), voting together as a class. Upon obtaining the requisite approval from the Preferred Stockholders, the Company shall communicate in writing its acceptance to the Selling Stockholder and the other Stockholders, which Acceptance shall be delivered in person or mailed to the Selling Stockholder and the other Stockholders within thirty (30) days of the date the Offer was made.

          (f) Sale of the Offered Shares pursuant to this Section 3.4 shall be made at the offices of the Company no later than the thirtieth (30) day following the expiration of the 30-day

                                      14.

period after the Offer is made (or if such thirtieth (30) day is not a Business Day, then on the next succeeding Business Day). Such sales shall be effected by the Selling Stockholder's delivery to each Purchasing Stockholder or the Company, as the case may be, of a certificate or certificates evidencing the Offered Shares to be purchased by it or him, duly endorsed for transfer to the Purchasing Stockholder or the Company, as the case may be, which Offered Shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, against payment to the Selling Stockholder of the purchase price therefor by the Purchasing Stockholder or Company, as the case may be. Payment for the Offered Shares shall be made as provided in the Offer or by wire transfer or certified check.

          (g) If the Purchasing Stockholders and the Company do not agree to purchase all of the Offered Shares, then the Offered Shares may be sold by the Selling Stockholder at any time within 120 days after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 120-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3.4.

          (h) If any Selling Stockholder becomes obligated to sell any Shares (a "Defaulting Stockholder") to the Company or any Purchasing Stockholder under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company or the Purchasing Stockholder, as the case may be, may, at its or his option, in addition to all other remedies it or he may have, send to the Defaulting Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to the Defaulting Stockholder, if applicable, shall (x) cancel on its books the certificate or certificates representing the Shares to be sold and (y) issue, in lieu thereof, in the name of the Purchasing Stockholder, a new certificate or certificates representing such Shares, and thereupon all of the Defaulting Stockholder's rights in and to such Shares shall terminate, except for the right to receive payment of the purchase price therefor.

          (i) Notwithstanding anything herein to the contrary, the Selling Stockholder shall not be obligated to sell any Shares to the Company or the other Stockholders, and will be free to sell all of the Shares to the Proposed Transferee, if the Company and the Stockholders do not elect to buy all of the Shares specified in the Offer.

          (j) In lieu of exercising the Right of First Refusal, each of the other Stockholders (for the purposes of this paragraph, the "Tag-Along Stockholder") shall have the irrevocable right (the "Tag-Along Right") to require the Selling Stockholder to cause the Proposed Transferee to purchase from such Tag-Along Stockholder that number of Shares held by such Tag-Along Stockholder as is equal to the product of the Offered Shares, multiplied by a fraction, the numerator of which is the number of Shares held by such Tag-Along Stockholder and the denominator of which is the number of Shares owned by such Tag-Along Stockholder plus the sum of the number of Shares owned by the Selling Stockholder and all other Tag-Along Stockholders who are exercising their Tag-Along Rights (the "Tag-Along Shares"). The sale of the Offered Shares (as reduced by the Tag-Along Shares, the "Remaining Offered Shares") and the Tag-Along Shares shall be for the same consideration and otherwise on the same terms and conditions for all holders. The Tag-Along Right shall be exercised by a Tag-Along Stockholder

                                      15.

by notifying the Selling Stockholder and the Company in writing (the "Tag-Along Notice") within twenty (20) calendar days of receiving the Offer of his intention to sell his Tag-Along Shares. Failure by any Stockholder to deliver a Tag-Along Notice during such twenty (20) calendar day period shall be deemed to constitute the election of such Stockholder not to exercise his Tag-Along Rights. If the Proposed Transferee does not consummate the purchase of all of the Remaining Offered Shares and the Tag-Along Shares within 120 calendar days from the receipt by the Selling Stockholder of a Tag-Along Notice from each of the other Stockholders, the Offered Shares and Tag-Along Shares shall again become subject to the terms of this Section 3.

4.   Rights to Purchase Additional Stock.

          (a) Except for Excluded Stock, the Covenant Preferred Stockholders shall have the right to subscribe to any and all issuances of Capital Stock of the Company ("Company Offered Shares"). Each Covenant Preferred Stockholder shall have the right to purchase that number of Company Offered Shares as shall be equal to the number of Company Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares then owned by such Covenant Preferred Stockholder and the denominator of which shall be the aggregate number of Shares then owned by all of the Covenant Preferred Stockholders (the "Fraction"). For purposes of calculating the Fraction, all issued and outstanding securities held by the Covenant Preferred Stockholders that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable Covenant Preferred Shares) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged.

          (b) In the event the Company shall propose to issue Capital Stock except for Excluded Stock, the Company shall give written notice (the "Offer of Shares") to each Covenant Preferred Stockholder, which shall set forth the number and kind or class of shares of Capital Stock proposed to be issued, the terms and conditions thereof and the price therefor. Such notice shall be given at least twenty (20) days prior to the issuance of such Capital Stock.

          (c) The Offer of Shares by its terms shall remain open and irrevocable for a period of twenty (20) days from the date of its delivery to such Covenant Preferred Stockholder ("20-Day Period").


          (d) Each Covenant Preferred Stockholder shall evidence its acceptance of the Offer of Shares by delivering a written notice ("Notice of Acceptance"), signed by the Covenant Preferred Stockholder, setting forth the number of Company Offered Shares which the Covenant Preferred Stockholder elects to purchase. The Notice of Acceptance must be delivered to the Company prior to the end of the 20-Day Period.

          (e) If the Covenant Preferred Stockholders do not tender Notices of Acceptance for all of the Company Offered Shares, the Company shall have ninety
(90) days from the expiration of the 20-Day Period to sell all or any part of the Company Offered Shares refused by the Covenant Preferred Stockholders to any Person(s), but only upon terms and conditions which are in all material respects no more favorable to such other Person(s) than those set forth in the Offer of Shares.

                                      16.

          (f) Upon the closing of the sale of Company Offered Shares to any third party (which shall include full payment of the purchase price to the Company), each Covenant Preferred Stockholder shall (i) purchase from the Company, and the Company shall issue and sell to such Covenant Preferred Stockholder, any Company Offered Shares for which such Covenant Preferred Stockholder tendered a Notice of Acceptance upon the terms specified in the Offer of Shares and (ii) execute and deliver an agreement restricting transfer of such Company Offered Shares substantially as set forth in Section 3 of this Agreement.

          (g) In each case, any Company Offered Shares not purchased either by the Covenant Preferred Stockholders or by any other Person in accordance with this Section 4 may not be sold or otherwise disposed of until they are again offered to the Covenant Preferred Stockholder under the procedures specified in this Section 4.

          (h) If the Capital Stock to be issued by the Company is to be issued pursuant to a Public Offering (i) notwithstanding the time periods set forth above, the Company may require that the Covenant Preferred Stockholders make an election to either (A) commit to purchase shares of Capital Stock from the Company at a price no higher than the public offering price at the closing of the Public Offering or (B) waive their rights to subscribe for additional shares of Common Stock to be issued in the Public Offering, (ii) the subscription right shall not be applicable to shares issuable if the underwriters exercise their over-allotment option; and (iii) the amount to be purchased pursuant to this
Section 4(h) may be reduced if in the written opinion of the managing underwriters of the Public Offering, the purchase of such number of shares by the Covenant Preferred Stockholders would adversely impact the Public Offering. Such election shall be made sufficiently in advance of the filing of the registration statement relating to the Public Offering as shall be reasonably requested by the Company.

          (i) The rights provided by this Section 4 may be assigned by any Covenant Preferred Stockholder which is a limited partnership or a trust to any and all members of its Group, provided, that all such rights of any assignee to purchase Company Offered Shares will be subject to receipt of appropriate representations from such assignee as reasonably requested by the Company to ensure compliance with all applicable securities laws.

5.   Board of Directors.

     5.1 Number of Directors. In accordance with Section A.6(b)(i) of the Charter of the Company, the holders of a majority in voting power of the Covenant Preferred Shares, voting together as a separate class, have been granted the exclusive right to elect to the Board of Directors that number of the directors which shall equal a majority of the total number of directors on the Board of Directors. The Company and each of the other parties hereto hereby agree to take such actions as are necessary, so that the whole Board of Directors consists of nine members.

     5.2 Agreement to Vote for Directors. The Company hereby agrees to take such actions as are necessary, and each of the other parties hereto agrees to vote his, her or its Covenant Preferred Shares (and any other shares of the Capital Stock of the Company over which he, she or it exercises voting control), and take such other actions as are necessary, so as to elect and thereafter continue in office as Directors of the Company (i) two nominees of the

                                      17.

holders of the Series A Preferred Stock, (ii) one nominee of the holders of the Series B Preferred Stock, (iii) one nominee of APA Excelsior IV, L.P., and (iv) one nominee mutually agreed upon by the holders of at least 75% in interest of the Covenant Preferred Shares, voting together as a class. Each nominating Stockholder may replace any nominee designated by such nominating Stockholder who has been elected to the Board of Directors with a new nominee upon notice to the Board of Directors and to the other stockholders of the Company. If there is any increase in size of the Board of Directors, such that there shall be more than five Preferred Directors (as such term is defined in the Charter of the Company), then, with respect to such additional directors ("Additional Preferred Directors"), the Company hereby agrees to take such actions as are necessary, and each of the other parties hereto agrees to vote his, her or its Covenant Preferred Shares (and any other shares of the Capital Stock of the Company over which he, she or it exercises voting control), and take such other actions as are necessary, so as to elect and thereafter continue in office as Directors of the Company (i) the nominee(s) of the holders of the Series A Preferred Stock with respect to one-half of the Additional Preferred Directors, (ii) the nominee(s) of the holders of the Series B Preferred Stock with respect to one-half of the Additional Preferred Directors, and (iii) if there is an odd number of Additional Preferred Directors, a nominee mutually agreed upon by the holders at least 75% in interest of the Covenant Preferred Shares, voting together as a class.

     5.3 Default of Agreement to Vote. In case any of the covenants set forth in this Section 5 shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by proceeding in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Section 5 and/or a temporary or permanent injunction, in any case without showing any actual damage and without establishing, in the case of an equitable proceeding, that the remedy at law is inadequate.

     5.4 Board Observation Rights. For so long as CIT/VC or any member of the CIT/VC Group is a holder of Shares, CIT/VC shall have the right to appoint a designee as an observer to the Board of Directors. For so long as Benefit Capital Management Corporation is a holder of Shares, Benefit Capital Management Corporation shall have the right to appoint a designee as an observer to the Board of Directors. For so long as New York Life Insurance Company is a holder of Shares, New York Life Insurance Company shall have the right to appoint a designee as an observer to the Board of Directors. For so long as they hold observation rights under this Section 5.4, each of CIT/VC, Benefit Capital Management and New York Life Insurance Company shall be given notice of all such meetings at the same time and in the same manner as Directors of the Company are informed.

6.   Affirmative Covenants of the Company.

     Subject to Sections 13 and 15, the Company covenants and agrees that, so long as any Covenant Preferred Shares are outstanding, except to the extent the Company receives the approval of the holders at least 75% in interest of the Covenant Preferred Shares, voting together as a class:

                                      18.

     6.1 Use of Proceeds. The proceeds of the sale of the Preferred Stock sold in connection with this Agreement and the Original Stockholders' Agreement shall be used by the Company to continue the identification and commercialization of products and processes by genomic analysis of diverse microbes and for working capital purposes related thereto.

     6.2 Consent as to Issuance of Common Stock. The Company will use its best efforts to obtain any authorization, consent, approval or other action by and make any filing with any court or Governmental Body that may be required under applicable state securities laws in connection with the issuance of any shares of Common Stock upon conversion of the holder of Covenant Preferred Shares.

     6.3 Financial Information. The Company, except as otherwise indicated, will deliver to each Covenant Preferred Stockholder:

          (a) As soon as practicable and in any event within 90 calendar days after the close of each fiscal year of the Company, copies of (i) the balance sheet of the Company as of the end of such fiscal year, (ii) statements of operations of the Company for such fiscal year, and (iii) statements of changes in cash flows of the Company for such fiscal year, setting forth in each case in comparative form the corresponding figures of the previous annual period and the most recent Budget (as defined in clause (d) below), all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the periods involved and certified (except for the comparison to the most recent Budget), without qualification, by Coopers & Lybrand, LLP or another firm of independent certified public accountants of recognized national standing.

          (b) As soon as practicable, and in any event within 45 calendar days after the end of each of the first three fiscal quarters of the Company, an unaudited balance sheet of the Company as at the end of each such fiscal quarter and unaudited statements of operations, and changes in cash flows for such fiscal quarter, setting forth in each case in comparative form corresponding figures for the preceding year's respective fiscal quarter and for the Budget, all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the period involved and certified as being correct and complete and fairly presenting the results of operations of the Company for the quarter indicated, subject to year-end audit adjustment, by the principal financial officer of the Company. In addition, as soon as practicable, and in any event within 20 calendar days after the end of each fiscal quarter of the Company, the principal financial officer of the Company will complete and sign a quarterly financial summary in the form attached hereto as Exhibit A.

          (c) For each calendar month, as soon as practicable and in any event within 20 calendar days after the close of each month, copies of (i) the balance sheet of the Company as of the end of such month, (ii) statements of operations of the Company for such month, and (iii) statements of changes in cash flows of the Company for such month setting forth in each case in comparative form the corresponding figures for the preceding month and for the Budget, for the year to date and for the comparable periods in the preceding year, all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the periods involved and certified as being correct and complete and fairly presenting the results of operations of the

                                      19.

Company for the month indicated, subject to year-end audit adjustment, by the principal financial officer of the Company.

          (d) As soon as practicable and in any event no later than the end of each fiscal year of the Company (or by January 30, 1999 for fiscal year 1999), a proposed annual operating budget for the Company for the succeeding fiscal year, containing forecasts of profit and loss and cash flow with monthly and quarterly breakdowns and management's reasonably estimated projections of Indebtedness and Commitments for the succeeding fiscal year (the "Budget"). The portions of the Budget relating to Indebtedness, Commitments, acquisitions and dispositions shall be approved by at least 75% of the Board of Directors. If less than 75% of the Board of Directors vote to approve the portions of the Budget relating to Indebtedness, Commitments, acquisitions and dispositions, then those portions of the Budget shall be adopted if approved by the vote of (i) more than 50% of the Board of Directors, and (ii) the holders of at least 75% in interest of the Covenant Preferred Shares, voting as a class. Furthermore, any acquisition described in Section 7.8 and any disposition described in Section 7.9 shall require approval in accordance with those Sections.

          (e) Simultaneously with the delivery of the monthly statements required by clause (c), copies of a certificate of the principal financial officer of the Company giving a narrative analysis of operations and trends in the business of the Company during such month.

          (f) Promptly upon, and in any event within 10 calendar days after, their becoming available, a copy of (i) all reports, proxy statements, financial statements and other materials delivered or sent by the Company to its stockholders, (ii) all minutes of the proceedings of the Board of Directors of the Company and all committees thereof and all written consents signed by directors in lieu of meetings of the Board of Directors and committees thereof, and (iii) all management letters reviewing the Company's accounting and control procedures that the Company receives from its independent certified public accountants.

          (g)  Concurrently with the furnishing of the reports pursuant to
Section 6.3(a) and (b) hereof, an Officer's Certificate stating that the Company is not in default under, and has not breached, any material agreements or obligations, including, without limitation, this Agreement, or if any such default or breach exists, specifying the nature thereof and what actions the Company has taken and proposes to take with respect thereto.

     If for any period the Company shall have any Subsidiary or Subsidiaries whose accounts are consolidated with those of the Company, then the financial statements delivered for such period pursuant to the foregoing clauses (a), (b) and (c) of this Section 6.3 shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries and if the financial statements of such Subsidiary or Subsidiaries are not consolidated with those of the Company, separate financial statements for such Subsidiary or Subsidiaries shall be provided.

     6.4 Other Reports and Inspection. The Company, upon reasonable prior notice, will make available to each Covenant Preferred Stockholder or its representatives or designees during normal business hours (a) all assets, properties and business records of the Company for inspection and copying and
(b) the directors, officers, employees and public accountant (and by this provision the Company hereby authorizes and instructs said accountants to discuss with such holder and such designees its affairs, finances and accounts and the responses of attorneys representing the Company to inquiries made by the Company on behalf of said accountants in connection with their audit of the financial affairs of the Company) of the Company for interviews concerning the business, affairs and finances of the Company.

     6.5 Corporate Existence. The Company will, and will cause each of its Subsidiaries to, maintain preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its business.

     6.6 Insurance. The Company will maintain policies of insurance, including but not limited to, fire, liability, worker's compensation, directors' & officers' and company reimbursement, business interruption, and product liability, in such amounts and covering such risks as are customarily carried by businesses comparable to the business conducted by the Company. The Company has developed and implemented a risk assessment and insurance program appropriate for its business; and in connection therewith, to the extent that the insurance referred to in the forgoing sentence is either not currently maintained or not maintained in appropriate amounts, the Company will obtain such insurance.

     6.7 Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times.

     6.8 Compliance with Obligations. The Company will, and will cause each of its Subsidiaries to, comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply would reasonably be expected to have a material adverse effect upon the Business and Condition of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto.

     6.9 Taxes. The Company will, and will cause each of its Subsidiaries to, pay when due (i) all Taxes imposed upon it or any of its properties or income, other than Taxes which are being contested in good faith and which Taxes in the aggregate do not involve material amounts, and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a lien upon any of its properties other than claims or demands which are being contested in good faith.

     6.10 Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, rules, regulations and orders of all Governmental Bodies, with respect to the conduct of its business and the ownership of its properties, provided that the Company shall not be deemed to be in violation of this Section 6.10 as a result of any failure to comply with any provisions of such statutes, rules, regulations and orders, the noncompliance with which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would materially and

                                      21.

adversely affect the Business and Condition of the Company and its Subsidiaries taken as a whole.

     6.11 Environmental Matters. The Company shall promptly advise each Covenant Preferred Stockholder in writing of any pending or threatened claim, demand or action by any governmental authority or third party relating to any Hazardous Materials affecting any properties owned or leased by the Company of which it has knowledge. The Company shall not discharge, place, release, spill or dispose of any Hazardous Materials or any other pollutants or effluents upon any properties owned or leased by the Company or elsewhere (including, but not limited to, underground injection of such substances) other than in compliance with the Applicable Environmental Laws and the Company shall not discharge into the air any emission which would require a permit under the Clean Air Act or its state counterparts or any other Environmental Laws unless any and all such permit(s) are obtained prior to any discharge. The stockholders of the Company shall have no control over, or authority with respect to, the waste disposal operations of the Company.

     6.12 Accounting System. The Company will maintain a system of accounting and proper books of record and account, in accordance with GAAP, and will set aside on its books reserves for depreciation, depletion, obsolescence, amortization, pending and threatened litigation and otherwise as may be appropriate in conformance with procedures and recommendations of the Company's independent public accountants.

     6.13 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued Common Stock the number of shares of Common Stock required for issuance upon the conversion of all of the Preferred Stock (including any additional shares of Common Stock which may become so issuable by reason of the operation of anti-dilution provisions of the Preferred Stock).

     6.14 Confidentiality Agreements with Employees and Consultants. The Company will enter into confidentiality agreements approved by a majority of the Board of Directors with employees and consultants of the Company retained after the date hereof who should have or are proposed to have access to confidential or proprietary information.

     6.15 Board of Directors Meetings. The Company shall call, and use its best efforts to have, regular meetings of the Board of Directors on a quarterly basis. The Company shall pay all reasonable travel expenses and other out-of-pocket expenses incurred by Directors who are not employed by the Company in connection with attending meetings of the Board or any committee thereof or in connection with attendance at meetings related to the business of the Company.

     6.16 Publicity. The Company shall not identify any of the Covenant Preferred Stockholders as a stockholder or affiliate of the Company in any advertising or promotional material without the prior written consent of such Covenant Preferred Stockholder.

     6.17 Registration Rights. The Company shall not hereafter grant to any persons any rights to register or qualify stock of the Company under Federal or state securities laws, unless it shall have first obtained the written consent of the holders of at least 75% in interest of the Covenant Preferred Shares, voting as a class.

                                      22.

     6.18 Key Man Life Insurance. The Company has obtained and will maintain "key man" life insurance policies (the "Key-Man Life Insurance") covering the lives of such officers of the Company as are designated by the holders of at least 75% in interest of the Covenant Preferred Shares, voting as a class, in the amount of $1,000,000, the sole beneficiary of which shall be the Company.

     6.19  Voting Agreement with Common Stockholders.

          (a) Upon the exercise of any outstanding option or warrant of the Company (including, without limitation, any options currently outstanding under the Company's Restated 1994 Employee Incentive and Non-Qualified Stock Option Plan (the "1994 Plan")), the Company will request that such exercising optionee or warrant holder become a signatory to the Voting Agreement with respect to the Common Stock exercisable thereof.

          (b) The Company shall not hereafter issue any Common Stock or other voting security (excluding Common Stock issuable upon the exercise of currently outstanding options granted pursuant to the 1994 Plan) or any security (including any options under any Stock Plan of the Company) which is convertible into or exercisable for Common Stock or any other voting security unless, as a condition precedent to such issuance, the holder of such security agrees to become a signatory to the Voting Agreement.

     6.20 Option Exercises. Upon the exercise of any option issued under the 1994 Plan, the optionee shall execute a Stock Purchase and Restriction Agreement in substantially the form of Exhibit B, as amended, to the 1994 Plan.

     6.21 Proprietary Rights. The Company has developed and implemented a policy, satisfactory to the holders of at least 75% in interest of the Covenant Preferred Shares, voting together as a class, with regard to noncompetition, nonsolicitation of employees, suppliers and customers of the Company by current and future employees of, or consultants to, the Company. It is contemplated that current and future employees of, or consultants to, the Company will be required to execute appropriate forms of agreement implementing the foregoing policy.

     6.22  Approval of Budget. The Company shall obtain the approval required by
Section 6.3(d) of the portions of the Budget relating to Indebtedness, Commitments, acquisitions and dispositions prior to the beginning of each fiscal year beginning with fiscal year 1998.

     6.23 Repayment of Loan Agreement and Release of Encumbrances. The Company shall repay all amounts outstanding under the Loan Agreement prior to May 15, 1996 and in connection therewith shall obtain and promptly file such forms including, without limitation, UCC-3 termination statements as would be required to release any liens or encumbrances granted by the Company pursuant to the Loan Agreement.

7.   Negative Covenants of the Company.

     Subject to Section 13 hereof, the Company covenants and agrees with the Covenant Preferred Stockholders and their transferees that, without the approval of the holders of at least 75% in interest of the Covenant Preferred Shares, voting together as a class:

                                      23.

     7.1 Indebtedness; Commitments. The Company shall not incur any Indebtedness or Commitments at any time which exceeds by 10% or more of the amount of Indebtedness or Commitments included in a Budget approved by the Board of Directors (and the Covenant Preferred Stockholders, if required) in accordance with Section 6.3(d) hereof. If the Company determines to incur Indebtedness or Commitments in an amount which exceeds by 10% or more the amount of Indebtedness or Commitments included in an approved Budget, then the Company must seek an additional approval in accordance with Section 6.3(d) hereof.

     7.2 Restriction on Dividends. The Company shall not declare or make any dividend payment or other distribution of assets, properties, cash rights, obligations or securities on account or in respect of any of its shares of Common Stock or any shares of preferred stock other than those which are both
(x) required by the Charter, and (y) relate to the Preferred Shares of the Company.

     7.3 Restriction on Issuances of Shares. The Company shall not issue any shares of Capital Stock; provided, however, that the Company may issue shares of Capital Stock pursuant to the options, warrants and rights listed on Schedule
7.3 hereof.

     7.4 Protective Provisions. The Company shall not engage in any of the actions specified in Sections A.6(c), B.6(c), C.6(c) or D.6(c) of Article III of its Charter without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of Preferred Stock, as provided in such Sections.

     7.5 Business. The Company will only engage in the businesses of the identification and commercialization of products and processes by genomic analysis of diverse microbes and other living materials.

     7.6 Guarantees. The Company will not incur any guarantee or similar contingent obligation in respect of the indebtedness of others, whether or not classified on the Company's balance sheet as a liability (a "Guarantee").

     7.7 Conflicting Agreements. The Company will not enter into any agreement which by its terms might restrict the performance of the Company's obligations pursuant to the terms of this Agreement or the provisions relating to the Preferred Stock included in the Charter, including but not limited to registration rights, and the payment of dividends on, the redemption, voting or conversion of, the Preferred Stock.

     7.8 No Acquisitions. The Company shall not, nor shall it permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof without the approval of the holders of at least 75% in interest of the Covenant Preferred Shares, voting together as a class.

     7.9 No Dispositions. Other than in the ordinary course of business and other than dispositions of obsolete assets, the Company will not, nor shall it permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of or agree to sell, lease, encumber or otherwise dispose of, in any transaction or series of related transactions, any substantial assets of the

                                     24.

Company without the approval of the holders of at least 75% in interest of the Covenant Preferred Shares, voting together as a class.

     7.10 Employee Stock and Stock Options. Other than options to purchase up to 11,275,624 shares of Common Stock which may be issued under the 1994 Plan or the 1997 Plan, the Company will not issue Common Stock or stock options to its officers, directors, employees or others who render services to the Company (the "Employees") unless such Common Stock or options, as the case may be, are issued pursuant to a stock option plan approved by holders of at least 75% in interest of the Covenant Preferred Shares, voting as a class, and an agreement in form and substance satisfactory to holders of at least 75% in interest of the Covenant Preferred Shares, voting as a class, except for immaterial changes thereto as shall be approved from time to time by officers of the Company.

8.   Confidentiality.

     The Preferred Stockholders agree to keep the information heretofore or hereafter furnished to the Preferred Stockholders by the Company or on the Company's behalf (the "Confidential Material") confidential. Notwithstanding the foregoing, the term Confidential Material does not include information that (i) is or becomes publicly available other than through breach of this Agreement by the Preferred Stockholders; (ii) is already known to the Preferred Stockholders at the time of disclosure; (iii) is received by the Preferred Stockholders from a third party not under an obligation of confidentiality to the Company or (iv) is independently developed by the Preferred Stockholders without reference to the Confidential Material. The Preferred Stockholders agree to take reasonable precautions to safeguard the Confidential Material from disclosure to anyone other than appropriate employees, officers, directors, partners and representatives, including auditors and attorneys, of the Preferred Stockholders, which persons shall be advised of the confidential nature of such information. In the event that any Preferred Stockholder or any of such Preferred Stockholder's representatives receive a request or demand to disclose all or any part of the Confidential Material under the terms of a subpoena or order issued by a court of competent jurisdiction or otherwise, the Preferred Stockholders shall (i) promptly notify the Company of the existence, terms and circumstances surrounding such request or demand so that the Company may seek a protective order or other appropriate relief or remedy or waive compliance with the terms hereof, (ii) consult with the Company on the advisability of taking legally advisable steps to resist or narrow such request or demand, and (iii) if disclosure of such Confidential Material is required, disclose such Confidential Material and, subject to reimbursement by the Company of Preferred Stockholder's reasonable expenses, including legal fees, cooperate with the Company in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed Confidential Material which the Company may so designate. If, in the opinion of Preferred Stockholder's counsel, disclosure by the Preferred Stockholders of all or any part of the Confidential Material is required by law, the Preferred Stockholders shall (i) promptly notify the Company of the proposed disclosure, (ii) disclose only such Confidential Material which is required by law, in the reasonable opinion of the Preferred Stockholders' counsel, to be disclosed and (iii) subject to reimbursement by the Company of the Preferred Stockholders' reasonable expenses, including legal fees, take all legally advisable steps to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Material to the maximum extent possible or to obtain such other protection under law of the confidential

                                      25.

nature of such Confidential Material to the maximum extent possible. Any Preferred Stockholder who is entitled to receive information concerning the Company pursuant to Sections 6.3 and 6.4, shall as a condition to receipt of such confidential information, agree to be bound by this Section 8.

9.   Events of Noncompliance.

     9.1 Occurrence of Event of Noncompliance. An event of noncompliance (an "Event of Noncompliance") hereunder shall occur if:

          (a) the Company fails in any material respect to perform or observe any of the covenants contained in the Company fails in any material respect to perform or observe any of the covenants contained in this Stockholders' Agreement, the Series A Stock Purchase Agreement, the Series B Stock Purchase Agreement, the Series C Stock Purchase Agreement or the Series D Stock Purchase Agreement, or fails in any material respect to comply with any of the provisions of this Stockholders' Agreement, the Series A Stock Purchase Agreement, the Series B Stock Purchase Agreement, the Series C Stock Purchase Agreement, the Series D Stock Purchase Agreement or of its Charter applicable to the Covenant Preferred Shares or the Registrable Securities (other than the Series E Registrable Securities);

          (b) the Company's representations and warranties contained in this Stockholders' Agreement, the Series A Stock Purchase Agreement (including the Schedules and Exhibits attached thereto), the Series B Stock Purchase Agreement (including the Schedules and Exhibits attached thereto), the Series C Stock Purchase Agreement (including the Schedules and Exhibits attached thereto) or the Series D Stock Purchase Agreement (including the Schedules and Exhibits attached thereto) shall be untrue or misleading in any material respect as of the time when made or as of the closings of such agreements;

          (c) the Company shall become insolvent, make an assignment for the benefit of its creditors, call a meeting of its creditors to obtain any general financial accommodation or suspend business; any material obligation of the Company shall be accelerated or shall not be paid when due; any judicial judgment or settlement shall be outstanding, or a case under any provision of Title 11 of the United States Code, 11 U.S.C. (S) 101 et seq. (the "Bankruptcy Code"), or any comparable law of any jurisdiction, including provisions for receivership or reorganization, shall be commenced by or against the Company which, in the case of an action being commenced against the Company under the Bankruptcy Code, shall remain unstayed or undismissed for a period of sixty (60) days;

          (d) the Company fails to complete, within five years from the date of the Series B Stock Purchase Agreement either: (i) an Initial Public Offering,
(ii) a sale, liquidation or dissolution of the Company, or (iii) a sale, transfer or disposition of substantially all of the assets of the Company;

          (e) the Company (x) incurs Indebtedness or Commitments in violation of Section 7.1 hereto, (y) pays dividends in violation of Section 7.2 hereto, and/or (z) issues shares of Capital Stock in violation of Section 7.3 hereto;

                                      26.

          (f) a default or an event of default shall occur or exist with respect to any debt or indebtedness of the Company; or

          (g) a default or an event of default shall occur or exist with respect to any material contract of the Company, which default could give rise to a material claim by a third party against the Company or the Company's assets.

     9.2 Remedies. In the event of the occurrence and continuation of an Event of Noncompliance, the holders of at least 75% in interest of the Covenant Preferred Shares, voting as a class, may:

          (a) demand, and be entitled to, in accordance with the provision of Sections A.8, B.8, C.8 and D.8 of Article III of the Charter of the Company, an immediate (i) redemption of all of the Covenant Preferred Shares held by them (or a portion of such shares pro rata), and (ii) immediate payment of all accrued but unpaid dividends and all declared but unpaid dividends;

          (b) declare an Event of Noncompliance and elect all members of the Board of Directors, which Board may sell, dispose of, or liquidate the assets and/or business of the Company in whatever manner it believes will maximize the return to the Preferred Stockholders, or cause the Company to issue additional securities in a private placement or Public Offering.

     If the holders of at least 75% in interest of the Covenant Preferred Shares, voting as a class, declare that an Event of Noncompliance exists, the Company may, for a period of 30 days after receipt of such declaration of an Event of Noncompliance, pay the entire redemption amount (including immediate payment of all accrued but unpaid dividends and all declared but unpaid dividends), in cash, of the Preferred Stock. The holders of the Preferred Stock shall, upon receipt of the full payment of the redemption amount (including immediate payment of all accrued but unpaid dividends and all declared but unpaid dividends), transfer and surrender all of their Preferred Stock to the Company, as instructed, and they shall thereafter no longer have any rights as stockholders of the Company.

     If the holders of at least 75% in interest of the Covenant Preferred Shares, voting together as a class, shall send written notice of their redemption request to the Company, the Company shall promptly give each of the other holders of Covenant Preferred Shares written notice of the redemption (the "Redemption Notice").

     The exercise of the foregoing contractual remedies shall be in addition to all other legal and equitable remedies available to the Preferred Stockholders.

10.  Filing of Reports Under the Exchange Act.

          (a) The Company shall give prompt notice to the Preferred Stockholders of (i) the filing of any registration statement (an "Exchange Act Registration Statement") pursuant to the Exchange Act, relating to any class of equity securities of the Company, (ii) the effectiveness of such Exchange Act Registration Statement, and (iii) the number of shares of such class of equity securities outstanding as reported in such Exchange Act Registration Statement, in order to enable the Preferred Stockholders to comply with any reporting requirements under the

                                      27.

Exchange Act or the Securities Act. Upon the written request of a majority in interest of the holders of Preferred Shares, the Company shall, at any time after the Company has registered any shares of Common Stock under the Securities Act, file an Exchange Act Registration Statement relating to any class of equity securities of the Company then held by the holders of Preferred Shares or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Company then held by the holders of Preferred Shares, whether or not the class of equity securities with respect to which such request is made shall be held by the number of persons which would require the filing of a registration statement under Section 12(g)(1) of the Exchange Act.

          (b) If the Company shall have filed an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the Securities Act) pursuant to the requirements of the Securities Act, which shall have become effective (and in any event, at all times following the initial public offering of any of the securities of the Company), then the Company shall comply with all the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Restricted Securities by any holder of Restricted Securities (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended from time to time, or any successor rule thereto or otherwise). The Company shall cooperate with each holder of Restricted Securities in supplying such information as may be necessary for such holder of Restricted Securities to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any of the Restricted Securities by any holder of Restricted Securities.

11.  Registration Rights.

     11.1 Demand Registration Rights.

          (a) Upon written request at any time by holders of Series A Registrable Securities representing in the aggregate at least 50% of the total number of Series A Registrable Securities at the time of such request, the Company shall use its best efforts to effect the registration under the Securities Act and registration or qualification under all applicable state securities laws of the Series A Registrable Securities, as requested by the holders of Series A Registrable Securities, all as provided in the following provisions of this Section 11. Holders of Series A Registrable Securities may require the Company to effect no more than one registration under the Securities Act upon the request of the holders of the Series A Registrable Securities pursuant to this Section 11.1(a). Any registration which is not declared effective pursuant to the Securities Act and which does not remain effective as required by Section 11.5(a) below shall not constitute a registration pursuant to this Section 11.1(a). A request by a holder of Series A Registrable Securities to have the Company effect the registration of Series A Registrable Securities shall not obligate the holder to convert them into Common Stock, whether or not the registration of the Series A Registrable Securities shall become effective, unless and until the Series A Registrable Securities are sold pursuant to the registration statement. The registration rights provided for in this Section 11.1(a) are in addition to those provided for in Section 11.1(e).

                                      28.

          (b) Upon written request at any time by holders of Series B Registrable Securities representing in the aggregate at least 50% of the total number of Series B Registrable Securities at the time of such request, the Company shall use its best efforts to effect the registration under the Securities Act and registration or qualification under all applicable state securities laws of the Series B Registrable Securities, as requested by the holders of Series B Registrable Securities, all as provided in the following provisions of this Section 11. Holders of Series B Registrable Securities may require the Company to effect no more than one registration under the Securities Act upon the request of the holders of the Series B Registrable Securities pursuant to this Section 11.1(b). Any registration which is not declared effective pursuant to the Securities Act and which does not remain effective as required by Section 11.5(a) below shall not constitute a registration pursuant to this Section 11.1(b). A request by a holder of Series B Registrable Securities to have the Company effect the registration of Series B Registrable Securities shall not obligate the holder to convert them into Common Stock, whether or not the registration of the Series B Registrable Securities shall become effective, unless and until the Series B Registrable Securities are sold pursuant to the registration statement. The registration rights provided for in this Section 11.1(b) are in addition to those provided for in Section 11.1(e).

          (c) Upon written request at any time by holders of Series C Registrable Securities representing in the aggregate at least 50% of the total number of Series C Registrable Securities at the time of such request, the Company shall use its best efforts to effect the registration under the Securities Act and registration or qualification under all applicable state securities laws of the Series C Registrable Securities, as requested by the holders of Series C Registrable Securities, all as provided in the following provisions of this Section 11. Holders of Series C Registrable Securities may require the Company to effect no more than one registration under the Securities Act upon the request of the holders of the Series C Registrable Securities pursuant to this Section 11.1(c). Any registration which is not declared effective pursuant to the Securities Act and which does not remain effective as required by Section 11.5(a) below shall not constitute a registration pursuant to this Section 11.1(c). A request by a holder of Series C Registrable Securities to have the Company effect the registration of Series C Registrable Securities shall not obligate the holder to convert them into Common Stock, whether or not the registration of the Series C Registrable Securities shall become effective, unless and until the Series C Registrable Securities are sold pursuant to the registration statement. The registration rights provided for in this Section 11.1(c) are in addition to those provided for in Section 11.1(e).

          (d) Upon written request at any time by holders of Series D Registrable Securities representing in the aggregate at least 50% of the total number of Series D Registrable Securities at the time of such request, the Company shall use its best efforts to effect the registration under the Securities Act and registration or qualification under all applicable state securities laws of the Series D Registrable Securities, as requested by the holders of Series D Registrable Securities, all as provided in the following provisions of this Section 11. Holders of Series D Registrable Securities may require the Company to effect no more than one registration under the Securities Act upon the request of the holders of the Series D Registrable Securities pursuant to this Section 11.1(d). Any registration which is not declared effective pursuant to the Securities Act and which does not remain effective as required by Section 11.5(a) below shall not constitute a registration pursuant to this Section 11.1(d). A request by a holder of Series D Registrable Securities to have the Company effect the registration of Series D Registrable Securities shall not obligate the holder to convert them into Common Stock, whether or not the

                                      29.

registration of the Series D Registrable Securities shall become effective, unless and until the Series D Registrable Securities are sold pursuant to the registration statement. The registration rights provided for in this Section 11.1(d) are in addition to those provided for in Section 11.1(e)

           (e) Upon written request at any time by holders of Registrable Securities representing in the aggregate at least 50% of the total number of Registrable Securities at the time of such request, the Company shall use its best efforts to effect the registration under the Securities Act and registration or qualification under all applicable state securities laws of the Registrable Securities, as requested by the holders of Registrable Securities, all as provided in the following provisions of this Section 11. Holders of Registrable Securities may require the Company to effect no more than two registrations under the Securities Act, in the aggregate, upon the request of the holders of Registrable Securities pursuant to this Section 11.1(e). Any registration which is not declared effective pursuant to the Securities Act and which does not remain effective as required by Section 11.5(a) below shall not constitute one of the two registrations which the Company is obligated to effect pursuant to this Section 11.1(e). A request by a holder of Shares to have the Company effect the registration of Registrable Securities shall not obligate the holder of Shares to convert them into Common Stock, whether or not the registration of the Registrable Securities shall become effective, unless and until the Registrable Securities are sold pursuant to the registration statement. The registration rights provided for in this Section 11.1(e) are in addition to those provided for in Sections 11.1(a), (b), (c) and (d).

     11.2 Registration Requested by Holders. Whenever the Company shall be requested, pursuant to Section 11.1 hereof, to effect the registration of any of the Registrable Securities under the Securities Act (a "Request for Registration"), the Company shall promptly give notice of such proposed registration to all holders of Registrable Securities and thereupon shall, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act and under all applicable state securities laws of:

           (a) all Registrable Securities which the Company has been requested to register pursuant to the Request for Registration; and

           (b) all other Registrable Securities which holders of Registrable Securities have, within thirty (30) days after the Company has given such notice, requested the Company to register;

           (c) all to the extent requisite to permit the sale or other disposition by the holders of the Registrable Securities so to be registered. If the holders of Registrable Securities who requested the registration of Registrable Securities engage one or more underwriters to distribute such Registrable Securities, the Company shall permit the managing underwriter(s) and counsel to the underwriter(s) at the Company's expense to visit and inspect any of the properties of the Company, examine its books, take copies and extracts therefrom and discuss the affairs, finances and accounts of the Company with its officers, employees and public accountants (and by this provision the Company hereby authorizes said accountants to discuss with such underwriter(s) and such counsel its affairs, finances and accounts), at reasonable times and upon reasonable notice, with or without a representative of the Company being present. The Company shall have the right to include in any registration of Registrable Securities required

                                      30.

pursuant to this Section 11.2 additional shares of its Common Stock to be issued by the Company ("Company Securities") or shares of Common Stock ("Third Party Registrable Securities") that have the benefit of duly exercised registration rights contractually binding on the Company, provided that if any Registrable Securities to be so registered for sale are to be distributed by or through underwriters, then all Registrable Securities to be so registered for sale and Company Securities and Third Party Registrable Securities, if any, shall be included in such underwriting on the same terms and provided, however, that if, in the written opinion of the managing underwriter(s), the total amount of such securities to be registered will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall exclude from such underwriting (x) first, the maximum number of Company Securities and Third Party Registrable Securities as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering and (y) then, the minimum number of Registrable Securities, pro rata to the extent practicable, on the basis of the number of Registrable Securities requested to be registered among the participating holders of Registrable Securities, as is necessary to reduce the size of the offering. A registration that covers both Registrable Securities, Company Securities and Third Party Registrable Securities shall be deemed to have been requested pursuant to a Request for Registration pursuant to the applicable subsection Section 11.1 if the Registrable Securities of the type covered by such subsection constitute at least 50% of the total offering on the effective date of the registration statement but shall not be deemed to be one of the registrations referred to in the applicable subsection of Section 11.1 hereof if Registrable Securities of the type covered by such subsection constitute less than 50% of the total offering on the effective date of the registration statement.

     11.3  "Piggyback" Registrations.

           (a) If the Company at any time proposes other than in accordance with a Request for Registration to register any of its securities under the Securities Act on Form S-1, S-2 or S-3 or on any other form upon which the Registrable Securities may be registered for sale to the general public, whether for its own account or for the account of others, the Company will at each such time give notice to all holders of Registrable Securities of such proposal at least thirty (30) days before the Company files a registration statement. Upon the request of any holder of Registrable Securities given within twenty (20) days after the Company has given such notice, the Company will cause the Registrable Securities which the Company has been requested to register by such holder of Registrable Securities to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by such holder of Registrable Securities of the Registrable Securities so registered.

           (b) If securities are to be registered for sale under a registration not initiated by a Request for Registration and are to be distributed by or through a firm of underwriters, then any Registrable Securities which the Company has been requested to register pursuant to clause (a) of this Section
11.3 shall also be included in such underwriting on the same terms as other securities of the same class as the Registrable Securities included in such underwriting, provided that if, in the written opinion of the managing underwriter(s), the total amount of such securities to be so registered, when added to the Registrable Securities and the securities held by holders of securities other than the Registrable Securities, if any, will exceed the maximum amount of the

                                      31.

Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then (subject to clause (d) of this Section 11.3) the Company shall exclude from such underwriting (x) first, the maximum number of securities, if any, other than Registrable Securities, being sold for the account of persons other than the Company as is necessary to reduce the size of the offering and (y) second, the minimum number of Registrable Securities, if any, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering (any such reduction in Registrable Securities to be made pro rata to the extent practicable on the basis of the number of Registrable Securities requested to be registered among the participating holders of Registrable Securities).

          (c) If securities are to be registered for sale under a registration not initiated by a Request for Registration and are to be distributed for the account of holders of Third Party Registrable Securities or holders (other than the Company) of other securities of the Company other than Registrable Securities by or through a firm of underwriters of recognized standing under underwriting terms appropriate for such transaction, then any Registrable Securities which the Company has been requested to register pursuant to clause
(a) of this Section 11.3 shall also be included in such underwriting on the same terms as other securities included in such underwriting, provided that if, in the written opinion of the managing underwriter or underwriters, the total amount of such securities to be so registered, when added to such Registrable Securities, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall exclude from such underwriting the number of Registrable Securities and other securities, pro rata to the extent practicable, on the basis of the number of securities requested to be registered, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering.

          (d) Notwithstanding Section 11.3 (a) and (b), the Company shall not exclude more Registrable Securities from registration than is necessary to reduce the number of Registrable Securities to be registered to one-fifth of the total number of securities to be registered, provided, however, that the Company may exclude all Registrable Securities from registration in connection with the Company's Initial Public Offering in its sole discretion, whether or not such exclusion is required in the opinion of the managing underwriter(s).

          (e) Notwithstanding anything to the contrary contained herein, the provisions of clause (y) of Section 11.3(b) and the provisions of Section 11.3(d) limiting the amount of the Registrable Securities requested to be registered that may be excluded from such registration may be waived by the affirmative vote of holders of 50% of the Registrable Securities requested to be registered. If, by reason of the provisions of Section 11.3(b) or Section 11.3(d), in any public offering other than the Company's Initial Public Offering, more than 10% of the Registrable Securities requested to be registered are excluded from such registration statement, then, in each such case, the holders of the Registrable Securities shall be entitled to an additional demand registration pursuant to Section 11.1(e) and shall be entitled to an additional registration pursuant to Section 11.1 at the Company's expense, without reimbursement, in accordance with Section 11.6.

                                      32.

     11.4 Registrations on S-3. At such time as the Company shall have qualified for the use of Form S-3 (or any successor form promulgated under the Securities Act), each holder of Registrable Securities shall have the right to request in writing an unlimited number of registrations on Form S-3 (except that the holders of Series E Registrable Securities shall only have the right to request in writing three (3) registrations on Form S-3), provided that the Registrable Securities proposed to be included in each such registration statement have a proposed aggregate offering price of at least $500,000 and that no holder shall have a right to request that Registrable Securities be registered on Form S-3 during any calendar year if Registrable Securities of such holder were included in a registration statement on Form S-3 pursuant to a request made by such holder during such calendar year. Each such request by a holder shall: (a) specify the number of Registrable Securities which the holder intends to sell or dispose of, and (b) state the intended method by which the holder intends to sell or dispose of such Registrable Securities. Upon receipt of a request pursuant to this Section 11.4, the Company shall use its best efforts to effect such registration or registrations on Form S-3.

     11.5 Company's Obligations in Registration. Whenever the Company is obligated to effect the registration of any Registrable Securities under the Securities Act, as expeditiously as possible the Company will use its best efforts to:

           (a) prepare and file with the Commission, a registration statement with respect to such Registrable Securities and cause such registration statement to become and remain effective, provided, that the Company shall not be required to keep such registration statement effective, or to prepare and file any amendments or supplements thereto, after the later of (i) the last business day of the ninth month following the date on which such registration statement becomes effective under the Securities Act or such longer period during which the holders of the Registrable Securities registered thereunder shall pay all expenses reasonably incurred to keep such registration statement effective with respect to any of the Registrable Securities so registered or
(ii) the date on which all of the Registrable Securities registered pursuant to such registration statement have been sold; provided further that in the event the Commission shall have declared any other registration statement with respect to an offering of securities of the Company to be effective within four months prior to the Company's receiving a Request for Registration, the Company may delay the effective date of the registration statement filed in response to the Request for Registration until six months after the effective date of the previous registration statement;

           (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement whenever the holders of Registrable Securities covered by such registration statement shall desire to dispose of the same;

           (c) furnish to the holders of Registrable Securities for whom such Registrable Securities are registered or are to be registered such number of copies of a printed prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as such holders of

                                      33.

Registrable Securities may reasonably request in order to facilitate the disposition of such Registrable Securities;

          (d) notify each holder of Registrable Securities, at any time when a prospectus relating to the Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of any holder of Registrable Securities, prepare and furnish to such holder any reasonable number of copies of any supplement to or amendment of such prospectus necessary so that, as thereafter delivered to any purchaser of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (e) register or qualify the Registrable Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as the holders of Registrable Securities for whom such Registrable Securities are registered or are to be registered shall reasonably request, and do any and all other reasonable acts and things which may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

          (f) furnish to the holders of Registrable Securities for whom such Registrable Securities are registered or are to be registered an agreement satisfactory in form and substance to them by the Company and each of its officers, directors and holders of 5% or more of any class of capital stock, that during the thirty (30) days before and the 180 days after the effective date of any underwritten public offering, the Company and such officers, directors and 5% security holders shall not offer, sell, contract to sell or otherwise dispose of any shares of capital stock or securities convertible into capital stock, except as part of such underwritten public offering and except that gifts may be made to relatives or their legal representatives upon the condition that the donees agree in writing to be bound by the restrictions contained in this clause (f) of Section 11.5;

          (g) furnish to the holders of Registrable Securities for whom such Registrable Securities are registered or are to be registered at the closing of the sale of such Registrable Securities by such holders of Registrable Securities a signed copy of (i) an opinion or opinions of counsel for the Company acceptable to such holders of Registrable Securities in form and substance as is customarily given to underwriters in public offerings, and (ii) a "cold comfort" letter from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accounts to underwriters in an underwritten public offering, to the extent that such "cold comfort" letters are then available to selling stockholders;

                                      34.

           (h) otherwise use its efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

           (i) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar equity securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange or, if similar equity securities are not listed, to include the Registrable Securities on the National Association of Securities Dealers Automated Quotation System;

           (j) in connection with any underwritten offering, enter into an underwriting agreement with the underwriter(s) of such offering in the form customary for such underwriter(s) for similar offerings, including such representations and warranties by the Company, provisions regarding the delivery of opinions of counsel for the Company and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (and, at the request of any holder of Registrable Securities that are to be distributed by such underwriter(s), any or all (as requested by such holder) of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such holder); and

           (k) permit any holder of Registrable Securities who, in the sole judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, that in the judgment of such holder, as aforesaid, should be included, except to the extent that the Company shall reasonably object to the inclusion of such material.

     11.6 Payment of Registration Expenses. The costs and expenses of all registrations and qualifications under the Securities Act, and of all other actions which the Company is required to take or effect pursuant to this Section 11, shall be paid by the Company or holders of Third Party Registrable Securities or other securities of the Company other than Registrable Securities, if any (including, without limitation, all registration and filing fees, printing expenses, expenses incident to filings with the National Association of Securities Dealers, Inc., auditing costs and expenses, and the reasonable fees and disbursements of counsel for the Company and one special counsel for the holders of Registrable Securities) and the holders of Registrable Securities shall pay only the underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities sold by them; provided that the Company shall pay without reimbursement such costs and expenses of (i) no more than two registrations which become effective under the Securities Act as a result of Requests for Registration pursuant to Section 11.1 and (ii) no more than three registrations which become effective under the Securities Act as a result of registrations on Form S-3 pursuant to the request of the holders of Series E Registrable Securities under Section 11.4, and provided, further, that in the event more

                                      35.

than two registrations as described in clause (i) above or three registrations as described in clause (ii) above, as applicable, become effective under the Securities Act, the holders of Registrable Securities and other securities, if any, included in such registrations shall reimburse the Company pro rata for all registration and filing fees, reasonable printing expenses, reasonable auditing costs and expenses (excluding costs and expenses of the Company's annual audit) and the reasonable fees and expenses of counsel for the Company and the selling stockholders and such reimbursement shall be made to the Company within five (5) business days after the effective date of such a registration statement.

     11.7 Information from Holders of Registrable Securities. Notices and requests delivered by holders of Registrable Securities to the Company pursuant to this Section 11 shall contain such information regarding the Registrable Securities to be so registered and the intended method of disposition thereof as shall reasonably be required in connection with the action to be taken. Each holder of Registrable Securities hereby agrees to provide the Company, or its agents or designees, with all information reasonably required in connection with the registration under the Securities Act or any applicable state securities law of any Registrable Securities.

     11.8 Indemnification. In the event of any registration under the Securities Act of any Registrable Securities pursuant to this Section 11, the Company shall indemnify and hold harmless each holder of Registrable Securities disposing of such Registrable Securities and each other person, if any, which controls (within the meaning of the Securities Act) such holder of Registrable Securities and each other person (including underwriters) who participates in the offering of such Registrable Securities, against any losses, claims, damages or liabilities, joint or several, to which such holder of Registrable Securities or controlling person or participating person may become subject under the Securities Act or otherwise, to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of a prospectus, in the light of the circumstances under which they were made) or necessary to make the statements therein not misleading, and will reimburse such holder of Registrable Securities and each such controlling person or participating person for any legal or any other expenses reasonably incurred by such holder of Registrable Securities or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding, provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder of Registrable Securities or such controlling or participating person, as the case may be, specifically for use in the preparation thereof. Each such holder of Registrable Securities will, if requested by the Company prior to the initial filing of any such registration statement, agree in writing, severally but not jointly, to indemnify and hold harmless the Company and each person which controls (within the meaning of the Securities Act) the Company and each other person (including underwriters) who participates in the offering of such

                                      36.

Registrable Securities against all losses, claims, damages and liabilities to which the Company or such controlling person or participating person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent that any such loss, claim, damage or liability arises out of or is based upon any such statement or omission made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder of Registrable Securities and specifically stated to be for use in the preparation thereof. Each indemnified party shall cooperate with each indemnifying party in defending any loss, claim, damage, liability or proceeding.

           (a) Indemnification similar to that specified in the preceding clause of this Section 11.8 (with appropriate modifications) shall be given by the Company and, at the Company's request, each holder of Registrable Securities with respect to any registration or other qualification of securities under any state securities and "blue sky" laws.

           (b) If the indemnification provided for in clauses (a) and (b) of this Section 11.8 is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party referred to in clauses (a) and (b) of this
Section 11.8 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omissions. The parties agree that it would not be just and equitable if contributions pursuant to this clause were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this clause. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any loss, claim, damage, liability or proceeding which is the subject of this clause. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (c) Each indemnified party shall notify the indemnifying party in writing within ten (10) days after its receipt of notice of the commencement of any action against it in respect of which indemnity may be sought from the indemnifying party pursuant to this

                                      37.

Section 11.8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party, the indemnifying party will be entitled to participate in the defense with counsel satisfactory to such indemnified party. Each indemnified party shall cooperate with each indemnifying party in defending any loss, claim, damage, liability or proceeding.

           (d) Notwithstanding clauses (a) through (c) of this Section 11.8, the aggregate amount which may be recovered by the Company, controlling persons of the Company or underwriters from each holder of Registrable Securities pursuant to the indemnification and contribution provided for in this Section
11.8 shall be limited to the total net proceeds for which the Registrable Securities were sold by such holder of Registrable Securities.

           (e) Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of Registrable Securities, the Company, the selling stockholders and the underwriter(s) enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification and contribution among the parties, the indemnification and contribution provisions of this Section 11.8 shall be deemed inoperative for purposes of such offering.

12.  Small Business Matters.

     12.1 Generally: Certain SBIC Covenants. CIT/VC is a Small Business Investment Company ("SBIC") licensed by the United States Small Business Administration ("SBA"). In order for CIT/VC to acquire and hold the Series B Preferred Stock, it obtained from the Company certain representations and rights as set forth below. As a material inducement to CIT/VC to purchase the Series B Preferred Stock pursuant to the Series B Stock Purchase Agreement, the Company made, and hereby makes the following representations and warranties and agrees to comply with the following covenants:

           (a) Assuming that CIT/VC's investment in the Company satisfies the requirements of 13 C.F.R. (S)107.865(d), and has complied with the requirements of 13 C.F.R. (S)107.865(e), the Company, together with its "affiliates" (as that term is defined in 13 C.F.R. (S)121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended ("SBIA"), and the regulations thereunder, including Title 13, Code of Federal Regulations,
(S)121.301(c). The information set forth in the SBA Forms 480, 652 and Part A of Form 1031 regarding the Company and its affiliates, when it was delivered to CIT/VC at the closing of the sale of the Series B Preferred Stock under the Series B Stock Purchase Agreement, was accurate and complete.

           (b) The proceeds from the sale of the Series B Preferred Stock were or will be used by the Company to (1) finance working capital and other corporate needs and (2) pay expenses related to the transactions contemplated by the Series B Stock Purchase Agreement. No portion of such proceeds (i) were or will be used to provide capital to a corporation licensed under the SBIA, (ii) were or will be used to acquire farm land, (iii) were or will be used to fund production of a single item or defined limited number of items, generally over a defined production period, and such production constituted or will constitute the majority of the activities of the Company and its Subsidiaries (examples include motion pictures and electric generating

                                      38.

plants), or (iv) were or will be used for any purpose contrary to the public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of 13 C.F.R. (S)107.720.

           (c) Neither the Company's nor any of its Subsidiaries' primary business activity involves, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and neither the Company nor any of its Subsidiaries is classified under Major Group 65 (Real Estate) of the SIC Manual. The assets of the business of the Company and its Subsidiaries (the "Business") will not be reduced or consumed, generally without replacement, as the life of the Business progresses, and the nature of the business does not require that a stream of cash payments be made to the Business' financing sources, on a basis associated with the continuing sale of assets (examples of such businesses would include real estate development projects and oil and gas wells). (See 13 C.F.R. 107.720)

           (d) The proceeds from the sale of the Series B Preferred Stock were not or will not be used substantially for a foreign operation. This subsection
(d) does not prohibit such proceeds from being used to acquire foreign materials and equipment or foreign property rights for use or sale in the United States.

     12.2  Regulatory Compliance Cooperation.

           (a) CIT/VC agrees to use commercially reasonable best efforts to avoid the occurrence of a Regulatory Problem. In the event that CIT/VC determines that it has a Regulatory Problem, the Company agrees to use commercially reasonable efforts to take all such actions as are reasonably requested by CIT/VC in order (A) to effectuate and facilitate any transfer by CIT/VC of any Securities of the Company then held by CIT/VC to any Person designated by CIT/VC (subject, however, to compliance with Section 3 of this Agreement), (B) to permit CIT/VC (or any Affiliate of CIT/VC) to exchange all or any portion of the voting Securities of the Company then held by such Person on a share-for-share basis for shares of a class of non-voting Securities of the Company, which non-voting Securities shall be identical in all respects to such voting Securities, except that such new Securities shall be non-voting and shall be convertible into voting Securities on such terms as are requested by CIT/VC in light of regulatory considerations then prevailing, and (C) to continue and preserve the respective allocation of the voting interests with respect to the Company arising out of CIT/VC's ownership of voting Securities of the Company and/or provided for in this Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are requested by CIT/VC to permit any Person(s) designated by CIT/VC to exercise any voting power which is relinquished by CIT/VC upon any exchange of voting Securities for nonvoting Securities of the Company); and the Company shall enter into such additional agreements, adopt such amendments to this Agreement, the Company's Charter and the Company's By-laws and other relevant agreements and taking such additional actions, in each case as are reasonably requested by CIT/VC in order to effectuate the intent of the foregoing. If CIT/VC elects to transfer Securities of the Company to a Regulated Holder in order to avoid a Regulatory Problem, the Company shall enter into such agreements with such Regulated Holder as it may reasonably request in order to assist such Regulated Holder in complying with applicable laws, and regulations to which it is subject. Such agreements may include restrictions on the

                                      39.

redemption, repurchase or retirement of Securities of the Company that would result or be reasonably expected to result in such Regulated Holder holding more voting securities or total securities (equity and debt) than it is permitted to hold under such laws and regulations.

           (b) In the event CIT/VC has the right to acquire any of the Company's Securities from the Company or any other Person (as the result of Sections 3 or 4 of this Agreement or otherwise), at CIT/VC's request the Company will offer to sell to CIT/VC non-voting Securities (or, if the Company is not the proposed seller, will arrange for the exchange of any voting securities for non-voting securities immediately prior to or simultaneous with such sale) on the same terms as would have existed had CIT/VC acquired the Securities so offered and immediately requested their exchange for non-voting Securities pursuant to Section 12.1(a) above.

           (c) In the event that any Subsidiary of the Company ever offers to sell any of its Securities to CIT/VC, then the Company will cause such Subsidiary to enter into agreements with CIT/VC on substantially similar terms as this Section 12.

     12.3  Information Rights and Related Covenants.

           (a) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall provide to CIT/VC a written assessment, in form and substance satisfactory to CIT/VC, of the economic impact of CIT/VC's financing under the Series B Stock Purchase Agreement, specifying the full-time equivalent jobs created or retained, the impact of the financing on the consolidated revenues and profits of the Business and on taxes paid by the Business and its employees (See 13 C.F.R. 107.630(e)).

           (b) Upon the request of CIT/VC (or any Affiliate of CIT/VC to whom CIT/VC has Transferred any Securities of the Company), the Company will (A) provide to such Person such financial statements and other information as such Person may from time to time reasonably request for the purpose of assessing the Company's financial condition and (B) furnish to such Person all information reasonably requested by it in order for it to prepare and file SBA Form 468 and any other information reasonably requested or required by the SBA or any successor entity thereto.

           (c) The Company will at all times comply with the non-discrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

     12.4 Remedies. The Company understands that its violation of this Agreement may result in CIT/VC being required by the SBA to sell the Series B Preferred Stock, and such sale may be at depressed prices due to the circumstances and timing of the sale. Therefore, in addition to all other remedies available to CIT/VC for the Company's violation of this Agreement, the Company agrees that CIT/VC shall be entitled to seek specific enforcement or other equitable relief to prevent a violation by the Company of the terms of this Agreement, and the Company waives any requirement that CIT/VC posts any bond as a condition to seeking or obtaining equitable relief. CIT/VC acknowledges and agrees that the remedies available to CIT/VC for the Company's violation of this Agreement shall be limited to whatever equitable relief may be available (such as specific performance, injunctive relief and rescission), damages

                                      40.

resulting from CIT/VC being required to divest the Series B Preferred Stock and costs of enforcement. CIT/VC expressly waives any claims for damages resulting from any loss of, or restrictions imposed upon the use of, its SBIC license as a result of the Company's breach of Section 12 of this Agreement.

13. Duration of Agreement. The rights and obligations of each Stockholder, except the rights and obligations contained in Sections 3.1, 3.2, 3.3(c), 10, 11 and 12 hereof, and the covenants hereunder to that Stockholder shall terminate as to each Stockholder upon the closing of the Initial Public Offering by the Company. The obligations contained in Sections 8, 11 and 12 shall survive indefinitely until, by their respective terms, they are no longer applicable.

14. Additional Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement, the Series A Stock Purchase Agreement, the Series B Stock Purchase Agreement, the Series C Stock Purchase Agreement, the Series D Stock Purchase Agreement and/or the Series E Stock Purchase Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by proceeding in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach; and/or an action for specific performance of any such covenant or agreement contained in this Agreement, the Series A Stock Purchase Agreement, the Series B Stock Purchase Agreement, the Series C Stock Purchase Agreement, the Series D Stock Purchase Agreement and/or the Series E Stock Purchase Agreement and/or a temporary or permanent injunction, in any case without showing any actual damage and without establishing, in the case of an equitable proceeding, that the remedy at law is inadequate. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. Any purported Transfer in violation of the provisions of this Agreement shall be void ab initio.

15. Successors and Assigns; Limitation on Assignment. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company, each of the Stockholders and the respective successors or heirs and personal representatives and permitted assigns of the Company and each of the Stockholders. Each Stockholder agrees further that, it shall not sell any Shares to any Person not a party to this Agreement unless such Person contemporaneously with such sale executes and delivers to the Company an agreement to be bound by the Stockholders' obligations hereunder, whereupon such Person shall have the same obligations as the Preferred Stockholders under this Agreement. The terms, representations, warranties and covenants contained in Sections 6 and 7 hereof shall be binding upon and shall inure to the benefit of and be enforceable by, the Preferred Stockholders and their respective successors, transferees and assignees, provided, that the rights granted to the Preferred Stockholders by Sections 6.3 and 6.4 may not be transferred or assigned to, and shall not inure to the benefit of, a successor, transferee or assignee of the Preferred Stockholders which is engaged in any business which directly competes with the Company in any line of business engaged in, or planned to be engaged in, by the Company. It is understood and agreed among the parties hereto that this Agreement and the representations, warranties, and covenants made herein are made expressly and solely for the benefit of the other party or parties hereto (or their respective

                                      41.

successors or permitted assigns), and that no other person shall be entitled or be deemed to be a third-party beneficiary of any party's rights under this Agreement.

16. Entire Agreement. This Agreement, the Series A Stock Purchase Agreement, the Series B Stock Purchase Agreement, the Series C Stock Purchase Agreement, the Series D Stock Purchase Agreement, the Series E Stock Purchase Agreement, the Charter and the By-Laws of the Company and each of the other documents delivered in connection with the sale by the Company of its Series E Preferred Stock pursuant to the Series E Stock Purchase Agreement contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior stockholders' agreements, including the Prior Stockholders' Agreement and the Original Stockholders' Agreement, and all other prior and contemporaneous arrangements or understandings with respect thereto. The parties hereto, including the Company and the holders of at least 75% in interest of the outstanding shares of Series A, B, C and D Preferred Stock, voting together as a class, hereby agree that all rights granted and covenants made under the Prior Stockholders' Agreement are hereby waived, released and terminated in their entirety and shall have no further force or effect whatsoever. The rights and covenants provided herein set forth the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

17. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, duly sent by first class registered or certified mail, postage prepaid, or telecopied or telexed, addressed or telecopied to such party at the address or telecopier number set forth below, or such other address or telecopier number as may hereafter be designated in writing by the addressee in a notice complying as to delivery with the terms of this Section 17; provided, however, that if the Stockholder is foreign, notice shall be sent by both air courier, and telecopied or telexed to such
Stockholder:

                              If to the Company:

                              Diversa Corporation
                          10665 Sorrento Valley Road
                              San Diego, CA 92121
                      Attention: Chief Executive Officer
                        Telecopier No.: (619) 623-5180

                                with a copy to:

                              Cooley Godward LLP
                             4365 Executive Drive,
                                  Suite 1100
                              San Diego, CA 92121
                          Telecopier: (619) 453-3555
                   Attention: M. Wainwright Fishburn, Esq.

     If to any other party to this Stockholders' Agreement, to the address listed for such party on Schedule 17 hereto, or for persons who become party to this Stockholders' Agreement after

                                      42.

its initial execution, to the address listed for such person on the signature page to this Stockholders' Agreement.

     All such notices, requests, consents and communications shall be deemed to have been given (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telex or telecopier transmission, on the date on which the sender receives machine confirmation of such transmission, and (c) in the case of mailing, on the fifth business day following the date of such mailing.

18. Changes. The terms and provisions of Sections 5, 6 and 7 of this Agreement may not be modified or amended, or any of the provisions thereof waived, temporarily or permanently, except pursuant to the written consent of (a) the Company, and (b) the holders of at least 75% in interest of the Covenant Preferred Shares, voting together as a class. Except as expressly set forth in the preceding sentence and Section 11.3(e), the terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of
(i) the Company, and (ii) the holders of at least 75% in interest of the Preferred Shares, voting together as a class.

19. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

20. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

21. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

22. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

24. New York Life Insurance Company Compliance Obligations. Nothing in this Agreement shall diminish the continuing obligations of New York Life Insurance Company to comply with applicable requirements of law that it maintain responsibility for the disposition of, and control over its admitted assets, investments and property, including (without limiting the generality of the foregoing) the provisions of Section 1411(b) of the New York Insurance Law, as amended, and as hereinafter from time to time in effect.

                                      43.

     In Witness Whereof, the parties hereto have executed this Agreement on the date first above written, in the case of corporations by their respective officers thereunto duly authorized.

                                        Diversa Corporation

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        Stockholders:

                                        HealthCare Ventures III, L.P.

                                        By:  HealthCare Partners III, L.P.
                                        its: General Partner

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        HealthCare Ventures IV, L.P.

                                        By:  HealthCare Partners IV, L.P.
                                        its: General Partner

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        HealthCare Ventures V, L.P.

                                        By:  HealthCare Partners V, L.P.
                                        its: General Partner

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                      44.

                                        APA Excelsior IV/Offshore, L.P.

                                        By: Patricof & Co. Ventures, Inc.
                                        its: Investment Advisor

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        APA Excelsior IV, L.P.

                                        By:  APA Excelsior IV Partners, L.P.
                                        its: General Partner

                                        By:  Patricof & Co. Managers, Inc.
                                        its: General Partner


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        The P/A Fund, L.P.

                                        By:  APA Pennsylvania Partners II, L.P.
                                        its: General Partner

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        Patricof Private Investment Club, L.P.

                                        By:  Patricof & Co. Managers, Inc.
                                        its: General Partner

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                      45.

                                    Larry Abrams

                                    _______________________________

                                    Aetna Life Insurance Company

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

                                    Axiom Venture Partners, L.P.

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

                                    William Baum

                                    ________________________________

                                    Benefit Capital Management Corporation as
                                    Investment Manager for The Prudential
                                    Insurance Company of America (Separate
                                    Account No. VCA-GA-5298)

                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

                                    Terrance J. Bruggeman

                                    ________________________________

                                    Lee S. Casty

                                    _________________________________


                                      46.

                                    The Cit Group/Venture Capital, Inc.


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________

                                    CSK Venture Capital Co., Ltd.


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________

                                    The Donald D. Johnston Trust


                                    By:________________________________
                                      Donald D. Johnston, Trustee


                                    Finfeeds International Limited


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    Donald C. Garaventi


                                    ___________________________________

                                    GC&H Investments


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    Barry Glickman


                                    __________________________________

                                      47.

                                    Hudson Trust


                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________


                                    Frank Landsberger


                                    __________________________________

                                    Kenneth F. Logue


                                    ___________________________________

                                    Mentus Money Purchase Plan


                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________

                                    New York Life Insurance


                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

                                    Novartis Agribusiness
                                    Biotechnology Research, Inc.

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

                                      48.

                                    Rho Management Trust II

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

                                    Raymond D. Rice


                                    _______________________________


                                    Jay M. Short


                                    _______________________________


                                    R. Patrick Simms


                                    _______________________________


                                    Melvin I. Simon


                                    _______________________________


                                    State of Michigan

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________


                                    Kathleen H. Van Sleen


                                    _______________________________

                                      49.

                        SCHEDULE OF SERIES E INVESTORS

Name and Address                         No. of Shares

Novartis Agribusiness                        5,555,556
 Biotechnology Research, Inc.
3054 Cornwallis Road
Research Triangle Park, NC  27709
                                             ---------
            Total                            5,555,556

                                 SCHEDULE 7.3

                   OUTSTANDING OPTIONS, WARRANTS AND RIGHTS

                                  SCHEDULE 17

                                    NOTICES

If to HealthCare Ventures III, L.P., HealthCare Ventures IV, L.P. and HealthCare Ventures, V, L.P.:

     Twin Towers at Metro Park
     379 Thornall Street
     Edison, New Jersey 08837
     Fax No.: (908) 906-1450
     Attention: Jeffrey Steinberg

with a copy to:

     Pepper, Hamilton & Scheetz LLP
     1235 Westlakes Drive, Suite 400
     Berwyn, Pennsylvania 19312-2401
     Fax No.: (610) 640-7835
     Attention: Chris Miller

If to APA Excelsior IV, L.P.; APA Excelsior IV/Offshore, L.P.; The P/A Fund, L.P.; or Patricof Private Investment Club, L.P.:

     Patricof & Co. Ventures, Inc.
     445 Park Avenue
     11th Floor
     New York, New York 10022
     Fax No.: (212) 319-6155
     Attention: Patricia M. Cloherty

with a copy to:

     Shereff, Friedman, Hoffman & Goodman, LLP
     919 Third Avenue
     20th Floor
     New York, NY 10022
     Fax No.: (212) 758-9526
     Attention: Robert M. Friedman, Esq.

If to Mr. Larry Abrams:

     24 Central Park South
     New York, New York 10019
     Fax No.: (212) 758-2976

If to Aetna Life Insurance Company:

     Aetna Life Insurance Company
     151 Farmington Avenue, - RC21
     Hartford, CT 06156-9000
     Fax No.: (860) 273-8650
     Attention: David M. Clarke

If to Axiom Venture Partners, L.P.:

     Axiom Venture Partners, L.P.
     City Place II, 17/th/ Floor
     185 Asylum Street
     Hartford, Connecticut 06103
     Attention: Samuel F. McKay
     Fax No.: (203) 548-7797

If to William Baum:

     Diversa Corporation
     10665 Sorrento Valley Road
     San Diego, CA 92121
     Fax No.: (619) 623-5180

If to Benefit Capital Management Corporation:

     39 Old Ridgebury Road
     Danbury, CT 06817
     Fax No.: (203) 794-2693
     Attention: Susan DeCarlo

If to Terrance J. Bruggeman:

     Diversa Corporation
     10665 Sorrento Valley Road
     San Diego, CA 92121
     Fax No.: (619) 623-5180

If to Mr. Lee S. Casty:

     c/o French-American Securities, Inc.
     200 West Adams Street
     Suite No. 1500
     Chicago, IL 60606
     Fax No.: (312) 407-5746

If to The CIT Group/Venture Capital, Inc.:

     The CIT Group/Venture Capital, Inc.
     650 CIT Drive
     Livingston, NJ 07039
     Fax No.: (201) 740-5555
     Attention: Bruce Schackman

If to CSK Venture Capital Co., Ltd.:

     Kenchiku Kaikan 7/th/ Floor
     5-26-20 Shiba
     Minatoku, Tokyo 108
     Japan
     Fax No.: 81.03.3457.7070
     Attention: Fumio Takahashi

If to The Donald D. Johnston Trust:

     The Donald D. Johnston Trust
     18 Oyster Shell Lane
     Hilton Head Island, SC  29926
     Fax No.: (803) 681-6493
     Attention: Donald P. Johnston, Trustee

If to Finnfeeds International Limited:

     Finnfeeds International Limited
     P.O. Box 777
     Marlborough, Wiltshire, UK
     Fax No.: 44(0)1672517778
     Attention: Richard Cooper

with a copy to:

     Carter, Ledyard & Milburn
     2 Wall Street
     New York, NY 10005
     Fax No.: (212) 732-3232
     Attention: Kirstin T. Knight, Esq.

If to Donald C. Garaventi:

     330 Indian Harbor Boulevard
     Vero Beach, FL 32963
     Fax No.: (561) 234-2374

If to GC&H Investments:

     c/o Cooley Godward LLp
     4365 Executive Drive
     Suite 1100
     San Diego, CA 92121-2128
     Fax No.: (619) 453-3555
     Attention: Wain Fishburn, Esq.

If to Barry Glickman:

     Diversa Corporation
     10665 Sorrento Valley Road
     San Diego, CA 92121
     Fax No.: (619) 623-5180

If to Hudson Trust:

     c/o Summit Asset Management Company, Inc.
     666 Plainsboro Road
     Suite 445, The Office Center
     Plainsboro, NJ 08536
     Fax No.: (609) 275-1892
     Attention: Irene S. March

If to Frank Landsberger:

     Mojave Therpeutic, Inc.
     715 Olde Saw Mill River Road
     Terrytown, NY 10591
     Fax No.: (914) 347-0292

If to Kenneth F. Logue:

     Logue and Rice
     8000 Towers Crescent Drive
     Suite 650
     Vienna, VA 22182-2700
     Fax No.: (703) 761-4248

If to Mentus Money Purchase Plan:

     Aventine
     8910 University Center Lane
     Suite 750
     San Diego, CA 92122-1085
     Fax No.: (619) 455-6872
     Attention: Guy Iannuzzi

If to New York Life Insurance:

     51 Madison Avenue
     New York, NY 10010
     Fax No.: (212) 447-4122
     Attention: Himi Kittner

If to Novartis Agribusiness Biotechnology Research, Inc.:

     Novartis Agribusiness Biotechnology
      Research, Inc.
     3054 Cornwallis Road
     Research Triangle Park, NC 27709
     Fax No.: (919) 541-8585
     Attention: Dr. Juanjo Estruch

with a copy to:

     Novartis Seeds, Inc.
     7240 Holsclaw Road
     Gilroy, CA  95020-8027
     Fax No.: (408) 848-8129
     Attention: Allen E. Norris, Esq.

If to Rho Management Trust II:

     Rho Management Trust II
     767 Fifth Avenue
     43rd Floor
     New York, New York 10153
     Fax No.: (212) 751-3613
     Attention:  Joshua Ruch

with a copy to:

     Gregory F.W. Todd, Esq.
     888 Seventh Avenue, Suite 4500
     New York, NY 10019
     Fax No.: (212) 246-5151

If to Raymond D. Rice:

     Logue and Rice
     8000 Towers Crescent Drive
     Suite 650
     Vienna, VA 22182-2700
     Fax No.: (703) 761-4248

If to Jay M. Short:

     Diversa Corporation
     10665 Sorrento Valley Road
     San Diego, CA 92121
     Fax No.: (619) 623-5180

If to R. Patrick Simms:

     Diversa Corporation
     10665 Sorrento Valley Road
     San Diego, CA 92121
     Fax No.: (619) 623-5180

If to Melvin I. Simon

     1075 Old Mill Road
     Pasadena, CA 91108
     Fax No.: (818) 577-9266

If to State of Michigan:

     Acting Administrator
     State of Michigan
     Department of Treasury
     Treasury Building
     430 West Allegan
     Lansing, MI 48922
     Fax No.: (517) 335-3668
     Attention: Garry Neal

If to Kathleen H. Van Sleen:

     Diversa Corporation
     10665 Sorrento Valley Road
     San Diego, CA 92121
     Fax No.: (619) 623-5180

LIST OF SCHEDULES

Schedule of Series E Investors

Schedule 7.3 - Outstanding Options, Warrants and Rights

Schedule 17 - Notices

LIST OF EXHIBITS

Exhibit A - Quarterly Financial Summary

                                      iv.

                                   Exhibit A

                      FORM OF QUARTERLY FINANCIAL SUMMARY

                                   Exhibit C

                     AMENDED AND RESTATED VOTING AGREEMENT

                     AMENDED AND RESTATED VOTING AGREEMENT


     This Amended and Restated Voting Agreement dated as of January 25, 1999 (this "Agreement"), by and among Diversa Corporation (the "Company") and the Preferred Stockholders (defined below) and Common Stockholders (defined below) who are signatories to this Agreement.

                               R E C I T A L S:

     Whereas, in connection with the purchase and sale of Preferred Stock (defined below) the Company has entered into certain Preferred Stock Agreements (defined below) with the Preferred Stockholders;

     Whereas, the Company has made certain representations, warranties, covenants and agreements in the Preferred Stock Agreements, and has granted certain remedies to the Preferred Stockholders in the Preferred Stock Agreements and the Certificate of Incorporation (defined below) in the case of an Event of Noncompliance (defined below); and

     Whereas, in order to induce the Preferred Stockholders to enter into the Preferred Stock Agreements, the Common Stockholders agreed to execute a Voting Agreement, originally dated as of May 13, 1996, and as amended on July 14, 1997 and October 22, 1997 (the "Prior Voting Agreement"), to allow the Preferred Stockholders to fully exercise any and all remedies which are available to the Preferred Stockholders under the Preferred Stock Agreements and under the Certificate of Incorporation;

     Whereas, the Company is entering, or will enter, into a Stock Purchase Agreement with the investor(s) listed on the Schedule of Series E Investors to the Stockholders' Agreement (the "Series E Investors") pursuant to which the Company will sell shares of its Series E Preferred Stock to the Series E Investors; and

     Whereas, in connection with the sale of the Series E Preferred Stock to the Series E Investors, the Company and the Stockholders desire to terminate the Prior Voting Agreement in its entirety with such Prior Voting Agreement being superceded and replaced in its entirety with this Agreement;

     Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.   Definitions.

     "Certificate of Incorporation" shall mean the Seventh Restated Certificate of Incorporation of the Company, as the same may be restated and amended from time to time.

     "Common Stock" shall mean the Common Stock, $.001 par value per share, of the Company.

                                      1.

     "Common Stockholder" shall mean each Person who becomes a party to this Agreement and who has purchased Common Stock from the Company or who acquires Common Stock upon the conversion or exercise of any securities convertible into or exercisable for Common Stock, by Transfer or otherwise, or who acquires (by Transfer or otherwise) any security of the Company convertible into or exercisable for Common Stock, or who acquires (by Transfer or otherwise) any other security of the Company which by contract or statute has voting rights.

     "Defaulting Stockholder" shall have the meaning set forth in Section 5 of this Agreement.

     "Event of Noncompliance" shall have the meaning set forth in Section 9 of the Stockholders' Agreement. A summary of certain Events of Noncompliance is attached hereto as Exhibit A.

     "Initial Public Offering" shall mean the Company's initial distribution of Common Stock in an underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission pursuant to the Securities Act at a price per share which is not less than 300% of the Conversion Price (as defined in the Certificate of Incorporation) of the Series B Preferred Stock in effect at the time of such public offering and resulting in gross proceeds (before underwriting commissions and offering expenses) to the Company of not less than $15 million.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust association, unincorporated organization, other entity, or governmental body.

     "Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

     "Preferred Stock Agreements" shall mean, collectively, the Series A Preferred Stock Purchase Agreement, the Series B Preferred Stock Purchase Agreement, the Series C Preferred Stock Purchase Agreement, the Series D Preferred Stock Purchase Agreement and the Stockholders' Agreement.

     "Preferred Stockholder" shall mean any holder of Preferred Stock and any Person to whom shares of Preferred Stock are Transferred and who becomes a party to the Stockholders' Agreement.

     "Preferred Stock Designee" shall mean the person appointed by the holders of at least 75% in interest of the Preferred Stock voting together as a class. In the event the Preferred Stockholders elect not to appoint a Preferred Stock Designee, then references to the Preferred Stock Designee shall be deemed references to the Preferred Stockholders and action to be taken by the Preferred Stock Designee may be taken by the holders of at least 75% in interest of the Preferred Stock, voting together as a class.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute and the rules and regulations of the Securities and Exchange Commission thereunder, as shall be in effect at the applicable time.

                                      2.

     "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, $.001 par value per share, of the Company.

     "Series A Preferred Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of December 21, 1994 by and among Industrial Genome Sciences, Inc. and the parties thereto, as amended by the Stock Purchase Agreement and Amendment to Stock Purchase Agreement, dated March 15, 1995 by and among Industrial BioCatalysis Corporation and the parties thereto, as amended by the Stock Purchase Agreement and Amendment to Stock Purchase Agreement dated July 28, 1995 by and among Recombinant BioCatalysis, Inc. and the parties thereto, as amended by Amendment No. 3 to the Stock Purchase Agreement dated May 13, 1996 by and among Diversa Corporation and the parties thereto.

     "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $.001 par value per share, of the Company.

     "Series B Preferred Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of May 13, 1996, by and among the Company and the purchasers of the Series B Preferred Stock named therein.

     "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock, $.001 par value per share, of the Company.

     "Series C Preferred Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of July 14, 1997, by and between the Company and Finnfeeds International Limited.

     "Series D Preferred Stock" shall mean the Series D Convertible Preferred Stock, $.001 par value per share, of the Company.

     "Series D Preferred Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of October 22, 1997, by and between the Company and the Series D Investors named therein.

     "Series E Preferred Stock" shall mean the Series E Preferred Stock, $.001 par value per share, of the Company.

     "Shares" shall mean and include all shares of voting capital stock, including without limitation the Common Stock, of the Company now owned or hereafter acquired by any Common Stockholder or transferee of such Stockholder and any other security of the Company which by contract or statute has voting rights.

     "Stockholders' Agreement" shall mean the Amended and Restated Stockholders' Agreement, dated of even date herewith, between the Company and the Stockholders named therein, as the same may be amended from time to time, a copy of which is on file at the offices of the Company.

     "Transfer" shall include any sale, assignment, transfer, pledge, encumbrance, or other disposition of, or the subjecting to a security interest of, any Common Stock subject to this

                                      3.

Agreement, or any disposition of any Common Stock subject to this Agreement or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

2. Term. This Agreement shall expire upon the earlier of (i) the closing of the Initial Public Offering, or (ii) the date on which there are no longer outstanding any shares of Preferred Stock.

3.   Representations, Warranties and Covenants.

     (a) Notwithstanding any provisions to the contrary in any other agreement, each Common Stockholder agrees that, until this Voting Agreement has been terminated, each Common Stockholder shall not Transfer any Shares, unless the proposed transferee of such Shares agrees to become a signatory to this Agreement.

     (b) Each Common Stockholder hereby represents that he, she or it entered into the Prior Agreement and is entering into this Agreement to enable the Company to sell its Preferred Stock and to induce Preferred Stockholders to enter into the Preferred Stock Agreements and to approve the Certificate of Incorporation.

     (c) The Company agrees that it shall not issue any Shares (other than Shares issuable upon the exercise or conversion of currently outstanding securities of the Company) to any Person unless as a condition precedent to such issuance such Person shall execute a counterpart copy of this Agreement (unless such Person is already a party to this Agreement).

4.   Voting and Proxy

     (a) If an Event of Noncompliance shall have been declared in accordance with the Stockholders' Agreement, then, with respect to all actions to be taken by the Company or its stockholders (whether by proxy or consent) on which the Common Stockholders have the right, by statute or otherwise, to vote, whether as a separate class or together with other classes of the Company's capital stock, each Common Stockholder hereby irrevocably (i) makes, constitutes and appoints the Preferred Stock Designee to act as such Common Stockholder's true and lawful proxy and attorney-in-fact in the name and on behalf of such Common Stockholder, with full power to appoint a substitute or substitutes with respect to the Shares owned by such Common Stockholder, (ii) directs the Preferred Stock Designee to vote the Shares owned by such Common Stockholder, at any time and from time to time, with respect to all actions to be taken by the Company or its stockholders (whether by proxy or consent) on which the Common Stockholders have the right, by statute or otherwise, to vote, whether as a separate class or together with other classes of the Company's capital stock, in the place and stead of the Common Stockholder and (iii) agrees to cooperate generally with the Preferred Stock Designee and the Preferred Stockholders in implementing the decisions of the Preferred Stockholders with respect to the future course of the Company. By giving this proxy each Common Stockholder hereby revokes any other proxy granted by such Common Stockholder to vote any of the Shares owned by him, her or it. The proxy granted herein shall expire on the date of termination of this Agreement.

     (b) All power and authority hereby conferred is coupled with an interest and is irrevocable, shall not be terminated by any act of the Common Stockholders or any of them or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors,

                                      4.

assigns and legal representatives of any of the Common Stockholders. If after the execution of this Agreement any holder of Common Stock shall cease to have appropriate power or authority, or if any other such event or events shall occur, the Preferred Stock Designee is nevertheless authorized and directed to vote any Shares owned by a Defaulting Stockholder in accordance with the terms of this Agreement as if such lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

     (c) Each Common Stockholder agrees to use good faith efforts to cause any record owner of Common Stock of which the Common Stockholder is the sole (or jointly with spouse) beneficial owner to grant to the Preferred Stock Designee a proxy of the same effect as that contained herein. Each Common Stockholder shall perform such further acts and execute such further documents as may be required to vest in the Preferred Stock Designee the sole power to vote any shares owned by such Common Stockholder as required herein.

     (d) In the event any recapitalization, reorganization, sale of assets or other transaction is approved by means of the proxy granted hereunder, the Company shall obtain a valuation which allocates the total consideration to be received by the respective classes of equity securities of the Company in any such transaction. Any such valuation shall be made by a reputable, independent investment banking firm, or other reputable, independent firm experienced in valuations, selected by the Preferred Stockholders.

5. Further Assurances. Each party hereto shall perform such further acts and execute such further documents as may be required to carry out the provisions of this Agreement.

6. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. None of the Common Stockholders shall assign any rights or delegate any duties hereunder without the prior written consent of the holders of at least 75% in interest of the Preferred Stock, voting together as a class, and any assignment made without such consent shall be void and constitute a default hereunder.

7. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Preferred Stockholders shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and the Common Stockholder(s) waive(s) any requirement that any or all Preferred Stockholders post any bond as a condition to seeking or obtaining equitable relief.

8. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given (i) on the date of service if personally served, (ii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid, (iii) on the next day after sending, if sent by overnight service, or (iv) on the date sent if sent by facsimile, to the parties at the following addresses or facsimile numbers with a copy sent by mail as aforesaid on the same date (or at such other address or facsimile number for a party as shall be specified by like notice):

                                     5.

     If to the Company:

     Diversa Corporation
     10665 Sorrento Valley Road
     San Diego, CA 92121
     Fax No.: (619) 623-5180
     Attention: Chief Executive Officer

     with a copy to:

     Cooley Godward LLP
     4365 Executive Drive,
     Suite 1100
     San Diego, CA 92121
     Telecopier: (619) 453-3555
     Attention: M. Wainwright Fishburn, Esq.

If to a Preferred Stockholder to the address listed for such Preferred Stockholder in the Stockholders' Agreement. If to a Common Stockholder to the address listed for such Common Stockholder in the books and records of the Company.

9. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, in whole or in part, the validity of the remaining provisions shall not be affected and the remaining portion of any provision held to be invalid, illegal or unenforceable shall in no way be affected, prejudiced or disturbed thereby.

10. Termination of Prior Agreement. The parties hereto, including the Company and the holders of at least 75% in interest of the outstanding shares of Preferred Stock, voting together as a class, hereby agree that all rights granted and covenants made under the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force or effect whatsoever. The rights and covenants provided herein set forth the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

12. Governing Law. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the County of New York, State of New York, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court or that such court is an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereto further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

                                      6.

13. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

 14. Amendments. The terms and provisions of this Agreement may be modified, altered, supplemented or amended, and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 75% in interest of the outstanding Preferred Stock, voting together as a class. Any modification, alteration, supplement, amendment or waiver effected in accordance with this Section 13 shall be binding upon each Preferred Stockholder and Common Stockholder who are signatories hereto.


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      7.

                                 EXHIBIT A/1/

     Events of Noncompliance

     Occurrence of Event of Noncompliance. An event of noncompliance (an "Event of Noncompliance") hereunder shall occur if:

               (a) the Company fails in any material respect to perform or observe any of the covenants contained in this Stockholders' Agreement, the Series A Stock Purchase Agreement, the Series B Stock Purchase Agreement, the Series C Stock Purchase Agreement, or the Series D Stock Purchase Agreement, or fails in any material respect to comply with any of the provisions of this Stockholders' Agreement, the Series A Stock Purchase Agreement, the Series B Stock Purchase Agreement, the Series C Stock Purchase Agreement, the Series D Stock Purchase Agreement or of its Charter applicable to the Preferred Shares or the Registrable Securities;

               (b) the Company's representations and warranties contained in this Stockholders' Agreement, the Series A Stock Purchase Agreement (including the Schedules and Exhibits attached thereto), the Series B Stock Purchase Agreement (including the Schedules and Exhibits attached thereto), the Series C Stock Purchase Agreement (including the Schedules and Exhibits attached thereto) or the Series D Stock Purchase Agreement (including the Schedules and Exhibits attached thereto) shall be untrue or misleading in any material respect as of the time when made or as of the closings of such agreements;

               (c) the Company shall become insolvent, make an assignment for the benefit of its creditors, call a meeting of its creditors to obtain any general financial accommodation or suspend business; any material obligation of the Company shall be accelerated or shall not be paid when due; any judicial judgment or settlement shall be outstanding, or a case under any provision of Title 11 of the United States Code, 11 U.S.C. (S) 101 et seq. (the "Bankruptcy Code"), or any comparable law of any jurisdiction, including provisions for receivership or reorganization, shall be commenced by or against the Company which, in the case of an action being commenced against the Company under the Bankruptcy Code, shall remain unstayed or undismissed for a period of sixty (60) days;

               (d) the Company fails to complete, on or before May 13, 2001 either: (i) an Initial Public Offering, (ii) a sale, liquidation or dissolution of the Company, or (iii) a sale, transfer or disposition of substantially all of the assets of the Company;

               (e) the Company (x) incurs Indebtedness or Commitments in violation of Section 7.1 hereto, (y) pays dividends in violation of Section
     7.2 hereto, and/or (z) issues shares of Capital Stock in violation of
     Section 7.3 hereto/2/;


----------------------------
/1/ Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Stockholder's Agreement.
/2/  References are to Sections 7.1, 7.2 and 7.3 of the Stockholder's Agreement.

               (f) a default or an event of default shall occur or exist with respect to any debt or indebtedness of the Company; or

               (g) a default or an event of default shall occur or exist with respect to any material contract of the Company, which default could give rise to a material claim by a third party against the Company or the Company's assets.

                                   Exhibit D

                 MEMORANDUM REGARDING STOCK PURCHASE AGREEMENT

                 MEMORANDUM REGARDING STOCK PURCHASE AGREEMENT
                 ---------------------------------------------

     In connection with the Stock Purchase Agreement between Novartis Agribusiness Biotechnology Research, Inc. ("Novartis") and Diversa Corporation ("Diversa"), dated as of January __, 1999, pursuant to which Novartis is purchasing 5,555,556 shares of Series E Preferred Stock of Diversa, Diversa declares that for an aggregate amount of $12,500,001 (the "Transaction Amount") that [****] of such Transaction Amount reflects a fee for access to the Diversa technology specified in the Collaboration Agreement between Novartis and Diversa, dated as of January 25, 1999 (the "Collaboration Agreement") that is in existence as of the date of the Collaboration Agreement, and [****] of such Transaction Amount reflects payment of research funding for the [****] full time equivalent personnel of Diversa on an annualized basis under the Collaboration Agreement.

                                             DIVERSA CORPORATION


                                             By:_______________________
                                                Kathleen H. Van Sleen
                                                Chief Financial Officer

                                             Date: January 25, 1999

Acknowledgement: Novartis Agribusiness Biotechnology Research, Inc. acknowledges that the above statement accurately reflects its understanding of the financial allocation of the aggregate amount of the transaction specified.

                                             NOVARTIS AGRIBUSINESS BIOTECHNOLOGY
                                             RESEARCH, INC.


                                             By:________________________________

                                             Title:_____________________________

                                             Date: January 25, 1999

                                            * CONFIDENTIAL TREATMENT REQUESTED